As filed with the Securities and Exchange Commission on November 16, 2009

Investment Company Act File No. 811-22301

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

(Check appropriate box or boxes)

Registration Statement under the Investment Company Act of 1940  ☒
Amendment No. 3  ☒

Growth Capital TEI Portfolio, LLC
(Exact name of Registrant as specified in Organizational Documents)

3801 PGA Blvd, Suite 555
Palm Beach Gardens, FL 33410
(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (561) 746-8444

Ginny Neal

GenSpring Family Offices, LLC
3801 PGA Blvd, Suite 555
Palm Beach Gardens, FL 33410
(561) 746-8444
(Name and address of agent for service)

Copies to:
Jane A. Kanter, Esq.
Dechert LLP
1775 I Street, N.W.
Washington, DC 20006-2401

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant’s securities may be made only by investors that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

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Private Placement Memorandum dated November 16, 2009

Growth Capital TEI Portfolio, LLC

The Growth Capital TEI Portfolio, LLC (“Portfolio”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a closed-end, non-diversified management investment company. The Portfolio is designed for investment by tax-exempt investors, including 401(k) plans and individual retirement accounts (“IRAs”), which are referred to in this Private Placement Memorandum (“Memorandum”) as “tax-deferred investors” because they provide tax deferral for their beneficiaries.

The Portfolio invests substantially all of its investable assets into Growth Capital Cayman Portfolio LDC, a Cayman Islands limited duration company with the same investment objective as the Portfolio (“Offshore Portfolio”). The Offshore Portfolio in turn invests substantially all of its investable assets into the Growth Capital Master Portfolio, LLC, a Delaware limited liability company with the same investment objective as the Portfolio and the Offshore Portfolio (“Master Portfolio”). The Offshore Portfolio, which is not an investment company registered under the 1940 Act, will serve as an intermediate entity through which the Portfolio will invest in the Master Portfolio. In addition to the Portfolio, the Offshore Portfolio may sell its shares to certain non-U.S. persons. The ability of non-U.S. investors to invest in the Offshore Portfolio is subject to certain conditions, including that the Portfolio will at all times control the Offshore Portfolio. The Offshore Portfolio will make no independent investment decisions and has no investment or other discretion over the investable assets.

The Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s investment program is speculative and entails substantial risk. The Portfolio’s investment objective is to seek growth of capital. The Portfolio invests substantially all of its assets through the Offshore Portfolio in the Master Portfolio, which allocates proceeds in a diversified portfolio of private investment companies, typically referred to as hedge funds, open-end investment companies, closed-end investment companies, exchange-traded funds or segregated accounts (“Investment Vehicles”), managed pursuant to various investment strategies by investment managers. The Master Portfolio may invest directly in equity securities, fixed income securities, mortgage and asset-backed securities, foreign investments and derivatives (“Opportunistic Investments”). The Investment Vehicles and Opportunistic Investments in which the Master Portfolio will invest are subject to special risks.

Constructing a diverse, multi-fund, multi-style, portfolio of Investment Vehicles is intended to reduce the volatility and risk associated with a singular strategic investment without compromising long-term performance. The Master Portfolio will not be limited as to the investments permitted or strategies in effect except as prohibited by an Investment Vehicle. Certain investment strategies involve a high degree of risk. However, diversification of the Master Portfolio’s assets among a number of different Investment Vehicles is intended to help reduce the overall risk of the Investment Vehicles held by the Master Portfolio. See “Types of Investments and Related Risks.”

This Memorandum applies to the offering of limited liability company interests of the Portfolio (“Interests”). Subscriptions for Interests may be accepted as of the first day of each fiscal month (or at other times in the Adviser’s discretion), generally subject to the receipt of cleared funds on or before the acceptance date. The minimum initial investment in the Portfolio from each investor is $100,000 and the minimum additional investment in the Portfolio is $50,000. No person who is admitted as a member of the Portfolio will have the right to require the Portfolio to redeem any Interest.

Investments in the Portfolio may be made only by “Eligible Investors” as defined herein. See “Eligible Investors.” This Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Memorandum is prohibited.

The Interests will not be listed on any securities exchange and it is not anticipated that a secondary market for the Interests will develop. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Portfolio’s Limited Liability Company Agreement (“LLC Agreement”) and in compliance with federal and state securities laws. The Portfolio may from time to time offer to repurchase interests, in whole or in part, pursuant to written

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tenders, but the Interests will not be redeemable nor will they be exchangeable for interests, units, or shares of any other fund. The Interests are appropriate only for those investors who do not require a liquid investment and who are aware of the risks involved in investing in the Portfolio. To the extent that an investor requires that a portion of their investment portfolio provide liquidity, such portion should not be invested in the Interests in the Portfolio.

The Interests have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state. The Portfolio issues Interests only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Memorandum is not an offer to sell or a solicitation of an offer to sell any security to the public within the meaning of the Securities Act or under the laws of any state or jurisdiction where offer or sale is not permitted.

If you purchase an Interest in the Portfolio, you will become bound by the terms and conditions of the LLC Agreement. A copy of the LLC Agreement is attached as Appendix A to this Memorandum.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Portfolio. You should rely only on the information contained in this Memorandum. The Portfolio has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this Memorandum is November 16, 2009.

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GROWTH CAPITAL TEI PORTFOLIO, LLC

SUMMARY OF TERMS

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Portfolio. Before investing, a prospective investor in the Portfolio should carefully read the more detailed information appearing elsewhere in this Memorandum and the terms and conditions of the LLC Agreement, each of which should be retained by any prospective investor.

The Portfolio
Growth Capital TEI Portfolio, LLC (“Portfolio”) is a limited liability company organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a closed-end, non-diversified management investment company. The Portfolio is designed for investment by tax-exempt and tax-deferred investors.

The Portfolio invests substantially all of its investable assets into Growth Capital Cayman Portfolio LDC, a Cayman Islands exempted company with the same investment objective as the Portfolio (“Offshore Portfolio”). The Offshore Portfolio, in turn, invests substantially all of its investable assets in the Growth Capital Master Portfolio, LLC (“Master Portfolio”), a separate closed-end, non-diversified management investment company with the same investment objective as the Portfolio and the Offshore Portfolio. GenSpring Family Offices, LLC serves as the manager and investment adviser (“Adviser”) to the Portfolio and the Master Portfolio.

The Offshore Portfolio will also offer shares to certain non-U.S. investors. However, the ability of non-U.S. investors to invest in the Offshore Portfolio is subject to certain conditions, including that the Portfolio will at all times control the Offshore Portfolio. The Portfolio serves as the managing member of the Offshore Portfolio. The Offshore Portfolio has no independent investment discretion or other decision-making capabilities and effectively is controlled by the Portfolio’s Board of Directors. Accordingly, any day-to-day management responsibilities of the Offshore Portfolio (which are expected to be minimal, such as processing repurchase requests from the Portfolio and transferring repurchase proceeds to the Portfolio) will be performed by the officers and service providers of the Portfolio.

The Portfolio and the Master Portfolio are “non-diversified” investment companies for purposes of the 1940 Act, which means that they are not subject to limitations under the 1940 Act on the percentage of their assets that may be invested in the securities of any one issuer. Notwithstanding such non-diversified status, the Portfolio, through its investment in the Master Portfolio, intends to have a broad exposure to a number of Investment Vehicles.

The Master Portfolio will have investors other than the Portfolio. Growth Capital Portfolio, LLC (“Taxable Portfolio”), which is available to taxable investors, will also invest in the Master Portfolio. The Master Portfolio may accept investments from other feeder funds as well.

Investment Objective and Approach
The Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s investment objective is to achieve growth of capital. The Portfolio seeks to achieve its investment objective by investing substantially all of its investable assets in the Offshore Portfolio, which in turn invests substantially all of its investable assets in the Master Portfolio. The Master Portfolio seeks to achieve its investment objective by allocating assets and investing in a diversified portfolio of private investment companies, typically referred to as hedge funds, open-end investment companies, closed-end investment companies, exchange-traded funds (“ETFs”) or segregated accounts managed (each an “Investment Vehicle” and collectively, “Investment Vehicles”) pursuant to various investment objectives and investment strategies by investment managers (each, an “Investment Manager” and collectively, “Investment Managers”). The Master Portfolio may also invest directly in equity securities, fixed income securities, mortgage and asset-backed securities, foreign investments and derivatives (“Opportunistic Investments”). Opportunistic Investments may also include investments in private equity vehicles or direct investments in private companies through co-mandates with Investment Managers.

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The shares of the Offshore Portfolio are subject to a “pass-through” voting arrangement, whereby the Portfolio is required to seek instructions from the persons who acquire Interests in the Portfolio (“Members”) with regard to the voting of all proxies with respect to the Offshore Portfolio’s shares held by the Portfolio. The Portfolio will vote such proxies only in accordance with Members’ instructions. A pass-through voting arrangement also applies with respect to the securities of the Master Portfolio held by the Portfolio, through the Offshore Portfolio. See “Voting-Member Voting Rights.”

The Portfolio intends to afford Members, through an indirect investment in the Master Portfolio, access to a group of Investment Vehicles that utilize a broad range of investment strategies, the benefits of reduced risk through diversification and the benefits of professional portfolio management. A Member should at all times monitor his or her investment in the Portfolio. The Portfolio is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Adviser will have full discretion as to the selection of Investment Vehicles and there will be no restrictions as to the types of investment strategies or styles that the Investment Vehicles may employ. For a summary of certain investment strategies utilized by Investment Vehicles, see “Types of Investments and Related Risks-Investment Strategies and Related Risks.”

The Investment Vehicles may invest and trade in a wide range of financial instruments (including, but not limited to, equity securities, fixed income securities, futures contracts, options, swaps, caps and floors and forward contracts (“Financial Instruments”) and markets and may pursue a variety of investment strategies. The investment programs of the Investment Vehicles may also involve use of a variety of sophisticated investment techniques, for both hedging and non-hedging purposes, including: short sales of securities; use of leverage (i.e., borrowing money for investment purposes); and transactions in derivative securities and other Financial Instruments. These techniques may, in some cases, be an integral part of the investment strategy of the Investment Vehicles and may involve significant risks. The Investment Vehicles are generally not limited in the markets (either by location or type, such as large capitalization, small capitalization or foreign markets) in which they invest or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis).

Investment Vehicles will be selected through a process, which takes into consideration a multitude of investment criteria (i.e., assets under management, performance history, longevity, asset class, investment strategy, staff, liquidity, buy in, market risk, volatility, exposure, etc.). Investment Vehicle performance will be measured against risk, appropriate benchmarks, peer groups, and overall correlation to general market growth.

All Investment Vehicles and their Investment Managers will be subject to consistent and thorough review procedures by the Adviser. The Adviser intends to use various protocols and procedures in monitoring Investment Vehicle performance. The withdrawal of assets invested in specific Investment Vehicles will be at the sole discretion of the Adviser. Factors leading to a withdrawal from an Investment Vehicle may include specified levels of percentage drawdowns, operating losses, changes in key personnel, and annual returns below expectations or established benchmarks.

The Master Portfolio will invest not only in the Investment Vehicles and Opportunistic Investments but may, pending such investments, or to maintain the liquidity necessary to meet repurchase requests or for operational needs, hold cash or cash equivalents or invest temporarily in high-quality fixed income securities, money market instruments, money market funds and repurchase agreements. In addition, the Master Portfolio may make temporary investments and hold cash or cash equivalents in anticipation of, or in response to, adverse market or other conditions, or atypical circumstances such as unusually large cash inflows.

There can be no assurance that the Portfolio, the Offshore Portfolio or the Master Portfolio will achieve their investment objectives. There also can be no assurance that the Portfolio, Offshore Portfolio or the Master Portfolio will avoid substantial losses or that Members will not lose money by investing in the Portfolio. The Portfolio’s and the Master Portfolio’s investment objectives are non-fundamental and may be changed by the Boards of Directors of the Portfolio and Master Portfolio, respectively, without the vote of a majority of the Portfolio’s outstanding “voting securities” as defined in the 1940 Act. Advance notice will be provided to Members of any such change. See “Investment Objective and Approach.”

For purposes of the Master Portfolio’s investment restrictions and its investment limitations under the 1940 Act, the Master Portfolio will not “look through” to the underlying investments of any Investment Vehicles in which the Master Portfolio invests, since such Investment Vehicles are generally not registered under the 1940 Act and are not subject to the Master Portfolio’s investment limitations or the other investment limitations under the 1940 Act.

Each of the Portfolio and the Master Portfolio has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, as amended, and therefore is not subject to registration or regulation as a commodity pool under the Commodity Exchange Act.

The Offering
Interests will be sold to clients of the Adviser that qualify as “Eligible Investors” as described in this Memorandum. See Appendix B. Each client is required to make a minimum initial investment of $100,000 and the minimum additional investment is $50,000. See “Subscriptions for Interests.” In addition, Interests in the Portfolio may be sold to principals, directors, officers, and employees of the Adviser and its affiliates.

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Risk Factors
The Portfolio’s, Offshore Portfolio’s and the Master Portfolio’s investment program is speculative and entails substantial risks. The Portfolio, the Offshore Portfolio and the Master Portfolio are recently formed and have no operating history. Interests in the Portfolio will not be traded on any securities exchange, are not expected to trade on any other secondary market, and are subject to substantial restrictions on transferability and resale. The Portfolio’s performance will depend primarily upon the performance of the Investment Vehicles in which the Master Portfolio invests and the Adviser’s ability to effectively select Investment Vehicles and allocate and reallocate the Master Portfolio’s assets among them. In addition, as noted above, the Master Portfolio may also undertake active security selection through investment in Opportunistic Investments and so the Adviser’s ability to effectively select such Opportunistic Investments will affect the performance of the Master Portfolio and the Portfolio.

In addition, the Master Portfolio and the Portfolio are subject to Investment Vehicle strategy risk. Strategy risk refers to the failure or deterioration of investment or trading techniques employed within or across strategies, such that some or all Investment Vehicles employing such techniques may suffer significant losses. Losses associated with strategy risk may result from excessive concentration by multiple Investment Managers in the same or similar trading positions. Likewise, broad events or market dislocations, particularly those accompanied by illiquidity, may adversely affect a wide range of Investment Vehicles in certain strategies. Many of the trading or investment strategies employed by Investment Vehicles are speculative and involve substantial risks. Specific strategy risks relating to Investment Vehicles strategies include, for example, strategies utilized by Investment Vehicles in the equity long/short, event driven, relative value and tactical trading sectors. For a more detailed summary of these strategies, see “Types of Investments and Related Risks- Investment Strategies and Related Risks.” There can be no assurance that the Investment Vehicles will succeed in any of these strategies.

The Investment Vehicles invested in by the Master Portfolio generally will not be registered as investment companies under the 1940 Act and the Master Portfolio, as an investor in these Investment Vehicles, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Adviser will periodically receive information from each Investment Vehicle regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. The Investment Vehicles invested in by the Master Portfolio generally are not contractually or otherwise obligated to inform their investors, including the Master Portfolio, of details surrounding proprietary investment strategies. In addition, the Master Portfolio and the Adviser have no control over the Investment Vehicles’ investment management, brokerage, custodial arrangements or operations and must rely on the experience and competency of each Investment Manager in these areas.

An Investment Vehicle may use investment strategies that differ from its past practices and may not be fully disclosed to the Adviser and its investment strategies that may involve risks that are not anticipated by the Adviser. The Investment Vehicles invested in by the Master Portfolio may have a limited operating history and the Investment Managers of such Investment Vehicles may have limited experience in managing assets.

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The value of the Master Portfolio’s net assets (and, accordingly, the value of the Portfolio’s investment in the Master Portfolio through the Offshore Portfolio) will fluctuate based on the fluctuation in the value of the Investment Vehicles and Opportunistic Investments in which it invests. To the extent that the portfolio holdings of an Investment Vehicle is concentrated in securities of a single issuer or issuers in a single industry or market, the risk of the Master Portfolio’s investment in that Investment Vehicle is increased. In addition, the Investment Vehicles in which the Master Portfolio invests may be more likely than other types of funds or accounts to engage in short sales, margin borrowing, options trading, arbitrage/correlation risk strategies, forward trading, trading in exchange-traded futures contracts and options on future contracts, use of swap agreements, over-the-counter trading, hedging transactions, and transactions and strategies involving equity securities, fixed income securities, foreign investments, restricted and illiquid investments and distressed credits. An Investment Vehicle’s use of such transactions may cause the value of the Investment Vehicles’s portfolio to appreciate or depreciate at a greater rate than if such techniques were not used. The investment environment in which the Investment Vehicles invest may be influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity gains and losses, and technological and regulatory change. Investments by the Investment Vehicles in foreign financial markets, including markets in developing countries, present significant political, regulatory, and economic risks that may differ in kind and degree from the risks presented by investments in the United States

As a non-diversified investment company, the Master Portfolio is not subject to percentage limitations imposed by the 1940 Act on the portion of its assets that may be invested in the securities of any one issuer. Also, there are no requirements under the 1940 Act that the investments of private investment companies be diversified and these Investment Vehicles may, in some cases, concentrate their investments in a single industry or group of related industries. As a result, the Master Portfolio’s investment portfolio may be subject to greater risk and volatility than if the Master Portfolio were subject to the diversification requirements under the 1940 Act. See “Types of Investments and Related Risks.”

The Portfolio is a closed-end, non-diversified management investment company designed primarily for long-term investors. Investors should not invest in the Portfolio if they need a liquid investment. Interests in the Portfolio will not be traded on any securities exchange, are not expected to trade on any other market, and are subject to substantial restrictions on transferability and resale. There is no secondary trading market for the Interests and none is expected to develop. Therefore, the Interests are not readily marketable and the transferability of Interests will be subject to certain restrictions contained in the Portfolio’s LLC Agreement and may be affected by restrictions imposed under applicable securities laws with regard to restricted investments.

The Portfolio expects to consider whether to make offers to repurchase Interests on a semi-annual basis, but the Interests will not be redeemable at a Member’s option nor will they be exchangeable for interests, units, or shares of any other fund. In addition, the Portfolio may repurchase less than the full amount of an Interest than a Member tenders for repurchase. If the Portfolio does not repurchase a Member’s Interest, the Member may be unable to dispose of its Interest, even during periods of Portfolio underperformance, due to the substantial restrictions on the transferability of the Interests.

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The Master Portfolio’s investment in private investment companies will generally be in restricted and/or illiquid securities and, consequently, the Master Portfolio will be illiquid. The Master Portfolio may make investments in, or withdrawals from, certain Investment Vehicles only at the times specified in the governing documents of those Investment Vehicles. For example, the Master Portfolio typically will be able to dispose of its interests in certain Investment Vehicles only on a periodic basis, subject to advance notice requirements. In addition, Investment Vehicles may impose certain restrictions on withdrawals, such as lock-ups, gates, or suspensions of withdrawal rights under certain circumstances, during which time the Master Portfolio may not withdraw all or part of its interest in the Investment Vehicles, or may withdraw only by paying a penalty. There may be times when the Adviser intends to withdraw all or a portion of the Master Portfolio’s investment in an Investment Vehicle but cannot immediately do so even when other investors in the Investment Vehicle are able to withdraw. The Portfolio may need to postpone repurchase offers to Members if the Master Portfolio is unable to dispose of its interests in an Investment Vehicle in a timely manner.

Investment Vehicles may be permitted to distribute securities in kind to investors, including the Master Portfolio. The Master Portfolio expects that, in the event of an in kind distribution, it will typically receive securities that are illiquid or difficult to value. In such circumstance, the Adviser would seek to dispose of these securities in a manner that it believes is in the best interest of the Master Portfolio.

Each Investment Vehicle generally will charge the Master Portfolio, as an investor in an Investment Vehicle, an asset-based fee, and many of the Investment Vehicles will also charge the Master Portfolio performance-based fees. By investing in Investment Vehicles indirectly through the Portfolio, an investor in the Portfolio (as an investor in the Master Portfolio through the Offshore Portfolio) will be affected by any asset-based and performance-based fees charged by the Investment Vehicles invested in the Master Portfolio. The receipt of a performance-based fee by an Investment Vehicle may create an incentive for such Investment Vehicles to make investments that are riskier or more speculative than those that might have been made in the absence of such fees. Further, because a performance-based fee will generally be calculated on a basis that includes unrealized appreciation of an Investment Vehicle’s assets, such fee may be greater than if it were based solely on realized gains. See “Other Risks-Incentive Fee Arrangements.” In addition, Investment Vehicles entitled to receive performance-based fees may receive such fees irrespective of the performance of the other Investment Vehicles held by the Master Portfolio. Thus, Investment Vehicles with positive performance may receive compensation from the Master Portfolio, as an investor in the Investment Vehicle, and indirectly from the Portfolio and its Members, even if the Portfolio’s overall returns are negative.

Investment Managers of Investment Vehicles will make investment decisions independent of one another. Consequently, at any particular time, one Investment Vehicle may be purchasing interests in an issuer that at the same time are being sold by another Investment Vehicle. If this happens, it would cause the Master Portfolio to indirectly incur certain transaction costs without accomplishing any net investment result.

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The Master Portfolio may elect to hold its interest in an Investment Vehicle in non-voting form. Additionally, the Master Portfolio may choose to limit the amount of voting securities it holds in any particular Investment Vehicle and may, as a result, hold substantial amounts of non-voting securities in a particular Investment Vehicle. To the extent the Master Portfolio holds non-voting securities of an Investment Vehicle it will be unable to vote on matters that require the approval of the investors in the Investment Vehicle. This restriction could diminish the influence of the Master Portfolio in an Investment Vehicle and could adversely affect its investment in the Investment Vehicle, which could result in unpredictable and potentially adverse effects on the Portfolio and the Members.

The Offshore Portfolio is not a registered investment company and will not be subject to the investor protections of the 1940 Act. In addition, the Offshore Portfolio’s Interests are not registered under the Securities Act. The Portfolio, by investing in the Offshore Portfolio, will not have the protections offered to investors in registered investment companies. The Portfolio, however, will control the Offshore Portfolio, making it unlikely that the Offshore Portfolio will take action contrary to the interests of Members.

If there are changes in the laws of the United States and/or the Cayman Islands, under which the Portfolio and the Offshore Portfolio, respectively, are organized, so as to result in the inability of the Portfolio and/or the Offshore Portfolio to operate as set forth in this Memorandum, there may be a substantial effect on Members. For example, if Cayman Islands law changes such that the Offshore Portfolio must conduct its business within the Cayman Islands, or pay Cayman Islands taxes, Members would likely suffer decreased investment returns.

No assurance can be given that the Portfolio’s and the Master Portfolio’s investment objective will be achieved. Investors should not commit money to the Portfolio unless they have the resources to sustain the loss of their entire investment in the Portfolio.

Board of Directors
The Board of Directors of the Portfolio has overall responsibility for the management and supervision of the operations of the Portfolio (in such capacity, “Board”) and the Master Portfolio (in such capacity, “Master Portfolio’s Board”).

The Adviser
The Adviser is a limited liability company formed under the laws of the State of Florida. The Adviser oversees the management of the day-to-day operations of the Portfolio and the Master Portfolio. The Adviser is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”). The Adviser is a subsidiary of SunTrust Banks, Inc (“SunTrust”), a financial holding company. Through its banking subsidiaries, SunTrust provides deposit, credit, trust, and investment services to a broad range of retail, business, and institutional clients. Other subsidiaries provide mortgage banking, brokerage, investment management, equipment leasing, and capital market services.

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The Adviser will not be paid any management fee or an incentive fee for its services under the Investment Advisory Agreement. However, the Adviser is paid an annual fee for the services it provides to its family office clients. In addition, please note that the Investment Managers of the Investment Vehicles in which the Master Portfolio invests generally will charge investors management fees and performance based fees. See “The Adviser” and “Investment Advisory Agreement.”

The Adviser and the Portfolio are expected to request an exemptive relief from the SEC that, if granted, would permit the Adviser, subject to the approval of the Board, to select Investment Managers to directly manage a portion of the Master Portfolio’s assets without the approval of Members (“Order”).  The Order, if granted by the SEC, would apply only to Investment Managers that manage a direct portion of the Master Portfolio’s assets in segregated or separate accounts.  The Order would not apply to the Master Portfolio’s investments in pooled investment vehicles.  The Order, if granted by the SEC, would allow the Adviser, subject to oversight by the Board, to (1) oversee the Investment Managers and recommend their hiring, termination and replacement, and (2) appoint a new Investment Manager not affiliated with the Adviser, with the approval of the Board and without obtaining approval from Members.  Within 90 days after hiring any new Investment Manager, Members would receive information about the new Investment Manager relationship.

Administrator and Custodian
Citi Fund Services Ohio, Inc., serves as the administrator to the Portfolio, the Offshore Portfolio and the Master Portfolio (“Administrator”). CitiBank, N.A. serves as the custodian to the Portfolio, the Offshore Portfolio and the Master Portfolio (“Custodian”).

Allocation of Profit and Loss
The net profits or net losses of the Portfolio (consisting, for the most part, of net realized gain or loss with respect to, and net unrealized appreciation or depreciation of, the Portfolio’s investment in the Offshore Portfolio) will be credited to or debited from the capital account of each Member at the end of each fiscal period of the Portfolio in accordance with the Member’s respective “investment percentage” for the period. A Member’s investment percentage will be determined by dividing the balance of the Member’s capital account as of the beginning of a fiscal period by the sum of the balances of the capital accounts of all Members at such time. See “Capital Accounts and Allocations--Allocation of Net Profits and Net Losses.”

Conflicts of Interest
The investment activities of the Adviser, the Investment Managers and their affiliates for their own accounts and other accounts they manage may give rise to conflicts of interest that may disadvantage the Portfolio, the Offshore Portfolio and the Master Portfolio. The Adviser, SunTrust and their affiliates and subsidiaries, are involved in a broad spectrum of financial services and asset management activities, and in the ordinary course of business may engage in activities in which their interests or the interests of their clients conflict with those of the Portfolio, the Offshore Portfolio, the Master Portfolio or the Members.

The personnel of the Adviser and its affiliates provide advisory services to various other clients and funds that utilize an investment program that is substantially similar to that of the Master Portfolio. Conflicts of interest may arise for the Adviser in connection with certain transactions involving investments in the same Investment Vehicles by the Master Portfolio and other funds sponsored or advised by the Adviser and its affiliates.

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Subscription for Interests
Subscriptions for Interests may be accepted as of the first day of each fiscal month (or at other times in the Adviser’s discretion), generally subject to the receipt of cleared funds on or before the acceptance date. The minimum initial investment in the Portfolio from each investor is $100,000, and the minimum additional investment in the Portfolio is $50,000. The Adviser may reduce these minimum initial and additional investment amounts with respect to individual investors.

The Portfolio intends to accept initial and additional subscriptions for Interests as of the first day of each month. A prospective investor must submit to the Portfolio a completed Subscription Agreement (“Subscription Agreement”) before the applicable subscription date. All subscriptions are also subject to the actual receipt of payment in the full amount of the subscription no later than at the close of business (5:00 p.m. ET) on the fifth business day prior to the applicable subscription date. Although the Portfolio may accept, in its sole discretion, a subscription prior to actual receipt of payment, an investor may not become a Member until payment has been received. The Portfolio reserves the right to reject, in its sole discretion, any subscription. The Portfolio also reserves the right, in its sole discretion, not to accept future subscriptions at any time and from time to time.

Investment in the Portfolio is not subject to any placement fee, sales commission or other similar fee.

Eligibility
The Portfolio will require each prospective investor to certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. In addition, Interests are being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Members subscribing for additional Interests will be required to qualify as “Eligible Investors” at the time of the additional subscription.

Transfer Restrictions	The Interests are subject to substantial restrictions on transferability.

No person may become a substituted Member without the written consent of the Adviser, pursuant to authority delegated by Board to the Adviser for such purpose (which consent may be withheld in the Adviser’s sole discretion). An Interest (or portion of an Interest) held by a Member may be transferred only (1) by operation of law due to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member or (2) under certain limited circumstances, with the written consent of the Adviser (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). No transfer will be permitted unless the Adviser consults with the Portfolio’s counsel and counsel confirms that the transfer will not cause the Portfolio to be treated as a “publicly traded partnership” taxable as a corporation. Notwithstanding a finding that the transfer will not cause the Portfolio to be treated as a “publicly traded partnership” taxable as a corporation, the Adviser generally may not consent to a transfer of an Interest (or portion of an Interest) unless the following conditions are met: ( i) the proposed Transfer is to be  effective as of the first day of any month in which subscriptions for Interests in the Portfolio are otherwise permitted; and (ii) the Transfer is (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Member (e.g., Transfers to affiliates, gifts and /or  contributions to family members, family trusts, other interfamily transactions or gifts and/or contributions to qualifying organization or entities), (b) to members of the Transferring Member’s immediate family (siblings, spouse, parents and children), or (c) a distribution from a qualified retirement plan or an individual retirement account.

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Notice to the Adviser of any proposed transfer of an Interest must include evidence satisfactory to the Adviser that the proposed transferee is an Eligible Investor, as discussed in detail under “Subscriptions for Interests–Eligible Investors.”

A Member who transfers an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Portfolio in connection with the transfer. See “Redemptions, Repurchases and Transfers of Interests–Transfers of Interests.”

Redemptions and Repurchases of Interests by the Portfolio
No Member will have the right to require the Portfolio to redeem its Interest (or any portion of its Interest). The Portfolio may from time to time offer to repurchase Interests, in whole or in part, pursuant to written tenders by Members. Each such repurchase offer may be limited and generally will apply to 5% to 25% of the assets of the Portfolio. Repurchases will be made at such times, in such amounts and on such terms as the Board may determine in its sole discretion. In determining whether the Portfolio should offer to repurchase Interests, in whole or in part, the Board will consider a variety of operational, business and economic factors. The Board expects to consider on a semi-annual basis whether the Portfolio should offer to repurchase Interests, in whole or in part, from Members. The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Interests.

The Portfolio’s assets will consist primarily of its indirect interest in the Master Portfolio, which will be held through the Offshore Portfolio. Therefore, in order to finance the repurchase of Interests pursuant to tender offers, the Portfolio may find it necessary to redeem all or a portion of its shares in the Offshore Portfolio and cause the Offshore Portfolio to liquidate a corresponding portion of the Offshore Portfolio’s interest in the Master Portfolio. Because interests in the Master Portfolio may not be transferred, the Offshore Portfolio may withdraw a portion of its interest only pursuant to repurchase offers made by the Master Portfolio to the Offshore Portfolio. The Offshore Portfolio will conduct repurchase offers with respect to its shareholders including the Portfolio and any non-U.S. shareholder of the Offshore Portfolio on the same terms and conditions as the Master Portfolio to its members. The Offshore Portfolio will distribute the proceeds of any such repurchase to the Portfolio. The Portfolio will not conduct a repurchase offer for Interests unless the Master Portfolio simultaneously conducts a repurchase offer for interests in the Master Portfolio and repurchases the interests tendered by the Offshore Portfolio.

The Master Portfolio’s Board expects that the Master Portfolio will consider repurchase offers on a semi-annual basis in order to permit the Portfolio to meet its obligations under any repurchase offers by the Portfolio. However, there can be no assurance that the Master Portfolio’s Board will, in fact, decide to undertake a repurchase offer, and consequently that the Portfolio will be able to finance the repurchase of Interests. The Portfolio cannot make a repurchase offer larger than the corresponding repurchase offer made by the Master Portfolio. The Master Portfolio will make repurchase offers, if any, to all of its investors, including the Offshore Portfolio, on the same terms, and this feature may affect the size of the Master Portfolio’s repurchase offers. Subject to the Master Portfolio’s investment restriction with respect to borrowings, the Master Portfolio may borrow money to finance its repurchase obligations pursuant to any such repurchase offer.

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The Portfolio has the right to repurchase Interests if the Board determines that the repurchase is in the best interest of the Portfolio or upon the occurrence of certain events specified in the LLC Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See “Redemptions, Repurchases and Transfers of Interests.”

Summary of Taxation
The Portfolio and the Master Portfolio intend to operate so that each will be treated as a partnership for U.S. federal income tax purposes. Assuming that each of the Portfolio and the Master Portfolio is treated as a partnership, neither the Portfolio nor the Master Portfolio will be subject to U.S. federal income tax, and each Member will be required to report on its tax return its share of the Portfolio’s income, gains, losses, deductions, and credits. The character of the Portfolio’s income, gains, losses, and deductions will flow through to the Members, with the result that the tax consequences to a Member of owning an Interest will generally be the same as the tax consequences of directly owning shares of the Offshore Portfolio.

The Offshore Portfolio will be treated as a corporation for U.S. federal income tax purposes. An investment in the Portfolio should, therefore, not give rise to unrelated business taxable income (“UBTI”) for a Member, provided that the Member does not borrow to finance its investment in the Portfolio. Prospective investors are urged to consult their tax advisers concerning potential tax consequences of an investment in the Interests. See “Certain Tax Aspects.”

Employee Benefit Plans and Other Tax-Exempt Entities
Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other Tax-Exempt Investors (as defined herein) are eligible to purchase Interests. The Portfolio’s assets will not be deemed to be “plan assets” for purposes of ERISA. See “ERISA Considerations.”

Reports to Members
The Portfolio will furnish to Members as soon as practicable after the end of each taxable year such information as is required by law to assist the Members in preparing their tax returns. An Investment Vehicle’s delay in providing this information to the Master Portfolio could delay the Master Portfolio’s (and, therefore, the Portfolio’s) preparation of tax information for Members, which might require Members to seek extensions of the time to file their tax returns, or could delay the preparation of the Portfolio’s annual report. See “Types of Investments and Related Risks–Risks of Portfolio of Hedge Funds Structure–Availability of Information.” The Portfolio will send to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made or as otherwise required by the 1940 Act. The Portfolio will also send to Members quarterly reports regarding the Portfolio’s operations during each quarter.

Fiscal Year	For accounting purposes, the Portfolio’s fiscal year is the twelve-month period ending on March 31. The Portfolio’s taxable year is the twelve-month period ending December 31.

No broker-dealer, salesperson, or other person is authorized to give an investor any information or to represent anything not contained in this Memorandum. As a prospective Member, you must not rely on any unauthorized information or representations that anyone provides to you. This Memorandum is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under the circumstances and in jurisdictions where and to persons to which it is lawful to do so. The information contained in this Memorandum is current only as of the date of this Memorandum.

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The Investment Vehicles in which the Master Portfolio will invest may pursue various investment strategies and are subject to special risks, as described more fully herein. The Interests are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the approximate expenses and fees that Members in the Portfolio are expected to bear directly or indirectly. The information below and specifically the Acquired Fund Fees and Expenses are a required disclosure for investment companies that are registered under the 1940 Act. Since the Portfolio and Master Portfolio are registered under such, they are required to include these disclosures in their Memoranda. Any fund that invests in underlying Investment Vehicles, as does the Master Portfolio, will also incur expenses in connection with such investments. However, only funds that are registered as investment companies under the 1940 Act are required to disclose to their investors information regarding the costs associated with such investments (other than investments in separately managed accounts).

Member Transaction Fees
Maximum Placement Fee (as a percentage of the offering price)	None
Maximum Repurchase fee (as a percentage of the amount repurchased)	None

Annual Expenses (as a percentage of net assets attributable to Interests)
Management Fee(1)	None
Other Expenses(2)	0.15%
Acquired Fund Fees and Expenses(3)	4.00%
Total Annual Expenses	4.15%

(1)
The Portfolio and the Master Portfolio do not impose a management fee. See “Investment Advisory Agreement-Compensation Paid by the Portfolio to the Adviser” for a more complete discussion of the Management Fee.

(2)
Other Expenses are based on estimated amounts for the current fiscal year and reflect all expected ordinary operating expenses of the Portfolio, the Administrative Fee, escrow fees and expenses, expenses in connection with the offering of Interests, and the Portfolio’s share of all expected ordinary expenses of the Master Portfolio. In addition, the Portfolio as an investor in the Master Portfolio will bear its pro rata share of the Administrative Fee of the Master Portfolio’s net assets paid by the Master Portfolio. See “Administrator” for additional information.

(3)
Members also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Master Portfolio as an investor in the Investment Vehicles. The “Acquired Fund Fees and Expenses” reflect the estimated aggregate amount of the fees and expenses of the Investment Vehicles for the current fiscal year and may substantially change over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” In addition, the Investment Vehicles held by the Master Portfolio will also change, further impacting the calculation of the “Acquired Fund Fees and Expenses.” Generally, asset-based fees payable to the Investment Vehicles will range from 1% to 2.5% (annualized) of the net asset value of the Master Portfolio’s investment in the Investment Vehicle. In addition, some of the Investment Vehicles charge a performance-based incentive allocation or fee, which generally ranges from 10% to 20% of an Investment Vehicle’s net profits, although it is possible on occasion that such ranges may be higher for certain Investment Vehicle. The portion of the Offshore Portfolio’s expenses allocated to the Portfolio will be paid by the Adviser. The portion of the Offshore Portfolio’s expenses allocated to the Offshore Portfolio’s non-U.S. investors will be paid by the non-U.S. investors. For a more complete description of the various fees and expenses of the Portfolio and the Master Portfolio, see “Portfolio Expenses,” “Other Risks–Incentive Fee Arrangements,” “Administrator” and “Subscriptions for Interests.”

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Example

The following hypothetical example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other funds. The example assumes that all dividends and distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Interests.

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% net annual return:

1 year	3 years	5 years	10 years

$42	$126	$212	$433

USE OF PROCEEDS

The Portfolio expects that the proceeds of the initial offering and any continuous offering, net of the Portfolio’s ongoing fees and expenses, will be invested by the Portfolio in the Offshore Portfolio, and then by the Offshore Portfolio in the Master Portfolio. The Portfolio expects that, following receipt of the offering proceeds by the Master Portfolio, the Master Portfolio will invest such proceeds as soon as practicable after each subscription date, in accordance with the Portfolio’s and the Master Portfolio’s investment objective and strategies and consistent with market conditions and the availability of suitable investments. See “Types of Investments and Related Risks–Risks of Portfolio of Hedge Funds Structure–Inability to Invest in Investment Vehicles” for a discussion of certain limitations applicable to the Master Portfolio’s ability to make investments in Investment Vehicles. See also “Other Risks–Availability of Investment Opportunities” for a discussion of the timing of Investment Vehicles’ subscription activities, market conditions and other considerations relevant to the timing of Master Portfolio’s investments generally.

Pending the investment of the offering proceeds in Investment Vehicles pursuant to the Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s investment objective and strategies, the Master Portfolio may invest temporarily a portion of the proceeds of the offering in temporary investments other than the Investment Vehicles, which may be a substantial portion of the proceeds of the offering, in high-quality fixed income securities, money market instruments, money market funds, repurchase agreements or cash and cash equivalents. Although the Master Portfolio will invest the proceeds of the offering in accordance with the Master Portfolio’s investment objective as soon as practicable, consistent with market conditions and the availability of suitable investments, there are no limitations on the length of time during which the Master Portfolio may make temporary investments.

In addition, the Portfolio, the Offshore Portfolio and the Master Portfolio may maintain a portion of the proceeds in cash to meet operational needs. The Master Portfolio may be unable to achieve its objective during any time in which the Master Portfolio’s assets are not substantially invested in accordance with its principal investment strategies. A portion of the proceeds of the offering may also be used to pay down outstanding borrowings, which the Master Portfolio may incur, from time to time, in connection with its investment activities, for temporary cash management purposes, to meet repurchase requests or for temporary or emergency purposes, as described under “Types of Investments and Related Risks–Types of Investments, Investment Strategies and Related Risks–Borrowing.”

THE PORTFOLIO’S STRUCTURE

The Portfolio is registered under the 1940 Act as a closed-end, non-diversified management investment company and was organized as a limited liability company under the laws of Delaware on May 1, 2009. The Portfolio’s principal office is located at c/o GenSpring Family Offices, LLC, 3801 PGA Blvd, Suite 555, Palm Beach Gardens, FL 33410.

The Portfolio invests substantially all of its investable assets into the Offshore Portfolio, a Cayman Islands limited duration company with the same investment objective as the Portfolio. The Offshore Portfolio, in turn, invests substantially all of its investable assets in Master Portfolio. The Master Portfolio is a separate, registered, closed-end, non-diversified, management investment company with the same investment objective as the Portfolio and the Offshore Portfolio. The Master Portfolio was organized as a limited liability company under the laws of Delaware on May 1, 2009.

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The objective of the multi-level master-feeder structure, in which the Portfolio invests in the Master Portfolio through the Offshore Portfolio, is designed to achieve certain economies of scale for the Portfolio and a broader diversification of the Investment Vehicle portfolio. It is expected that the master-feeder structure will benefit from increased capital inflows into the Master Portfolio because of the investment in the Master Portfolio by additional feeder funds, compared to inflows that would be expected for the Portfolio as a stand alone fund. Certain expenses of operating an investment portfolio are relatively fixed and, therefore, a larger asset pool is anticipated over time to have the effect of lowering the ratio of operating expenses to average net assets for all of the Portfolios in the master-feeder structure. In addition, higher capital inflows into the Master Portfolio can be expected to lead to a greater diversification of the investments of the Master Portfolio because the Master Portfolio would be able to utilize the additional capital inflows to invest in a broader number of Investment Vehicles, including for example Investment Vehicles with greater minimum investment requirements than those the Portfolio would be able to meet as a stand alone fund. Notwithstanding the opportunity for greater diversification, the Portfolio and the Master Portfolio are considered to be “non-diversified” investment companies for purposes of the 1940 Act, which means that they are not subject to limitations under the 1940 Act on the percentage of their assets that may be invested in the securities of any one issuer. See “Types of Investments and Related Risks–General.”

The Portfolio may redeem all or a portion of its shares in the Offshore Portfolio and thereby withdraw from the Master Portfolio, if the Board determines that it is in the best interest of the Portfolio to do so. If the Portfolio so withdraws from the Master Portfolio, the Board will consider what action might be taken, including (i) investing all of the assets of the Portfolio (through the Offshore Portfolio) in another pooled investment entity, (ii) having the Adviser manage the Portfolio’s assets directly or (iii) taking other appropriate actions. A withdrawal of the Portfolio’s assets from the Master Portfolio may affect the Portfolio’s investment performance. Investment of the Portfolio’s assets in the Master Portfolio (through the Offshore Portfolio) is not a fundamental investment policy of the Portfolio and a Member vote is not required for the Portfolio to withdraw its investment from the Master Portfolio (through the Offshore Portfolio), provided such withdrawal is approved by a majority of the Board of the Portfolio, including the members of the Board that are not “interested persons” of the Portfolio or the Adviser, as that term is defined under the 1940 Act (“Independent Directors”).

The Offshore Portfolio is not registered under the 1940 Act as an investment company, nor are the Offshore Portfolio’s securities registered under the Securities Act. The Offshore Portfolio serves as a conduit entity through which the Portfolio invests in the Master Portfolio, and the Offshore Portfolio has no investments or discretion over its investments. Because the Offshore Portfolio will be treated as a corporation for U.S. federal income tax purposes, an investment in the Portfolio should not give rise to UBTI for a Member, provided that the Member does not borrow to finance its investment in the Portfolio.

The Offshore Portfolio is organized under the laws of the Cayman Islands as an exempted limited duration company. Such an entity is exempted from the licensing and ownership requirements applicable to companies established in the Cayman Islands that conduct business domestically and, as such, may carry on activities in the Cayman Islands only in furtherance of its overseas (non-Cayman Islands) activities.

As a limited duration company organized in the Cayman Islands, the Offshore Portfolio offers limited liability to its members. Under Cayman Islands law, the liability of the Portfolio, in its capacity as a member of the Offshore Portfolio, is limited to the amount unpaid on the shares subscribed for by the Portfolio in the capital of the Offshore Portfolio. As the shares of the Offshore Portfolio will be issued fully paid, the Portfolio should not, subject to the following sentence, be liable for any debt, obligation or default of the Offshore Portfolio. In exceptional circumstances, a Cayman Islands court may ignore the separate legal personality of the Offshore Portfolio, including in the case of fraud, where the device of incorporation is used for an illegal or improper purpose, and where the Offshore Portfolio can be regarded as a mere agent of a member. As a result, the Portfolio, as the Offshore Portfolio’s managing member, would be directly liable, to the full extent of its assets, for the Offshore Portfolio’s liabilities.

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As the Offshore Portfolio’s managing member, the Portfolio will perform a function equivalent to that of a board of directors in a U.S. corporation. Under Cayman Islands law, a managing member of a company may be liable for any breach of fiduciary duty owed to the company’s other members. As the Portfolio exercises no investment discretion, the possibility of a claim for a breach of fiduciary duty owed to the Offshore Portfolio’s members is somewhat limited. Such a claim could, however, be brought by the Adviser or non-U.S. investors, the Offshore Portfolio’s only other members. As a managing member, the Portfolio also may be liable for any breach of fiduciary duty owed to the Offshore Portfolio’s third-party creditors, but only in exceptional circumstances where the Offshore Portfolio would be insolvent or nearly insolvent.

The Offshore Portfolio will not be subject to regulation under the 1940 Act. However, because its management and operations will be controlled by the Portfolio, which will be subject to regulation under the 1940 Act, the lack of direct regulation of the Offshore Portfolio under the 1940 Act is not expected to create additional risks to the Portfolio or Members. Persons deemed to be affiliates of the Offshore Portfolio are the Portfolio, the Taxable Portfolio, the Master Portfolio, the Adviser and its affiliates.

Whenever the Portfolio as an investor in the Offshore Portfolio is requested to vote on matters pertaining to the Offshore Portfolio, the Portfolio will effectively “pass through” its voting rights to the Members. Under the pass-through voting, the Portfolio will seek voting instructions from the Members on such matters and will vote its shares in the Offshore Portfolio for or against such matters in accordance the instructions received from the majority of Members. In addition, whenever the Portfolio as an investor in the Master Portfolio, through the Offshore Portfolio, is requested to vote on matters pertaining to the Master Portfolio, the Offshore Portfolio will pass voting rights its members, including the Portfolio, and the Portfolio will seek voting instructions from the Members on such matters and will vote its interest in the Master Portfolio, through the Offshore Portfolio, for or against such matters proportionately to the instructions received from the Members. See “Voting–Member Voting Rights.”

The Adviser serves as the managing member and investment adviser of the Portfolio and Master Portfolio and is responsible for the investments made for the Portfolio and the Master Portfolio. The Administrator provides administration, fund accounting, transfer agency services and investor services for the Portfolio and the Master Portfolio. The Board of the Portfolio and the Master Portfolio, respectively, are responsible for overseeing the Portfolio’s and the Master Portfolio’s management and operation.

The Offshore Portfolio may sell its shares to certain non-U.S. persons. In accordance with the Memorandum and Articles of Association of the Offshore Portfolio (“Articles”), the Board will conduct the management and the business of the Offshore Portfolio and will not delegate those responsibilities to any other person (other than limited administrative duties which may be performed by a delegate of the Board). The Articles designate the Portfolio as the managing member of the Offshore Portfolio, and direct the managing member to conduct the management and business of the Offshore Portfolio. In accordance with the Articles, the Board will conduct the management and the business of the Offshore Portfolio well.

The Portfolio is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment companies,” with those of a registered closed-end investment company. Private investment companies are commingled asset pools that are often actively managed and offer their securities privately, without registration under the Securities Act, in large minimum denominations to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these private investment companies, which are typically structured as limited partnerships, are usually compensated through asset-based fees and performance-based fees. Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships, or limited liability companies and generally are managed in more conservative manner than most private investment funds.
The Portfolio is similar to a private investment company in that, through its indirect investment in the Master Portfolio (through the Offshore Portfolio), it will be actively managed, and its Interests will be sold in relatively large minimum denominations to high net worth individuals. In addition, the Investment Managers of the Investment Vehicles typically are paid performance-based fees. The Portfolio will bear (through the Master Portfolio), indirectly, the fees paid to the underlying Investment Vehicles.

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INVESTMENT OBJECTIVE AND APPROACH

Investment Objective

The Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s investment objective is to seek growth of capital. The Portfolio intends to achieve its investment objective by investing substantially all of its investable assets in the Offshore Portfolio, which has the same investment objective as the Portfolio. The Offshore Portfolio will, in turn, invest substantially all of its investable assets in the Master Portfolio. The Master Portfolio intends to achieve its investment objective principally through the selection and ongoing monitoring of Investment Vehicles managed by third-party Investment Managers who employ a wide variety of investment strategies including, but not limited to, long/short equity, options, event driven, short selling, and use of commodities.

The Adviser will have full discretion as to the selection of Investment Vehicles and no restrictions will exist pertaining to the types of investment strategies or styles that the Investment Vehicles may employ. Investment Managers are expected to have broad discretion in the development and implementation of their specific investment strategies. Investment Managers of the Investment Vehicles may employ various investment techniques, including, but not limited to, value and growth stocks, opportunistic investing, and long and short-term positions. Investment Vehicles may also utilize a number of speculative investment techniques as part of their investment programs, including, but not limited to, short selling, arbitrage, or the use of options and futures contracts. Investment Vehicles, chosen by the Adviser, may invest in a wide range of equity and debt securities, as well as other categories of Financial Instruments. Constructing a diverse, multi-fund, multi-style, portfolio of Investment Vehicles is intended to reduce the volatility and risk associated with a singular strategic investment without compromising long-term performance. The Master Portfolio will not be limited as to the investments permitted or strategies in effect except as prohibited by an Investment Vehicle. Certain investment strategies will involve a high degree of risk. However, diversification of the Master Portfolio’s assets among a number of different Investment Vehicles is intended to help reduce the overall risk of the Master Portfolio. For a discussion of certain investment strategies utilized by Investment Managers, see “Types of Investments and Related Risks–Investment Strategies and Related Risks.”

The Master Portfolio may also undertake an opportunistic investment strategy to achieve its investment objective. Such direct investments may include equity securities, fixed income securities, mortgage and asset-backed securities, foreign investments, and derivatives. The Master Portfolio may also invest in private equity vehicles or participate in direct investments in private companies through co-mandates with Investment Managers.

The Master Portfolio may, pending such investments, or to maintain the liquidity necessary to meet repurchase requests or for operational needs, hold cash or cash equivalents or invest temporarily in high-quality fixed income securities, money market instruments, money market funds and repurchase agreements. In addition, the Master Portfolio may make temporary investments and hold cash or cash equivalents in anticipation of, or in response to, adverse market or other conditions, or atypical circumstances such as unusually large cash inflows.

The Master Portfolio’s policy to invest in Investment Vehicles is not a fundamental investment policy. The Master Portfolio may change this investment policy upon not less than 60 days’ prior written notice to Members.

Investment Vehicle Investment Practices

Investment Vehicles may invest and trade in a wide range of Financial Instruments and markets and may pursue a variety of investment strategies. The investment programs of the Investment Vehicles may also involve use of a variety of sophisticated investment techniques, for both hedging and non-hedging purposes, including: short sales of securities; use of leverage (i.e., borrowing money for investment purposes); and transactions in derivative securities and other Financial Instruments. These techniques may, in some cases, be an integral part of the Investment Vehicles’ investment programs and involve significant risks. Investment Vehicles generally are not limited in the markets (either by location or type, such as large capitalization, small capitalization or foreign markets) in which they invest or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis).

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Investment Vehicles in which the Master Portfolio invests are not subject to the investment restrictions of the Master Portfolio and, unless registered under the 1940 Act, are not subject to any of the investment limitations imposed by the 1940 Act.

The Adviser’s Allocation Process

In general, the Adviser expects that from time to time it will withdraw all or a portion of the Master Portfolio’s interest in an Investment Vehicle and invest those assets in new Investment Vehicles with similar but better performing strategies or new strategies. Such decisions could result from an analysis of the Investment Vehicle’s returns, volatility, changes in personnel or deviations from the Investment Vehicle’s stated trading or risk control strategies, general market or economic conditions and diversification objectives. The ability of the Adviser to make such withdrawals may be limited because Investment Vehicles do not issue redeemable securities and their interests are generally illiquid. Consequently, a withdrawal from an Investment Vehicle may take several months or longer to complete. See “Types of Investments and Related Risks–Risks of Portfolio of Hedge Funds Structure–Investment Vehicle Interests Generally Illiquid; Lack of Liquidity of Master Portfolio.”

The identity and number of Investment Vehicles may change over time. The Adviser may cause the Master Portfolio to withdraw from or invest in different Investment Vehicles without prior notice to or the consent of the Members. The Adviser reserves the right to alter or modify some or all of the Master Portfolio’s investments in Investment Vehicles in light of available investment opportunities, and to take advantage of changing market conditions, if the Adviser concludes that such alterations or modifications are consistent with the goal of achieving above-average returns to investors, subject to what the Adviser considers an acceptable level of risk and further subject to the limitations of the Master Portfolio’s investment restrictions. Certain of the Investment Managers of the Investment Vehicles chosen for the Master Portfolio’s portfolio may be registered as investment advisers under the Advisers Act, or similar state statutes. The Adviser does not require any Investment Managers of the Investment Vehicles it selects for the Master Portfolio to be so registered.

When market conditions suggest that an alternative trading style, methodology or shift in investment focus might be better suited to the current market environment, the Adviser will alter the allocation of assets among the Investment Vehicles depending upon the liquidity of the underlying Investment Vehicles. The Master Portfolio may invest in Investment Vehicles managed by the Adviser or any of its affiliates, subject to any exemptions from the provisions of the 1940 Act as may be necessary.

Investment Approach and Due Diligence

The Adviser’s investment approach and due diligence process is designed to find attractive investment opportunities, while developing a deep understanding of the human, business, operational, risk/reward, legal, and financial aspects of the Investment Managers of the Investment Vehicles overseeing those opportunities before any capital is allocated. The Adviser does not follow a strict formulaic approach to researching Investment Vehicles. However, the Adviser has developed and employs a three-phase due diligence process to thoroughly review the unique natures of any given investment strategy.

While performance metrics are an important part of the Adviser’s decision to invest with an Investment Vehicle, performance is not the only factor the Adviser assesses. The Adviser’s investment approach also looks at people, process, and philosophy. The Adviser believes a due diligence program that seeks to explore all facets of a proposed investment, including a deep understanding of the investment strategy and operational infrastructure, is likely to detect unacceptable conflicts, misrepresentations, weak business structures, or the lack of basic internal controls. Following an investment with a particular Investment Vehicle, the Adviser continues to monitor the Investment Vehicle and its Investment Manager on a forward-looking basis.

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The Adviser employs many factors into consideration when selecting Investment Vehicles and Opportunistic Investments for the Master Portfolio. These various factors are generally classified within nine different considerations:

1.	Integrity. The Adviser performs extensive independent reference checking, including background checks of court and regulatory agency records.

2.	Training and Experience. The Adviser reviews the Investment Manager’s prior portfolio management experience in addition to solid research analyst experience.

3.
Motivation and Focus. The Adviser looks for evidence of the Investment Manager’s commitment to his or her investors and strives to confirm that the Investment Manager is not simply an asset gatherer. One positive factor includes an emphasis on risk management to preserve capital.

4.
Appropriate Business Model. The Adviser looks for evidence of the Investment Manager’s appreciation of the challenges of organization and business. Such evidence includes an adequate system of internal controls to provide proper checks and balances. In most cases, these internal controls include a capable chief financial officer, chief compliance officer and chief operating officer.

5.	Portfolio Suitability. The Adviser will not consider further due diligence on a potential Investment Manager unless he or she adds value to the Investment Vehicle in terms of both return and risk.

6.
Data Gathering and Judgment Skills. The Adviser gathers a substantial amount of information during its due diligence and ongoing monitoring of investments made for the Portfolio. There is an infinite amount of information that can be gathered related to an investment decision but, ultimately, investment decision-making is not solely about data-collection. The Adviser believes that good investment decisions rely on judgment in light of imperfect or incomplete information.

7.
Degree of Uncertainty. The Adviser assesses the mosaic of risks rather than relying on formulaic rules. The Adviser works to understand the degree of uncertainty and potential implications and mitigants, and then make a decision.

8.
Independent Research. With respect to private investment companies and other alternative investments, there is little public information. Interpretations and biases are easily integrated into information flow and accountability for validity of information is rarely enforced. Others’ viewpoints can be useful data points but they need to be verified. Independent and hands-on research is critical.

9.
Face-to-Face Interaction. The Adviser may also meet in person with the Investment Manager to an Investment Vehicle or management of an Opportunistic Investment. Key qualitative factors relating to the such key personnel such as motivation, thought process, and team dynamics are factors that the Adviser tries to consider.

The Adviser employs an investment research team (“Research Team”) with experience in investment banking, credit analysis, derivatives trading, securities brokerage, principal investing, and quantitative risk analysis. The Research Team is divided into Front Office (investment strategy due diligence) and Back Office (operational due diligence) management. This bifurcated structure allows for a more robust, independent, and holistic evaluation of all aspects of a prospective Investment Vehicles and Opportunistic Investments by dedicating professionals to all sides of the equation.

The Adviser employs a three-phase due diligence process managed by the Research Team.

Phase I: Source, Filter, Evaluate

The first phase of the Adviser’s due diligence process involves (i) a general identification of potential Investment Managers and/or their Investment Vehicles and other Opportunistic Investments, (ii) filtering those potential Investment Managers and/or their Investment Vehicles and other Opportunistic Investments to identify the best ones, and (iii) performing a detailed evaluation of those potential opportunities to clarify in detail the most favorable investment venues. The cumulative result of the first phase of the Adviser’s due diligence process is the “GenSpring Front Office Report.” This document is based on the Adviser’s sourcing, filtering, and strategy evaluation process. It focuses on the merit of proposed investment opportunity and includes an overview of the proposed investment strategy, a description of the opportunity, the market dynamics that created it, the risk characteristics, the type of instruments used to execute the strategy, and the Investment Manager’s reputation and performance history. The synthesis of this information drives the fourth step of Phase I -- the decision by the Adviser’s Selection Committee to recommend that the proposed Investment Manager, Investment Vehicle or Opportunistic Investments move into Phase II of the due diligence process -- the detailed investment and operational risk review.

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Step 1: Source–Identifying Potential Investment Strategies and Managers:

In developing an investment thesis for a particular strategy, the lead Investment Research Analyst (“GenSpring Analyst”) is responsible for identifying appropriate Investment Vehicles and investment opportunities by:

•	Tapping into networks of existing investment managers, hedge funds, third party marketers, and clients;

•	Attending global trade conferences; and

•	Performing online research through such reputable sources, including, but not limited to Hedgefund.net, Morningstar and Nelson’s.

While all of these sources generate leads for potential Investment Vehicles and investment opportunities, it is the Adviser’s existing relationships with other investors and investment managers worldwide that allow for the uncovering of best new ideas and talent.

Step 2: Filtering:

Once the GenSpring Analyst has identified a potential candidate for investment, he or she will contact the Investment Manager to obtain performance information and background information on the investment strategy. Using historical returns, the GenSpring Analyst will perform quantitative screens across different time periods, including bull and bear markets, and full market cycles. The GenSpring Analyst then identifies the risk and return characteristics based on the comprehensive screen. In this phase, the Investment Vehicle, opportunity or strategy is analyzed on three bases; (i) stand-alone; (ii) relative to appropriate indices or benchmarks; and (iii) relative to its peers. If the Investment Vehicle, opportunity or strategy is considered an attractive candidate based upon this filtering process, then the Adviser’s move onto step three of the Phase I due diligence process.

Step 3: Evaluation:

In Step 3, the GenSpring Analyst conducts an introductory interview with the Investment Manager regarding his or her investment objectives and investment process. Once the initial interview is completed, the GenSpring Analyst will have an understanding of the Investment Manager’s investment process, investment objectives, whether his or her incentive is aligned with the Investment Vehicle’s performance, whether the firm is adequately staffed relative to the assets and the need to service clients, and where the majority of their investor money is coming from. This understanding will develop from obtaining some or all of the following information, depending upon applicability, from the interview:

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• The Investment Manager background, experience, and education	• Criteria used to sell a position
• Description of the investment strategy employed by the Investment Vehicle	• Annual turnover in the portfolio
• Description of the financial instruments traded in the Investment Vehicle	• The cause of any outstanding periods of over-or underperformance, and an assessment of whether they could happen again and under what circumstances
• Description of the investment methodology, fundamental or technical analysis, how portfolio allocation is decided	• The amount of money currently in the portfolio
• Appropriate returns and/or volatility for the strategy employed	• The capacity limits of the strategy
• Sustainable, repeatable investment process	• The risks involved with this strategy
• The Investment Vehicle’s geographical focus	• The biggest drawdown(s) expected in the Investment Vehicle and the potential scenarios that would cause the drawdown(s)
• Conflicts of interest and mitigation considerations	• How the selected Investment Vehicle differs from other vehicles with similar strategies
• Number of positions in the Investment Vehicle, and percentage breakdown	• Whether the partners to an Investment Vehicle have a meaningful stake in the Investment Vehicle – why or why not
• Degree of bias toward concentration, or diversification	• Who owns the Investment Manager
• Positions and actual targets: largest, smallest, average	• The number of people employed by the Investment Manager and the breakdown of their job responsibilities
• Description of the sourcing process for new investments for the Investment Vehicle	• Hiring plans, by position
• Sustainability of sourcing process	• The total number of investors in the Investment Vehicle
• How the portfolio exposure is determined	• The demographic makeup of the Investment Vehicle (i.e., institutional, high net worth individuals, pension plans, foundations, fund of funds, etc.)
• The Investment Vehicle’s target returns	• The top five investors and percentage of the Investment Vehicle’s capital
• Criteria used to add a position	• Details of any managed accounts outside the Investment Vehicle, with same strategy mandate, or overlapping positions

Once the GenSpring Analyst is satisfied that the Investment Vehicle, strategy or opportunity successfully meets the Adviser’s requirements he or she compiles a comprehensive Front Office Report. This document explains the investment strategy, risks, performance, edge (i.e., competitive advantage), best market environment for the strategy and provides background information on the Investment Vehicle and Investment Manager gathered during the steps of Phase I.

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To successfully move beyond the evaluation step (i.e., Step 3), it is expected that the Investment Manager:

•
Clearly explain the investment thesis and objectives, as well as the investment process. The stated investment objective and process must be consistent with the actual methodology used in the day-to-day management of the strategy (as verified by the GenSpring Analyst).

•	Demonstrate highly detailed knowledge of the investment thesis and trades by talking through each step of the investment selection process, and proceeding through to the sell decision.

•	Be able to provide a textured discussion of mistakes made in the past and lessons learned.

Finally, the level of the Investment Manager’s assets under management with respect to the Investment Vehicle or opportunity must be appropriate for the strategy, and there must be adequate analyst coverage for the articulated strategy.

Step 4: Selection Committee Decision:

The GenSpring Selection Committee then reviews, discusses and decides whether to allow the Investment Manager, Investment Vehicle or opportunity to proceed to Phase II of the due diligence process. The Selection Committee may assess an Investment Manager, Investment Vehicle or opportunity and may decide to send it back to the GenSpring Analyst for further clarification.

Phase II: Detailed Investment and Operational Risk Review

Phase II of the due diligence process begins only if the Selection Committee approves an Investment Manager, Investment Vehicle or opportunity and the related investment strategy at the completion of Phase I. Phase II is designed to independently verify all key representations made to the Adviser by the Investment Manager during the four steps of Phase I and to carefully evaluate the proposed Investment Vehicle from a operational business risk, financial, structural, and legal standpoint.

Step 5: On-Site Visit:

At least two members of the Research Team may visit the Investment Manager at his or her office. The purpose of the visit is to interview the principals, observe the Investment Manager’s team in action, and reconfirm that the information gathered in earlier interviews coincides with the day-to-day activities of the office. The GenSpring Analysts review documentation to support the investment thesis and witness the interaction of the people managing the portfolio.

After the on-site visit, the Research Team updates the Front Office Report with any new and additional information gathered during the visit. The Selection Committee then reviews the new information, and chooses to proceed with or terminate the process.

Step 6: Operational Risk Assessment:

The Adviser broadly defines operational risk as the risk of losses caused by people, processes, technology, or external events. These potential losses include the risks of failure in internal operational, control and accounting systems; failure in the compliance and internal audit systems; and employee fraud and misconduct. Operational risk is often referred to as “risk without reward” (i.e., there is no compensation received in terms of investment returns for taking on this risk).

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If the Selection Committee approves the results found during the filtering and evaluation steps of Phase I, the Operational Due Diligence/Back Office team initiates an operational review of the Investment Manager, Investment Vehicle or opportunity in question. The Adviser considers seven key operational risk factors:

1.	Valuation policies and procedures

2.	Existence and quality of independent service providers

3.	The experience of operations personnel

4.	Compliance and restrictions on personal trading

5.	Internal control and a robust middle and back office

6.	Segregation of trading, custody, and reporting

7.	Investment Vehicle’s legal structure, inherent conflicts, and mitigation factors

The methods for extracting information from Investment Managers during this stage include phone and on-site interviews with the Investment Manager’s chief financial officer, chief operating officer, chief compliance officer, portfolio manager and other key employees. The Back Office team has the authority to flag any risk they deem to be serious, and convene a meeting of the Research Team for discussion and decision. If further inquiry does not produce information, which mitigates the identified risks of the proposed Investment Manager, Investment Vehicle or investment opportunity, then the review process is terminated.

Step 7: Selection Committee Decision:

Based on the detailed information in the Front Office Report and Back Office Report, the Selection Committee develops their recommendation and submits it to the Adviser’s Chief Investment Officer (“CIO”). The CIO may approve or reject the proposed Investment Manager, Investment Vehicle or investment opportunity or may request more information before making a decision. If the CIO approves the proposed Investment Manager, Investment Vehicle or investment opportunity, the investment strategy will be integrated into the Adviser’s portfolio accounting and reporting structure. This effort is led by the Investment Group’s Research Associate, who will liaise with persons in the operations group at the Adviser.

Phase III: Ongoing Monitoring

Once a proposed Investment Manager, Investment Vehicle or investment opportunity is approved and invested in by the Master Portfolio, the Research Team monitors the qualitative and quantitative risks of each investment on an ongoing basis. The primary goal of this process is to determine the degree to which the Investment Manager, Investment Vehicle or investment opportunity is performing as expected and to gain early insight into factors that might call for increases or decreases in the allocation or a reassessment of the Investment Manager, Investment Vehicle or investment opportunity.

Based on the Research Team’s assessment of factors such as the degree to which the Investment Manager, Investment Vehicle or investment opportunity is pursuing an investment strategy consistent with its stated policy; the degree to which the focus, incentives, and investment strategy of the Investment Manager, Investment Vehicle or investment opportunity have changed; and whether the investment strategy employed remains consistent with the objectives of the proposed Investment Manager, Investment Vehicle or investment opportunity, the Research Team may periodically adjust the allocation made to various approved Investment Managers, Investment Vehicles or investment opportunities among other options or reverse the “approved” status of a particular Investment Manager, Investment Vehicle or investment opportunity. Examples of monitoring activities include:

•           Monthly calls with each Investment Manager

•           Monthly return performance tracking

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•           The generation of a quarterly exposure and quantitative risk report

•           Reviews of annual financial information

•           Updates of any legal or regulatory action or investigation

•           Updates of any changes in key personnel, either new hires or departures

•           Changes in leverage or exposures

•           Changes in liquidity

Salient points from document reviews, data analyses, and conversations are relayed to the Research Team to identify red flags. If the strategy of an Investment Manager or Investment Vehicle begins to drift or the performance of the Investment Manager, Investment Vehicle or investment opportunity begins to decline relative to appropriate benchmarks and peers, the Adviser will determine the reasons for the change(s). The Selection Committee uses this information to determine whether to remove the Investment Manager, Investment Vehicle or the investment opportunity from the approved list or monitor it for a specific period of time before removal. The Risk Management team will raise any issues they perceive from a quantitative perspective on a particular Investment Manager, Investment Vehicle or investment opportunity. Quantitative risk analysis and exposure reports are generated on a quarterly basis. The lead Analysts then follow-up with the Investment Manager or other necessary persons (as the case may be) and report back to the Selection Committee.

TYPES OF INVESTMENTS AND RELATED RISKS

General

The Portfolio’s investment program entails substantial risks. The Portfolio invests substantially all of its investable assets in the Master Portfolio (through the Offshore Portfolio) and except for investments in cash to meet operational needs, will not invest directly in any investments other than the Offshore Portfolio. The value of the Portfolio’s net assets will fluctuate in response to fluctuations in the value of the Investment Vehicles or Opportunistic Investments in which the Master Portfolio invests.

The investments of the Investment Vehicles are subject to special risks. This section discusses the investments that may be made by Investment Vehicles and by the Master Portfolio directly, and the principal risks that the Adviser believes are associated with those investments. The impact of a particular risk on an Investment Vehicle will, in turn, have a corresponding impact on the Portfolio by its indirect investment in the Master Portfolio. The Portfolio has made every reasonable effort to include below disclosure about all the principal risks associated with an investment in the Portfolio. Nevertheless, such disclosure may not be exhaustive and may not include a discussion of every possible risk affecting an investment.

All securities investing and trading activities risk the loss of capital. Although the Adviser attempts to moderate these risks, no assurance can be given that the Master Portfolio’s investment activities will be successful or that Members will not suffer losses. To the extent that the portfolio of an Investment Vehicle or investment opportunity is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Investment Manager of such Investment Vehicle is increased.

General economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances may affect the success of the Portfolio’s and the Master Portfolio’s activities. These factors may affect the level and volatility of security prices and liquidity of the Master Portfolio’s investments. Unexpected volatility or lack of liquidity could impair the Portfolio’s profitability or result in its suffering losses.

The Portfolio and the Master Portfolio are “non-diversified” investment companies for purposes of the 1940 Act, which means that they are not subject to limitations under the 1940 Act on the percentage of their assets that may be invested in the securities of any one issuer. Also, there are no requirements under the 1940 Act that the investments of private investment companies be diversified and these Investment Vehicles may, in some cases, concentrate their investments in a single industry or group of related industries. As a result, the Master Portfolio’s investment portfolio may be subject to greater risk and volatility than if the Master Portfolio were subject to the diversification requirements under the 1940 Act.

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Types of Investments, Investment Strategies and Related Risks

Investment Vehicles and other investments made by the Master Portfolio may utilize various types of investments and investment strategies, including those described below. It is possible that an Investment Vehicle or other investments made by the Master Portfolio may not be described below. Such an investment would be subject to its own particular risks.

Equity Securities

The Investment Vehicles and the Master Portfolio may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. The Investment Vehicles and the Master Portfolio also may invest in depositary receipts or shares relating to non-U.S. securities. See “Non-U.S. Securities.” Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. The Investment Vehicles and the Master Portfolio may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization.

Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stocks. Preferred stock generally has a preference as to dividends and upon the event of liquidation, over an issuer’s common stock, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends continue to accrue, but are payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their fixed income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). Changes in interest rates influence the investment value of a convertible security, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.

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A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by an Investment Vehicle or the Master Portfolio is called for redemption, the Investment Vehicle or the Master Portfolio, as applicable, will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Investment Vehicle’s and the Master Portfolio’s ability to achieve their investment objective, which, in turn, could result in losses to the Master Portfolio and the Portfolio.

Fixed Income Securities

The Investment Vehicles and the Master Portfolio may invest in fixed income and other debt securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Vehicles and the Master Portfolio will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) or by a non-U.S. government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

U.S. Government securities in which the Investment Vehicles or the Master Portfolio may invest include, but are not limited to, direct U.S. Treasury bonds, notes and bills, as well as the obligations of the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association (“FNMA”), Federal Financing Bank, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation (“FHLMC”), Federal Intermediate Credit Banks, Federal Land Banks, Federal Farm Credit Banks and Maritime Administration. Obligations of certain U.S. Government agencies and instrumentalities are supported by the full faith and credit of the U.S. Treasury Department (“U.S. Treasury”); others are supported by the issuer’s right to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the issuer’s obligations; still others are backed solely by the issuer’s credit. The U.S. Government may not provide support to a U.S. Government-sponsored issuer unless it is required to do so by law.

The value of FNMA and FHLMC securities have fallen sharply due to concerns that the firms do not have sufficient capital to offset losses resulting from the mortgage crisis. In mid-2008, the U.S. Treasury was authorized to increase the size of home loans in certain residential areas the FNMA and FHLMC could buy, and until 2009, to lend the FNMA and FHLMC emergency funds and to purchase the entities’ stock. In September 2008, the U.S. Treasury Department and the Federal Housing Finance Administration (“FHFA”) announced that FNMA and FHLMC would be placed into a conservatorship under FHFA. The effect that this conservatorship will have on the entities’ debt and equity securities is unclear. FNMA and FHLMC have each been the subject of investigations by federal regulators over certain accounting matters. Such investigations, and any resulting restatements of financial statements, may adversely affect the guaranteeing entity and, as a result, the payment of principal or interest on these types of securities.

The Investment Vehicles or the Master Portfolio may invest in both investment grade and non-investment grade debt securities (commonly referred to as junk bonds). Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher-grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher-grade debt securities.

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The fixed income markets have recently experienced a period of extreme volatility, which has negatively impacted market liquidity conditions. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns have since expanded to include a broad range of mortgage- and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes and sectors. As a result, fixed income instruments are experiencing liquidity issues, increased price volatility, credit downgrades, and increased likelihood of default. Securities that are less liquid are more difficult to value and may be hard to dispose of. Domestic and international equity markets have also been experiencing heightened volatility and turmoil, with issuers that have exposure to the real estate, mortgage and credit markets particularly affected. During times of market turmoil, investors tend to look to the safety of securities issued or backed by the U.S. Treasury, causing the prices of these securities to rise, and the yield to decline. These events and the continuing market upheavals may have an adverse effect on the Investment Vehicles and the Master Portfolio.

Mortgage-Backed and Asset-Backed Securities

The Investment Vehicles and the Master Portfolio may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Investment Vehicles and Master Portfolio in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Vehicles or the Master Portfolio may have entered into for these investments, resulting in a loss to the Investment Vehicle or the Master Portfolio. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

The Investment Vehicles and the Master Portfolio may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities, which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market’s perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

The Investment Vehicles and the Master Portfolio may also invest in asset-backed securities. Asset-backed securities use securitization techniques similar to mortgage-backed securities. These securities include debt securities and securities with debt-like characteristics. The collateral for these securities has included home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. Risks associated with asset-backed securities are largely similar to those of mortgage-backed securities; however, these securities may provide an Investment Vehicles and the Master Portfolio with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on such asset-backed securities.

The market for mortgage- and asset-backed securities has experienced substantially, often dramatically, lower valuations and greatly reduced liquidity. These events may have an adverse effect on the Investment Vehicles and the Master Portfolio to the extent they invest in mortgage-backed, asset-backed or other debt securities or instruments affected by the volatility in the fixed income markets. These instruments are increasingly subject to liquidity constraints, price volatility, credit downgrades and unexpected increases in default rates. As a result, mortgage- and asset-backed securities may be more difficult to value. Due to the unavailability of reliable market quotations for mortgage- and asset-backed securities, an investment in such securities may have an adverse impact on NAV. Their disposition, as compared to other types of securities, may require greater effort and expense. In addition, there may be little trading in the secondary market for mortgage-and asset-backed securities.

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Non-U.S. Securities

The Investment Vehicles and the Master Portfolio may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares, which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which the Investment Vehicles and the Master Portfolio may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of the Investment Vehicles’ and the Master Portfolio’s non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Vehicle and the Master Portfolio may also incur costs in connection with conversion between various currencies.

The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

The Investment Vehicles and the Master Portfolio may enter into forward currency exchange contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward currency exchange contracts are transactions involving an Investment Vehicle’s or the Master Portfolio’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward currency exchange contracts may be used by an Investment Vehicle and the Master Portfolio for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Vehicle or the Master Portfolio, as applicable, anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Vehicle and the Master Portfolio to “lock in” the U.S. dollar price of the security. The Investment Vehicles and the Master Portfolio may also use forward currency exchange contracts to attempt to protect the value of the Investment Vehicle’s or the Master Portfolio’s existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Vehicle’s or the Master Portfolio’s non-U.S. securities holdings and the forward currency exchange contracts entered into with respect to those holdings. The Investment Vehicles and the Master Portfolio may use forward currency exchange contracts for non-hedging purposes in seeking to meet their investment objective, such as when the Investment Manager or the Adviser, as applicable, anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though the Investment Vehicle’s or the Master Portfolio’s investment portfolio does not then hold securities denominated in those currencies. Generally, the Investment Vehicles and the Master Portfolio are not required to hedge all or any portion of their exposure to non-U.S. currency risks and there can be no assurance that hedging techniques will be successful if used.

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Exchange Traded Funds

The Investment Vehicles and the Master Portfolio may purchase and sell shares of ETFs, which are a type of investment company bought and sold on a securities exchange. Generally, ETFs represent a fixed portfolio of securities designed to track a particular market index. ETFs may also be actively managed. The Investment Vehicles and the Master Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market or to hedge other investments. The risks of owning an ETF generally reflect the risks of owning the underlying securities of the ETF, although lack of liquidity in an ETF could result in it being more volatile. ETFs also have management fees that increase their costs. As a shareholder of an ETF directly, the Investment Vehicles and the Master Portfolio would bear a pro rata portion of the ETF’s expenses, including advisory fees.

Distressed Securities

The Investment Vehicles and the Master Portfolio may invest in distressed securities. Certain of the companies in whose securities the Investment Vehicles or the Master Portfolio may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. The Investment Vehicle’s and the Master Portfolio’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Vehicle or the Master Portfolio may invest may be less than investment grade (commonly referred to as junk bonds), which may result in the Master Portfolio’s experiencing greater risks than it would if investing in higher rated instruments.

Foreign Currency Transactions

Investment Vehicles and the Master Portfolio may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security an Investment Vehicle or the Master Portfolio has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Vehicle or the Master Portfolio already owns, particularly if the Investment Manager or the Adviser, as applicable, expects a decrease in the value of the currency in which the foreign security is denominated.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve an Investment Vehicle or the Master Portfolio agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Vehicle contracted to receive in the exchange. An Investment Manager’s or the Adviser’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

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Money Market Instruments

The Investment Vehicles may invest, for defensive purposes or otherwise, some or all of their assets in high-quality fixed income securities, money market instruments and money market funds, or hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. The Master Portfolio also may invest in these instruments, pending the investment of assets in the Investment Vehicles, to maintain liquidity necessary to effect repurchase of Interests, or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows. Money market instruments are high-quality, short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation.

Repurchase Agreements

The Investment Vehicles and the Master Portfolio may enter into repurchase agreements. Repurchase agreements are transactions under which the buyer acquires ownership of securities, and the seller agrees, at the time of the sale, to repurchase the securities on a mutually agreed upon date and price thereby determining the yield during the holding period. If the seller of a repurchase agreement fails to repurchase the security in accordance with the terms of the agreement, the buyer may incur a loss to the extent that the proceeds it realizes on the sale of the security are less than the repurchase price.

Reverse Repurchase Agreements

The Investment Vehicles and the Master Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve a sale of a security by an Investment Vehicle or the Master Portfolio, as applicable, to a bank or securities dealer and the Investment Vehicle’s or the Master Portfolio’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Vehicle or the Master Portfolio. Reverse repurchase agreements also involve the risk that the market value of the portfolio security sold by the Investment Vehicle or the Master Portfolio may decline below the price of the securities the Investment Vehicle or the Master Portfolio is obligated to purchase. Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Vehicle’s or the Master Portfolio’s investment portfolio.

Purchasing Initial Public Offerings

The Investment Vehicles and the Master Portfolio may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Vehicle or the Master Portfolio to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which investors may not widely understand. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income.

Small-Capitalization Issuers

Investment Vehicle and the Master Portfolio may invest in small-capitalization companies. Investments in small-capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of small-capitalization companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically trade in lower volume and the issuers typically are more prone to changes in earnings and prospects. In addition, when selling large positions in small-capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

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Leverage

Some or all of the Investment Vehicles and may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as “leverage,” is speculative and involves certain risks. The Adviser does not currently anticipate that the Master Portfolio will engage directly in transactions involving leverage to a significant extent. The Master Portfolio may, however, borrow money in connection with its investment activities, for temporary cash management purposes, to meet repurchase requests or for temporary or emergency purposes. See “Types of Investments and Related Risks–Borrowing.” Neither the Portfolio nor the Offshore Portfolio will leverage their investments. In general, the use of leverage by the Investment Vehicles or the Master Portfolio may increase the volatility of the Investment Vehicles and the Master Portfolio.

Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value. Borrowings to purchase equity securities are typically secured by the pledge of those securities. The Investment Vehicles may also finance securities purchases through the use of reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment returns if an Investment Vehicle earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Vehicle if the Investment Vehicle fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Vehicles. In the event that an Investment Vehicle’s equity or debt instruments decline in value, the Investment Vehicle could be subject to a “margin call” or “collateral call,” under which the Investment Vehicle must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Vehicle’s assets, the Investment Vehicle might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Vehicle may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

Section 18 of the 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (“Asset Coverage Requirement”). This requirement means that the value of the registered investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness).

This limit does not apply to the majority of the underlying Investment Vehicles in which the Master Portfolio invests so the Master Portfolio’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Vehicles and thus increase the volatility of the value of Interests.

In seeking “leveraged” market exposure in certain investments and in attempting to increase overall returns, an Investment Vehicle may purchase options and other synthetic instruments that do not constitute “indebtedness” for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

Private Equity

The Investment Vehicles and the Master Portfolio may engage in private equity investing. Private equity investing seeks to generate capital appreciation through investments in private companies in need of capital. A private equity strategy seeks to profit from, among other things, the inefficiencies inherent in these markets through valuation and due diligence analysis of available business opportunities. The Investment Vehicles and the Master Portfolio may invest in private equity vehicles that vary widely by sector, size, stage (venture, mezzanine, etc.), duration and liquidity. The Investment Vehicles and the Master Portfolio may engage in both direct investment and co-investment private equity deals.

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Short Sales

The Investment Vehicles and the Master Portfolio may engage in short sales. An Investment Vehicle may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Investment Manager believes possess volatility characteristics similar to those being hedged. An Investment Vehicle may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Investment Manager’s view, the security is over-valued in relation to the issuer’s prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Vehicle’s portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. There can be no assurance that securities necessary to cover an Investment Vehicle’s short position will be available for purchase.

An Investment Vehicle may make “short sales against-the-box,” in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Vehicle makes a short sale against-the-box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Vehicle will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing out short sales against-the-box.

The SEC and financial industry regulatory authorities in other countries have imposed temporary prohibitions and restrictions on certain types of short sale transactions. These prohibitions and restrictions, or the imposition of other regulatory requirements on short selling in the future, could inhibit the ability of an Investment Manager or the Adviser to sell securities short on behalf of an Investment Vehicle or the Master Portfolio, as applicable.

Borrowing

The Portfolio will not borrow for any purpose. The Master Portfolio may borrow money in connection with its investment activities, for temporary cash management purposes, to meet repurchase requests or for temporary or emergency purposes. The use of borrowings for investment purposes involves a high degree of risk. The Master Portfolio generally intends to borrow money only in limited circumstances when attractive investment opportunities are available and sufficient cash or other liquid resources are not otherwise available, or where the Adviser believes it would not be prudent to sell existing portfolio holdings. The Master Portfolio will repay any borrowing incurred using the first available funds, including proceeds from withdrawals from Investment Vehicles or proceeds from the offering of Interests, in order to minimize the interest expense and other borrowing costs. If the Portfolio or the Master Portfolio borrows to finance repurchases, interest on that borrowing will negatively affect Members who do not have all of their Interests repurchased by the Portfolio, by increasing the Portfolio’s and the Master Portfolio’s expenses and reducing any net investment income.

The Master Portfolio is not permitted to borrow for any purposes if, immediately after such borrowing, it would fail to comply with the Asset Coverage Requirement under the 1940 Act. In addition, under Section 18 of the 1940 Act, the Master Portfolio may not declare distributions, or purchase its securities (including through repurchase offers) if, immediately after doing so, it would have an asset coverage of less than 300% of the total outstanding principal balance of indebtedness. Thus, the Master Portfolio must limit its borrowings and leverage practices to the extent necessary to permit the repurchase of securities pursuant to any offer by the Master Portfolio to repurchase interests, at such times and on such terms as may be determined by the Master Portfolio’s Board, in its sole discretion, without causing the Master Portfolio to have an asset coverage of less than 300%.

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To the extent that the Master Portfolio borrows money in connection with its investment activities, the value of its net assets will tend to increase or decrease at a greater rate than if no borrowing occurred due to the resultant leverage. If the Master Portfolio’s investments decline in value, Members’ loss will be magnified if the Master Portfolio has borrowed money to make investments.

If the Master Portfolio does not generate sufficient cash flow from operations, it may not be able to repay borrowings, or the Master Portfolio may be forced to sell investments at disadvantageous times in order to repay borrowings. While borrowings are outstanding, the continued interest expense might adversely affect performance and may prevent the Master Portfolio from taking advantage of attractive investment opportunities. Performance could also be negatively impacted if the Master Portfolio was forced to sell investments to repay borrowings (including borrowings incurred to finance repurchases). Such sales could also increase the Master Portfolio’s portfolio turnover rate.

The rights of any lenders to the Master Portfolio to receive payments of interest or payments of principal will be senior to those of its members (including the Offshore Portfolio), and the terms of any borrowings may contain provisions that limit certain activities of the Master Portfolio, including distributions (if any) to its members. Interest payments and fees incurred in connection with borrowings will increase the Master Portfolio’s expense ratio and will reduce any income the Master Portfolio otherwise has available for distributions.

Investment Strategies and Related Risks

The Portfolio, through its indirect investment in the Master Portfolio, is subject to strategy risk of the Investment Vehicles and other investments made by the Master Portfolio. Strategy risk refers to the failure or deterioration of investment or trading techniques employed within or across strategies, such that some or all Investment Vehicles or investment opportunities employing such techniques may suffer significant losses. Losses associated with strategy risk may result from excessive concentration by multiple Investment Vehicles in the same or similar trading positions. Likewise, broad events or market dislocations, particularly those accompanied by illiquidity, might adversely affect a wide range of Investment Vehicles or investment opportunities using certain strategies. Many of the trading or investment strategies employed by Investment Vehicles and investment opportunities are speculative and involve substantial risks.

The Portfolio, through its indirect investment in the Master Portfolio, will not be limited with respect to the types of investment strategies that Investment Vehicles or other investment opportunities may employ or the markets (including non-U.S. markets) or instruments in which they invest. Following are descriptions of certain of the investment strategies utilized by the Investment Vehicles and Opportunistic Investments. The Investment Vehicles or other investment opportunities may employ other strategies as well. There can be no assurance that the Investment Vehicles or other investment opportunities will succeed in any of these strategies. (For ease of reference, the term Investment Vehicle below includes other investments made by the Master Portfolio including Opportunistic Investments.)

Equity Long/Short Strategies

This strategy involves creating and managing long and short portfolios of common stock with the intent of generating non-market related returns, with an emphasis on an Investment Vehicle’s discretionary approach based on fundamental research, rather than a pure quantitative analysis approach. These types of portfolios usually have net long or short exposure significantly different than zero, distinguishing them from equity hedging and arbitrage strategies. It is expected that the Investment Vehicles will employ a wide range of styles. For example, Investment Vehicles may (i) focus on companies within specific industries; (ii) focus on companies only in certain countries or regions; or (iii) employ a more diversified approach, allocating assets to opportunities across investing styles, industry sectors and geographic regions.

Event Driven Strategies

This strategy involves taking long or short positions in a security based on the expected value of the security upon completion of a certain transaction or event. Event driven strategies seek to identify security price changes resulting from corporate events such as restructurings, mergers, takeovers, spin-offs and other special situations. Corporate event arbitrageurs generally choose their investments based on their perceptions of the likelihood that the event or transaction will occur, the amount of time that the process will take and the perceived ratio of return to risk. Strategies that may be utilized in the event driven sector include merger arbitrage, high yield/distressed securities, and special situations, each of which is described in greater detail below.

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Merger Arbitrage. Merger arbitrageurs seek to capture the price spread between current market prices and the value of securities upon successful completion of a takeover or merger transaction. The availability of spreads reflects the unwillingness of other market participants to take on transaction-based risk, that is, the risk that the transaction will not be completed and the price of the company being acquired will fall. Merger arbitrageurs evaluate this risk and seek to create portfolios that reduce specific event risk.

High Yield/Distressed Securities. High yield/distressed securities strategies invest in debt or equity securities of companies in or near bankruptcy or involved in the reorganization stage with the goal of capitalizing on inefficiencies associated with pricing such illiquid securities. Investment Vehicles differ in terms of the level of the capital structure in which they invest, the stage of the restructuring process at which they invest, and the degree to which they become actively involved in negotiating the terms of the restructuring.

Special Situations. Special situations such as spin-offs and corporate reorganizations and restructurings offer additional opportunities for event driven managers. Often these strategies are employed alongside merger arbitrage or distressed investing. An Investment Vehicle’s ability to evaluate the effect of the impact and timing of the event and to take on the associated event risk is the source of the returns. Investment Vehicles differ in the degree to which they hedge the equity market risk of their portfolios.

Relative Value Strategies

Relative value strategies seek to profit from the mispricing of financial instruments, capturing spreads between related securities that deviate from their fair value or historical norms. Directional and market exposure is generally held to a minimum or completely hedged. Sophisticated mathematical and statistical techniques and models are used to attempt to identify relative value between related instruments or combinations of instruments. The Investment Vehicles pursuing arbitrage strategies utilize a variety of techniques and models, ranging from purely quantitative, short-term models to more discretionary approaches using fundamental research to construct long and short portfolios. Strategies that may be utilized in the relative value sector include convertible arbitrage, equity arbitrage, and fixed-income arbitrage, each of which is described in greater detail below.

Convertible Arbitrage. This strategy involves investing in undervalued instruments that are convertible into equity securities and then hedging out systematic risks associated with either the convertible instrument, the underlying security or both. Convertible bond arbitrage strategies consist of buying convertible bonds and shorting an appropriate number of shares of the issuer’s common stock. The stock short sale is intended to hedge the stock price risk arising from the equity conversion feature of the convertible bond. Due to the bond features of convertibles, credit and interest rate risk may also be hedged.

Equity Arbitrage. Equity arbitrage strategies try to avoid market direction influences and seek to generate returns primarily from stock selection. These strategies generally involve creating simultaneously long and short matched equity portfolios of equity securities that the Investment Vehicles determine are mispriced relative to each other, typically with similar characteristics. Portfolios are generally designed to exhibit zero or low beta (a measure of an equity security’s volatility relative to the equity market) or currency neutral, or both. Equity portfolios typically control for industry, sector, market capitalization, and other exposures as well, and leverage is often applied to enhance returns.

Fixed-Income Arbitrage. Fixed-income arbitrage strategies seek to exploit pricing anomalies that might exist across fixed-income securities and their related derivatives often using leverage to enhance returns. Although some fixed-income strategies are based on macroeconomic considerations, the strategies are primarily quantitative in nature, and financial modeling is an integral component. Opportunities in fixed-income instruments or baskets of securities are found when securities deviate from historical relationships or fair value as determined by the Investment Vehicle. These relationships can be temporarily distorted by exogenous shocks to fixed-income supply and demand or by structural changes in the fixed-income market.

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Currency Arbitrage. This strategy seeks to capture the price differential between a basket currency and its component currencies.

Index Arbitrage. This strategy involves investing in a group of securities comprising an index, or a representative sample of an index, in order to capture the pricing differences that may arise between the index and the component securities.

Interest Rate Arbitrage. This strategy seeks to exploit price anomalies between related securities with prices that fluctuate in response to interest rate movements.

Statistical Long/Short Equity. This strategy involves constructing portfolios of offsetting long and short equity positions using mathematical or statistical techniques to identify relative value between long and short positions.

Pairs Trading. This is a specific type of equity hedging strategy that involves effecting offsetting long and short equity positions in the same industry or sector.

Multi-Strategy. This strategy involves investing across a range of strategies. The Investment Vehicles that employ a multi-strategy tend to be more opportunistic in targeting specific relative value strategies during differing market environments. In addition, these Investment Vehicles may have exposures that have traditionally been described as being within the event driven sector, such as merger arbitrage, high yield/distressed securities and other special situations.

Tactical Trading Strategies

Tactical trading strategies are directional trading strategies that generally fall into one of the following two categories: managed futures strategies and global macro strategies. Managed futures strategies involve trading in futures and currencies globally, generally using systematic or discretionary approaches based on identified trends. In formulating these strategies, Investment Vehicles generally use quantitative models or discretionary inputs to speculate on the direction of individual markets or subsectors of markets. Global macro strategies generally utilize analysis of macroeconomic and financial conditions to develop views on country, regional or broader economic themes and then seek to capitalize on such views by trading in securities, commodities, interest rates, currencies and other instruments.

An Investment Vehicle utilizing these strategies may invest in futures contracts, forward contracts, commodities, options on futures and on commodities and other derivative contracts on foreign currencies, financial instruments, stock indexes and other financial market indexes, metals, grains and agricultural products, petroleum and petroleum products, livestock and meats, oil seeds, tropical products and softs (such as sugar, cocoa, coffee and cotton). An Investment Vehicle may also engage in the speculative trading of securities, including, but not limited to, equity and debt securities (including, without limitation, high yield securities and emerging market securities), and other securities. Speculative trading of securities may be performed so on a cash basis or using options or other derivative instruments. Certain Investment Vehicles may utilize other investment media, such as swaps and other similar instruments and transactions. All speculative trading on behalf of the Investment Vehicles will be conducted at the direction of the Investment Managers. Investment Vehicles will generally trade on commodities and securities exchanges worldwide as well as in the interbank foreign currency forward market and various other over-the-counter markets.

Real Estate

Real estate strategies consist generally of investing in Investment Vehicles that are: (a) registered investment companies or managers that invest in real estate investment trusts (commonly known as “REITs”) and (b) private partnerships that make direct investments in (i) existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties, (ii) raw land, which may be held for development or for the purpose of appreciation or (iii) conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations (“CMOs”). The investment may be in the U.S. or foreign real estate or real estate-related investments. Some of the investments may be in “emerging markets” that may offer significant opportunities for capital appreciation and income, but also carry significant risks.

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The Investment Vehicles that are private partnerships that invest in real estate typically offer the opportunity to generate attractive returns, but without the liquidity offered by REITs. These Investment Vehicles will invest in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. The Investment Vehicles may invest in raw land, which may be acquired for appreciation or development purposes. These Investment Vehicles often do not provide their investors with the right to redeem their investment, thus the investors only gain liquidity in their investment though the distribution of rental income and the ultimate liquidation or sale of real estate assets held by the Investment Vehicle.

Special Investment Instruments and Techniques

Investment Vehicles may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Investment Vehicles against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve an Investment Vehicle’s investment objective. The Master Portfolio may also use these special investment instruments and techniques for either hedging or non-hedging purposes. These strategies may be executed through derivatives transactions. The instruments used and the particular manner in which they are used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives. Investment Vehicles may invest in, or enter into derivatives transactions. Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Vehicle can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative and the portfolio of the Investment Vehicle as a whole. Derivatives permit an Investment Vehicle to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the Investment Vehicle can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential effect on performance of an Investment Vehicle. An Investment Vehicle’s use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Vehicle or to adjust market or risk exposure.

If an Investment Vehicle invests in derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Vehicle or result in a loss. An Investment Vehicle also could experience losses if the derivative transaction is poorly correlated with its other investments, or if the Investment Vehicle is unable to liquidate the position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

The use of certain derivatives is subject to regulation by the U.S. Commodity Futures Trading Commission. However, each of the Portfolio and the Master Portfolio is exempt from such regulations and has filed the requisite notice of exclusion from registration as a “commodity pool operator” with the National Futures Association.

Options and Futures. The Investment Vehicles may utilize options and futures contracts and so-called “synthetic” options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Investment Vehicle’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Investment Vehicle may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

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The Investment Vehicles may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Investment Vehicles. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

The Investment Vehicles may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Investment Vehicle will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

The Investment Vehicles may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets in which no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, and the Investment Vehicles or the Master Portfolio could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission.

Engaging in transactions in futures contracts involves risk of loss to the Investment Vehicles or the Master Portfolio that could adversely affect the value of the Investment Vehicle’s and the Master Portfolio’s net assets. There can be no assurance that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Investment Vehicles or the Master Portfolio to substantial losses. Successful use of futures also is subject to the Investment Manager’s or the Adviser’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Positions of the SEC and its staff may require an Investment Manager or the Adviser to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Investment Manager’s or the Adviser’s ability otherwise to invest those assets. While the Investment Vehicles may engage in transactions involving options and commodities, the Master Portfolio will not directly engage in, nor will it segregate assets in connection with, such transactions.

Call and Put Options on Securities Indices. The Investment Vehicles may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Investment Vehicles. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Investment Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

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Warrants and Rights. The Investment Vehicles may invest in warrants and rights. Warrants and rights may be purchased separately or may be received as part of a unit or attached to securities purchased. Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements. The Investment Vehicles may enter into equity, interest rate, index and currency rate swap agreements in order to obtain a particular return when it is desirable to do so, possibly at a lower cost than if the Investment Vehicle had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by an Investment Vehicle would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Investment Vehicle is contractually obligated to make. If the other party to a swap defaults, the Investment Vehicle’s risk of loss consists of the net amount of payments that the Investment Vehicle contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by an Investment Manager in whose Investment Vehicle the Master Portfolio could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Master Portfolio may enter into swap agreements under which the Master Portfolio may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Vehicle over a stated time period. The Master Portfolio may seek to achieve the same investment result through the use of other derivatives in similar circumstances.

Lending Portfolio Securities. The Investment Vehicles may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Master Portfolio may likewise, lend its securities to brokers, dealers and other financial institutions. The Investment Vehicles and the Master Portfolio remain entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Vehicles and the Master Portfolio an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. In connection with any such transaction, the Investment Vehicle and the Master Portfolio, as applicable, will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. While securities are on loan, the Investment Vehicles and the Master Portfolio are subject to the following risks: 1) that the borrower may default on the loan and that the collateral could be inadequate in the event the borrower defaults, 2) that the earnings on the collateral invested may not be sufficient to pay fees incurred in connection with the loan, 3) that the principal value of the collateral invested may decline and may not be sufficient to pay back the borrower for the amount of the collateral posted, 4) that the borrower may use the loaned securities to cover a short sale, which may place downward pressure on the market prices of the loaned securities, and 5) that return of loaned securities could be delayed and could interfere with portfolio management decisions.

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When-Issued and Forward Commitment Securities. The Investments Vehicles may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Vehicle to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Vehicle. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Vehicle disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Vehicle on a forward basis will not honor its purchase obligation. In such cases, an Investment Vehicle or the Master Portfolio may incur a loss.

Restricted and Illiquid Investments. Investment Vehicles may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. The Master Portfolio may likewise, without limitation, invest in such securities and investments. The Investment Vehicles in which the Master Portfolio invests will themselves generally be illiquid. See also “Types of Investments and Related Risks–Risks of Portfolio of Hedge Funds Structure–Investment Vehicle Interests Generally Illiquid; Lack of Liquidity of Master Portfolio.” Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

When registration is required to sell a security, an Investment Vehicle may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Vehicle may be permitted to sell a security under an effective registration statement. If adverse market conditions were to develop during this period, an Investment Vehicle might obtain a less favorable price than the price that prevailed when the Investment Vehicle decided to sell. The Investment Vehicles may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

Counterparty Credit Risk. The markets in which the Investment Vehicles effect their transactions may be “over-the-counter” or “interdealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent an Investment Vehicle invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Investment Vehicle may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Investment Vehicle to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Investment Vehicles to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Master Portfolio.

Control Positions. Investment Vehicles may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Vehicle to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Vehicles, the investing Investment Vehicles likely would suffer losses on their investments.

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Risks of Portfolio of Hedge Funds Structure

Following are the principal risks that relate to the Investment Vehicle investment approach:

Investment Vehicles Not Registered. Investment Vehicles invested in by the Master Portfolio may not be registered as investment companies under the 1940 Act. The Master Portfolio, as an investor in these Investment Vehicles, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.

Although the Adviser will receive information from each Investment Vehicle regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. An Investment Vehicle may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. The performance of the Master Portfolio and, therefore, the Portfolio, depends on the success of the Adviser in selecting Investment Vehicle for investment by the Master Portfolio and the allocation and reallocation of Master Portfolio assets among those funds.

Availability of Information. For the Portfolio and the Master Portfolio to complete their tax reporting requirements and for the Portfolio to provide an audited annual report to Members, they must receive timely information from the Investment Vehicles. An Investment Vehicle’s delay in providing this information could delay the Portfolio’s preparation of tax information for investors, which could require Members to seek extensions of the time to file their tax returns or could delay the preparation of the Portfolio’s annual report.

Multiple Levels of Fees and Expenses; Duplicative Transaction Costs. An investor in the Portfolio meeting the eligibility conditions imposed by the Investment Vehicles, including minimum initial investment requirements that may be higher than those imposed by the Portfolio, could invest directly in the Investment Vehicles. By investing in the Investment Vehicles indirectly through the Portfolio as an investor in the Master Portfolio (through the Offshore Portfolio), an investor bears a portion of the fees and expenses at the Portfolio and the Master Portfolio level, and also indirectly bears a portion of the asset-based fees, performance-based fees and other expenses borne by the Master Portfolio as an investor in the Investment Vehicles. This layering of fees often occurs in master-feeder structures of this type.

Each Investment Manager will receive any performance-based fees to which it is entitled irrespective of the performance of the other Investment Managers and the Master Portfolio generally. As a result, an Investment Manager with positive performance may receive compensation from the Investment Vehicle, and thus indirectly from the Portfolio and its Members, even if the Master Portfolio’s overall returns are negative. Generally, asset-based fees payable to Investment Managers will range from 1% to 2% (annualized) of the net asset value of the Master Portfolio’s investment in the Investment Vehicle, and performance-based fees will generally range from 10% to 25% of the Master Portfolio’s share of the net profits earned by the Investment Vehicle. In addition, Investment Managers make investment decisions of the Investment Vehicles independently of each other so that, at any particular time, one Investment Vehicle may be purchasing shares of an issuer whose shares are being sold at the same time by another Investment Vehicle. Investing by Investment Vehicles in this manner will cause the Master Portfolio to indirectly incur certain transaction costs without accomplishing any net investment result.

Inability to Invest in Investment Vehicles. Because the Master Portfolio may make additional investments in or withdrawals from Investment Vehicles only at certain times according to limitations set out in the governing documents of the Investment Vehicles, the Master Portfolio from time to time may have to invest some of its assets temporarily in high-quality fixed income securities, money market instruments, money market funds or repurchase agreements, or hold cash or cash equivalents. During this time that the Master Portfolio’s assets are not invested in Investment Vehicles, that portion of the Master Portfolio’s assets will not be used to pursue the Master Portfolio’s investment objective.

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Investment Vehicle Interests Generally Illiquid; Lack of Liquidity of Master Portfolio. The interests in the Investment Vehicles in which the Master Portfolio will invest will generally be illiquid (except for open-end investment companies) and, consequently, the Master Portfolio may be illiquid. The Master Portfolio may make investments in, or withdrawals from, the Investment Vehicles only at certain times specified in the governing documents of the Investment Vehicles. The Master Portfolio will typically be able to dispose of Investment Vehicle interests that it has purchased only on a periodic basis such as monthly, quarterly, semi-annually or over longer periods with specified advance notice requirements and, if adverse market conditions were to develop during any period in which the Master Portfolio is unable to sell Investment Vehicle interests, the Master Portfolio might obtain a less favorable price than that which prevailed when it decided to buy or sell. In addition, the Investment Vehicles may impose certain restrictions on withdrawals, such as lock-ups, gates, or suspensions of withdrawal rights under certain circumstances, during which time the Master Portfolio may not withdraw all or part of its interest in the Investment Vehicle, or may withdraw only by paying a penalty.

Some of the Investment Vehicles may hold a portion of their investments, in particular investments that are illiquid, in so-called designated investments or side pockets. Side pockets are sub-funds within the Investment Vehicles that create a structure to invest in illiquid securities and are valued independently from the general portfolio with distinct allocation, distribution and redemption terms. Their liquidation occurs over a much longer period than that applicable to the Investment Vehicles’ general portfolio. Were the Master Portfolio to seek to liquidate its investment in an Investment Vehicle, which maintains some of its investments in a side pocket, the Master Portfolio might not be able to fully liquidate its investment without delay, which could be considerable. During the period until the Master Portfolio fully liquidated its interest in the Investment Vehicle, the value of its investment would fluctuate.

There may be times when the Adviser intends to withdraw all or a portion of the Master Portfolio’s investment in an Investment Vehicle but cannot immediately do so even when other investors in the Investment Vehicle are able to withdraw. The Portfolio may need to suspend or postpone repurchase offers to Members if the Master Portfolio is not able to dispose of Investment Vehicle interests in a timely manner, thus affecting negatively the Members’ liquidity.

In addition, as a result of delays in the Master Portfolio’s ability to withdraw from an Investment Vehicle, the Master Portfolio may need to borrow money to fund new investments in Investment Vehicles or to meet repurchase requests from the Portfolio.

In-Kind Distributions by Investment Vehicles. Investment Vehicles may be permitted to distribute securities in kind to investors, including the Master Portfolio. The Master Portfolio expects that in the event of an in-kind distribution, it will typically receive securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interest of the Master Portfolio. However, the Adviser may not be able to dispose of these securities at favorable prices or at all, which would have an adverse effect on the Master Portfolio’s performance, or at favorable times, which may adversely affect the Master Portfolio’s ability to make other investments.

Valuation. Certain securities in which the Investment Vehicles or the Master Portfolio invests may not have a readily ascertainable market price and will be valued by the Investment Managers or the Adviser using a fair valuation process. Although the Adviser will conduct a due diligence review of the valuation methodology utilized by the Investment Vehicles and will monitor all Investment Vehicles and compare their monthly results with those of peer investment vehicles, the valuations provided by Investment Vehicles to the Master Portfolio generally will be conclusive with respect to the Master Portfolio unless the Master Portfolio has a clearly discernible reason not to trust the accuracy of such valuations. For a detailed description of the valuation process and the Adviser’s due diligence, see “Capital Accounts and Allocations -- Net Asset Valuation.” Reliance upon such valuations will occur even though an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager’s compensation.

The Adviser is required to consider all relevant information available at the time the Master Portfolio values its portfolio. However, in most cases, the Adviser will have limited ability to confirm independently the accuracy of the valuations received from an Investment Vehicle because the Adviser does not generally have access to all necessary financial and other information relating to the Investment Vehicles to determine independently the Investment Vehicles’ net asset values. The Portfolio will rely on the net asset value reported by the Master Portfolio in determining its own net asset value.

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In addition, the net asset values or other valuation information received by the Adviser from the Investment Vehicles may be subject to revision through the end of each Investment Vehicle’s annual audit. Such adjustments or revisions, whether increasing or decreasing the net asset value of the Master Portfolio and, therefore, also the net asset value of the Portfolio, at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Portfolio received by Members who had their Interests repurchased and received their repurchase proceeds prior to such adjustments.

Securities Believed to Be Undervalued or Incorrectly Valued. Securities that an Investment Vehicle believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Investment Vehicle anticipates. As a result, the Master Portfolio may lose all or substantially all of its investment in an Investment Vehicle in any particular instance.

Dilution. If an Investment Manager limits the amount of capital that may be contributed to an Investment Vehicle from the Master Portfolio, or if the Master Portfolio declines to purchase additional interests in an Investment Vehicle, continued sales of interests in the Investment Vehicle to others may dilute the returns for the Master Portfolio from the Investment Vehicle.

Investments in Non-Voting Stock; Inability to Vote. For a various reasons, including certain prohibitions under the 1940 Act, the Master Portfolio may hold its interest in an Investment Vehicle in non-voting form. This limitation on owning voting securities is intended to ensure that an Investment Vehicle (other than separately managed accounts) is not deemed an “affiliated person” of the Master Portfolio for purposes of the 1940 Act, which may, among other things, potentially impose limits on transactions with the Investment Vehicles, both by the Master Portfolio and other clients of the Adviser. To limit its voting interest in certain Investments Vehicles, the Master Portfolio may enter into contractual arrangements under which the Master Portfolio irrevocably waives its rights (if any) to vote its interest in an Investment Vehicle. The Master Portfolio will not receive any consideration in return for entering into a voting waiver arrangement. In addition, other investment funds or accounts managed by the Adviser may waive their voting rights in a particular Investment Vehicle. Subject to the oversight of the Master Portfolio’s Board, the Adviser will decide whether to waive such voting rights and, in making these decisions, will consider the amounts (if any) invested in by the Adviser in the particular Investment Vehicle. These voting waiver arrangements may increase the ability of the Master Portfolio to invest in certain Investment Vehicles.

However, to the extent the Master Portfolio contractually foregoes the right to vote the securities of an Investment Vehicle, the Master Portfolio will not be able to vote on matters that require the approval of the interestholders of the Investment Vehicle, including matters that may be adverse to the Master Portfolio’s interests. This restriction could diminish the influence of the Master Portfolio in an Investment Vehicle, as compared to other investors in the Investment Vehicle and could adversely affect the Master Portfolio’s investment in the Investment Vehicle, which could result in unpredictable and potentially adverse effects on the Portfolio and its Members. There are, however, other statutory tests of affiliation (including a presumption of control if an investor owns more the 25% of any investment). In circumstances in which the Master Portfolio is presumed to “control” an Investment Vehicle, such investments would likely be subject to the prohibitions of Section 17 of the 1940 Act notwithstanding that the Master Portfolio has entered into a voting waiver arrangement.

Misconduct by Investment Managers. There is a risk of misconduct by Investment Managers. When the Adviser invests the Master Portfolio’s assets in Investment Vehicle, the Master Portfolio does not have custody of the assets or control over their investment. Therefore, there is always the risk that the Investment Manager could divert or abscond with the assets, inaccurately or fraudulently report the Investment Vehicle’s value, fail to follow agreed upon investment strategies, provide false reports of operations, or engage in other misconduct. The Investment Vehicles with whom the Adviser invests the Master Portfolio’s assets may be private investment companies and have not registered their securities or investment advisory operations under federal or state securities laws. This lack of registration, with the attendant lack of regulatory oversight, may enhance the risk of misconduct by the Investment Managers. There also is a risk that governmental or other authorities may take regulatory actions against Investment Managers, which may expose investors such as the Master Portfolio, which have placed assets with such Investment Managers’ Investment Vehicles, to losses.

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Custody Risk. Custody of the Master Portfolio’s assets will be held in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder, which require, among other things, that such assets be held by certain qualified banks or companies and in compliance with certain specified conditions. However, certain Investment Vehicles are not required to, and may not, hold custody of their assets in accordance with those requirements. As a result, bankruptcy or fraud at institutions, such as brokerage firms or banks, or administrators, into whose custody those Investment Vehicles have placed their assets could impair the operational capabilities or the capital position of the Investment Vehicles and may, in turn, have an adverse impact on the Portfolio and the Master Portfolio.

Litigation and Enforcement Risk. Investment Vehicles might accumulate substantial positions in the securities of a specific company and engage in a proxy fight, become involved in litigation or attempt to gain control of a company. Under such circumstances, the Master Portfolio conceivably could be named as a defendant in a lawsuit or regulatory action. There have been a number of widely reported instances of violations of securities laws through the misuse of confidential information, diverting or absconding with Investment Vehicle assets, falsely reporting Investment Vehicle values and performance, and other violations of the securities laws. Such violations may result in substantial liabilities for damages caused to others, for the disgorgement of profits realized and for penalties. If the entity in which the Master Portfolio invested engaged in such violations, the Master Portfolio could be exposed to losses.

Offshore Portfolio Not Registered. The Offshore Portfolio is not a registered investment company and will not be subject to the investor protections of the 1940 Act, nor are the Offshore Portfolio’s securities registered under the Securities Act. The Portfolio, by investing in the Offshore Portfolio, will not have the protections offered to investors in registered investment companies. The Portfolio, however, will control the Offshore Portfolio, making it unlikely that the Offshore Portfolio will take action contrary to the interests of Members.

Changes in United States and/or Cayman Islands Law. If there are changes in the laws of the United States and/or the Cayman Islands, under which the Portfolio and the Offshore Portfolio, respectively, are organized, so as to result in the inability of the Portfolio and/or the Offshore Portfolio to operate as set forth in this prospectus, there may be a substantial effect on Members. For example, if Cayman Islands law changes such that the Offshore Portfolio must conduct business operations within the Cayman Islands, or pay taxes to the Cayman Islands, Members would likely suffer decreased investment returns. Such changes could also result in the inability of the Portfolio to operate on a going-forward basis, resulting in the Portfolio’s being liquidated.

Regulatory Change. The regulation of the U.S. and non-U.S. securities and futures markets and investment companies such as the Portfolio and the Master Portfolio has undergone substantial change in the recent years, and such change is expected to continue for the foreseeable future. For example, the regulatory and tax environment for derivatives in which Investment Vehicles may participate is evolving, and changes in the regulation or taxation of derivatives may materially adversely affect the value of the derivatives held by the Investment Vehicles and the ability of the Investment Vehicles to pursue their trading strategies. Similarly, the regulatory environment for leveraged investors and for private investment companies generally is evolving. The effect of regulatory change on the Portfolio and the Master Portfolio, while impossible to predict, could be substantial and adverse.

The Portfolio relies on a position taken by the staff of the SEC with respect to a non-affiliated investment company allowing a structure whereby the Portfolio will invest in the Master Portfolio via the Offshore Portfolio. To the extent that the views of the SEC staff, which do not represent the views of the SEC itself, were to change, the structure of the Portfolio’s investment in the Master Portfolio could be adversely affected, possibly affecting the treatment of unrelated business taxable income.

Government Intervention in Financial Markets. Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity.

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Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Investment Vehicles invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Investment Vehicles, the Portfolio or the Master Portfolio are regulated. Such legislation or regulation could limit or preclude the Investment Vehicles’, the Portfolio’s or the Master Portfolio’s ability to achieve their investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Investment Vehicle’s or the Master Portfolio’s’ portfolio holdings. Furthermore, volatile financial markets can expose the Investment Vehicles or the Maser Portfolio to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by Investment Vehicles or the Master Portfolio.

Lack of Transparency. Investment Vehicles may, consistent with applicable law, not disclose the contents of their portfolios. This lack of transparency may cause the Master Portfolio to be unable to determine the levels of ownership in certain asset classes in the Investment Vehicles.

OTHER RISKS

Investing in the Portfolio will involve risks other than those associated with investments made and investment strategies used by the Master Portfolio and the Investment Vehicles, including those described below:

Lack of Operating History

The Portfolio, the Offshore Portfolio and the Master Portfolio are newly formed entities and have no operating history upon which investors can evaluate its past performance. There can be no assurance that the Portfolio, the Offshore Portfolio and the Master Portfolio will meet their investment objectives.

Incentive Fee Arrangements

Investment Managers may receive a performance-based fee generally of 10% to 25% of net profits of the Investment Vehicle that they manage. These performance-based fees may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based fee. In addition, the performance-based fees payable to Investment Managers will be calculated on a basis that includes realized and unrealized appreciation of assets and may be greater than if they were based solely on realized gains. The Adviser is not paid a performance-based fee.

“Master-Feeder” Structure–Other Investors in the Master Portfolio

The Master Portfolio, through which the Portfolio (via the Offshore Portfolio) makes its investments, is anticipated to have at least two feeder funds that invest substantially all of their assets in the Master Portfolio. One of the feeder funds is the Portfolio, the other is the Taxable Portfolio. Since each feeder fund can set its own transaction minimums, feeder-specific expenses, and other conditions, one feeder fund could offer access to the Master Portfolio on more attractive terms, or could experience better performance, than another feeder fund. In addition, certain investors who are not “U.S. Persons” for purposes of Regulation S under the Securities Act (“Non-U.S. Persons”) will be permitted to purchase shares the Offshore Portfolio directly (i.e., without subscribing for interests of the Portfolio).

The actions of larger feeder funds may harm smaller feeder funds. For example, a larger feeder fund could have more voting power than the Portfolio over the operations of the Master Portfolio’s portfolio. To the extent that other feeder funds tender for a significant portion of their interests, the assets of the Master Portfolio’s portfolio may decrease. The resulting reduction in the Master Portfolio’s asset base could limit the ability of the Adviser to successfully implement the investment program of the Master Portfolio and could have a material adverse effect on the Portfolio. Furthermore, the resulting reduction in the Master Portfolio’s asset base could cause the Portfolio’s expense ratio to increase to the extent contributions to the Master Portfolio’s portfolio do not offset the cash outflows. Members will not receive notification of other feeder funds’ repurchase requests and, therefore, may not have the opportunity to redeem their Interests in the Portfolio prior to or at the same time as the feeder fund that is requesting to have its interests repurchased.

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Availability of Investment Opportunities

The business of identifying and structuring investments of the types contemplated by the Portfolio, the Offshore Portfolio and the Master Portfolio is competitive and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to various factors, including, but not limited to, the investment strategies of the Investment Vehicles available, the timing of such Investment Vehicle’ subscription and redemption activities relative to those of the Master Portfolio, liquidity concerns, as well as market conditions and the prevailing regulatory or political climate. However, the Adviser will always act in good faith and make allocations fairly, given the relevant circumstances. No assurance can be given that the Master Portfolio will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by the Investment Vehicles is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by an Investment Manager, an Investment Vehicle may not be permitted to take advantage of the opportunity to the fullest extent desired. Other investment vehicles sponsored, managed or advised by the Adviser and its affiliates may seek investment opportunities similar to those the Portfolio, the Offshore Portfolio and the Master Portfolio may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Portfolio and the Master Portfolio.

Inadequate Return; Potential Loss of Investment

No assurance can be given that the returns on the Portfolio’s investments will be commensurate with the risk of investment in the Portfolio. Investors should not commit money to the Portfolio unless they have the resources to sustain the loss of their entire investment in the Portfolio. No guarantee or representation is made that the Master Portfolio’s and the Investment Vehicles’ investment programs will be successful. Past performance is not indicative of future results.

Limited Liquidity; Repurchases of Interests; Transfer Limitations

The Portfolio is a closed-end, non-diversified, management investment company designed primarily for long-term investors. Investors should not invest in the Portfolio if they need a liquid investment. Interests in the Portfolio will not be traded on any securities exchange, are not expected to trade on any other market, and are subject to substantial restrictions on transferability and resale. There is no secondary trading market for the Interests and none is expected to develop. The transferability of Interests will be subject to certain restrictions contained in the LLC Agreement and may be affected by restrictions imposed under applicable securities laws. Subject to very limited exceptions, a Member will not be permitted to transfer an Interest without the written consent of the Board. The Board will consent to a transfer of an Interest only if it has determined, after consultation with counsel, that the transfer will not cause the Portfolio to be treated as a “publicly traded partnership” taxable as a corporation. The Interests are, therefore, not readily marketable. Because the Portfolio is a closed-end investment company, its Interests will not be redeemable at the option of Members, and they will not be exchangeable for interests of any other fund.

Although the Board, in its complete and absolute discretion, may cause the Portfolio to offer or make repurchase offers for outstanding Interests at their net asset value, the Interests are considerably less liquid than shares of funds that trade on a stock exchange or shares of open-end investment companies (commonly known as mutual funds). The Portfolio expects to offer to repurchase Interests on a semi-annual basis. The amount that the Portfolio will offer to repurchase during any repurchase offer is determined by the Board in its sole discretion, and such repurchase amount may be a portion of the Portfolio’s outstanding Interests. In addition, in extreme cases, the Portfolio may not be able to complete repurchases if the Master Portfolio is unable to repurchase a portion of the Portfolio’s interest in the Master Portfolio, held through the Offshore Portfolio, due to the Master Portfolio’s holding of illiquid investments. There will be a substantial period of time between the date as of which Members must submit a request to have their Interests repurchased and the date they can expect to receive payment for their Interests from the Portfolio. Members that have Interests accepted for repurchase will bear the risk that the Portfolio’s net asset value may fluctuate significantly between the time that the Members submit their repurchase requests and the date as of which the Interests are valued for purposes of the repurchase. Further, repurchases of Interests, if any, may be suspended or postponed in the sole discretion of the Board. Consequently, an investment in the Portfolio is suitable only for investors who can bear the risks associated with the limited liquidity of the Interests and the underlying investments of the Portfolio. See “Redemptions, Repurchases and Transfers of Interests.”

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Reporting Requirements

Members who beneficially own Interests that constitute more than 5% or 10% of the Portfolio’s Interests will be subject to beneficial ownership reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules promulgated thereunder. These provisions include requirements to file certain reports with the SEC. The Portfolio has no obligation to file such reports on behalf of such Members or to notify Members that such reports are required to be made. Members who may be subject to these requirements should consult with their legal advisers.

Potential Significant Effect of the Performance of a Limited Number of Investments

The Adviser expects that the Master Portfolio generally will participate in multiple investments. The Master Portfolio may, however, make investments in a limited number of Investment Vehicles, and Investment Vehicles may make investments in a limited number of portfolio companies. In either instance, these limited number of investments may have a significant effect on the performance of the Master Portfolio and, therefore, the Portfolio.

Banking Regulation

The Adviser, SunTrust and their affiliates are subject to certain U.S. banking laws, including the Bank Holding Company Act of 1956, as amended (“BHC Act”), and to regulation by the Federal Reserve. Neither SunTrust, the Adviser nor any of their affiliates expect to control the Portfolio or Master Portfolio for purposes of the BHC Act. However, if SunTrust or the Adviser, directly or indirectly through their subsidiaries, make capital contributions to the Portfolio or the Master Portfolio in an aggregate amount such that SunTrust or the Adviser may be deemed to control the Portfolio or the Master Portfolio for purposes of the BHC Act, or if SunTrust or the Adviser are otherwise deemed to control the Portfolio or the Master Portfolio for purposes of the BHC Act, the Portfolio or the Master Portfolio, as the case may be, may be subject to certain investment limitations and other limitations. For example, if SunTrust or the Adviser is deemed to control the Master Portfolio, the Master Portfolio may be unable to purchase securities of an Investment Vehicle (or other company) if the aggregate ownership of the Investment Vehicle by the Master Portfolio, when aggregated with the investments (if any) of SunTrust, the Adviser and their affiliates in such Investment Vehicle (or other company), equal 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity (including subordinated debt) of the Investment Vehicle (or other company). In addition, other restrictions on the transactions and relationships between SunTrust, the Adviser and their affiliates, on the one hand, and the Portfolio or the Master Portfolio, on the other hand, may apply.

SunTrust as Lender to Issuers of Securities in which the Master Portfolio Invests

The Adviser will not cause the Master Portfolio to make loans to or receive loans from SunTrust or its affiliates. SunTrust or its affiliates may lend to issuers of securities that are owned by the Master Portfolio or that are owned by the Investment Vehicles, or to affiliates of those issuers, or may receive guarantees from the issuers of those securities. In making and administering such loans, SunTrust or its affiliates may take actions against those issuers, including, but not limited to, restructuring a loan, foreclosing on the loan, requiring additional collateral from an issuer, charging significant fees and interest to the issuer, placing the issuer in bankruptcy, or demanding payment on a loan guarantee, any of which may be contrary to the interests of the Master Portfolio. If that happens, the security issued by the borrower or the guarantor or the affiliate that is owned by the Master Portfolio or the Investment Vehicles may lose some or all of its value.

The Adviser will not cause the Master Portfolio to invest in an issuer of securities which the Adviser knows to have a lending relationship with SunTrust or its affiliates. However, neither SunTrust nor its affiliates provide the Adviser with access to information concerning SunTrust’s or its affiliates lending customers and, therefore, the Adviser may, in fact, without the Adviser’s knowledge, cause the Master Portfolio to invest in the securities of SunTrust’s or its affiliates lending clients.

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Effecting Transactions through Affiliates of the Adviser

The Investment Vehicles may effect portfolio transactions through an affiliate of the Adviser (or a firm in which the Adviser or its affiliates may have an interest) as broker or riskless principal if an Investment Manager not affiliated with the Adviser or its affiliates makes the investment decision and refers the transactions to the Adviser or its affiliates. The Investment Vehicles may also effect portfolio transactions with broker-dealers, banks, or other companies acting as principal or agent, in which the Adviser or its affiliates have an investment. Any fees that the Master Portfolio will bear as a result of such portfolio transactions will not be reduced or offset to reflect the transaction fees or profits obtained by the Adviser or its affiliates.

The Investment Managers may also invest in securities or other assets or contracts, even though an affiliate of the Adviser or a company in which an affiliate of the Adviser has an interest, is acting or has acted as an underwriter, syndicate or selling group member, adviser, dealer, placement agent or in other capacities in respect of those securities, assets or contracts.

LIMITS OF RISK DISCLOSURES

The above discussion of the various risks associated with the Portfolio, the Offshore Portfolio, the Master Portfolio and the Interests is not, and is not intended to be, a complete enumeration or explanation of the risks associated with an investment in the Portfolio. Prospective investors should read this entire Memorandum and the LLC Agreement. In addition, as the Portfolio’s investment program changes or develops over time, an investment in the Portfolio may be subject to risk factors not described in this Memorandum.

In view of the risks noted above, the Portfolio should be considered a speculative investment, and investors should invest in the Portfolio only if they can sustain a complete loss of their investment. No guarantee or representation is made that the investment program of the Portfolio, the Offshore Portfolio, the Master Portfolio or any Investment Vehicle will be successful, that the various Investment Vehicles selected will produce positive returns or that the Portfolio will achieve their investment objective.

INVESTMENT POLICIES AND RESTRICTIONS

The Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s investment objective is non-fundamental. The Portfolio’s and the Offshore Portfolio’s investment objective may be changed by the Board (also acting for the Offshore Portfolio) without Member approval. The Portfolio will give Members at least a 60-days’ prior written notice of any such change. The Master Portfolio’s investment objective may be changed by the Master Portfolio’s Board without the approval of the Master Portfolio’s members. The Master Portfolio will give its members at least a 60-days’ prior written notice of any such change.

The Portfolio has adopted certain fundamental investment restrictions, which are listed below, and changing these restrictions will require the vote of a majority of the Portfolio’s outstanding voting securities, as defined in Section 2 of the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Portfolio, means the vote, at an annual or a special meeting of the security holders of the Portfolio duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Portfolio, whichever is less. No other policy, including the Portfolio’s investment objective, is a fundamental policy of the Portfolio, except as expressly stated. Within the limits of the Portfolio’s fundamental policies, the Portfolio’s management has reserved freedom of action.

The Portfolio’s fundamental investment restrictions are as follows:

(1) The Portfolio will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities or other cash equivalents, of issuers engaged in any single industry. For purposes of this restriction, the Portfolio’s investments in the Offshore Portfolio and the Master Portfolio and directly or indirectly in the Investment Vehicles, are not deemed to be an investment in a single industry.

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(2) The Portfolio will not borrow money or issue any senior security, except to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

(3) The Portfolio will not underwrite securities of other issuers, except insofar as the Portfolio may be deemed an underwriter under the Securities Act, in connection with the disposition of its portfolio securities.

(4) The Portfolio will not make loans, except to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

(5) The Portfolio will not purchase or sell physical commodities or commodity contracts, nor will it sell futures or options on commodities. The Portfolio will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment restriction.

(6) The Portfolio will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Vehicles that invest or deal in real estate.

None of the Portfolio’s fundamental investment restrictions prevent the Portfolio from investing substantially all of its assets in the securities of another registered investment company (in a master-feeder structure) with the same investment objective as the Portfolio. The Portfolio will invest substantially all of its investable assets in the Master Portfolio, through the Offshore Portfolio, and each of the Offshore Portfolio and the Master Portfolio have the same investment objective as the Portfolio. The Offshore Portfolio and the Master Portfolio have adopted the same fundamental investment restrictions as the Portfolio; changing these restrictions will require the approval of a majority of the outstanding voting securities of the Offshore Portfolio and the Master Portfolio. If the Portfolio were to withdraw from the Offshore Portfolio and the Master Portfolio and invest its assets directly, the Portfolio’s fundamental investment restrictions would apply directly to the Portfolio’s investments (or any account consisting solely of Portfolio assets).

The Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s fundamental investment restrictions do not apply to the activities and transactions of the Investment Vehicles in which the assets of the Portfolio, the Offshore Portfolio and the Master Portfolio are invested. In applying the fundamental investment restrictions, certain investment limitations and other policies described in this Memorandum, the Portfolio, the Offshore Portfolio and the Master Portfolio will not aggregate their investments and transactions with those of the underlying Investment Vehicles. Therefore, with respect to Investment Vehicles, the Portfolio, the Offshore Portfolio and the Master Portfolio will not “look through” to the investments and transactions of the Investment Vehicles. In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Portfolio’s total assets, unless otherwise stated in this Memorandum, will not constitute a deviation from the restriction or policy.

Except as otherwise indicated, the Portfolio, the Offshore Portfolio and the Master Portfolio may change their investment objectives and any of their policies, restrictions, strategies, and techniques if the respective Board of Directors believes doing so is in the best interests of the Portfolio, the Offshore Portfolio and the Master Portfolio and the Members.

MANAGEMENT OF THE PORTFOLIO

Board of Directors

The Board of Directors has overall responsibility for the management and supervision of the operations of the Portfolio and the Master Portfolio. Directors will not contribute to the capital of the Portfolio or the Master Portfolio in their capacity as Directors, but may subscribe for Interests as Members, subject to the eligibility requirements described in this Memorandum. The Offshore Portfolio does not have a board of directors. The only members of the Offshore Portfolio are the Portfolio, the Adviser (which holds only a nominal, non-voting interest) and certain Non-U.S. Persons. The Portfolio is the managing member of the Offshore Portfolio, and the members have delegated day-to-day management and general oversight responsibilities of the Offshore Portfolio to the Portfolio. The Offshore Portfolio therefore is effectively controlled by the Board.

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Directors serve on the Board or the Master Portfolio’s Board for terms of indefinite duration. A Director’s position in that capacity will terminate if the Director is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Director may resign, subject to giving 90 days’ prior written notice to the other Directors if such resignation is likely to affect adversely the tax status of the Portfolio or the Master Portfolio. A Director may be removed by vote of two-thirds (2/3) of the Directors serving on the Board or the Master Portfolio’s Board, as applicable, not subject to the removal vote. In addition, a Director serving on the Board may be removed by a vote of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Director, the remaining Directors serving on the Board or the Master Portfolio’s Board, as applicable, may appoint an individual to serve as a Director, so long as immediately after the appointment at least two-thirds (2/3) of the Directors then serving on the Board or the Master Portfolio’s Board, as applicable, would have been elected by the Members or the Master Portfolio’s members, as applicable. In addition, any vacancy in the position of Directors may be filled, if required by Section 16 of the 1940 Act which governs changes in the board of directors, by a plurality of the vote at a meeting of Members or the Master Portfolio’s members, as applicable, at which a quorum is present in person or by proxy. See also “Voting.” The Board or the Master Portfolio’s Board may call a meeting of Members or the Master Portfolio’s members, as applicable, to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by Members or the Master Portfolio’s members, as applicable, cease to constitute a majority of the respective Board of Directors then serving.

Directors and Officers

The Adviser will oversee the management of the day-to-day operations of the Portfolio and the Master Portfolio under the supervision of the Board and the Master Portfolio’s Board, as applicable. The Adviser, subject to approval by the Board and the Master Portfolio’s Board, as applicable, has the authority to appoint officers to assist in the day-to-day management of the Portfolio’s and the Master Portfolio’s operations.

None of the Directors of the Board and the Master Portfolio’s Board are affiliated with the Adviser or its affiliates and are not “interested persons” as defined under Section 2(a)(19) of the 1940 Act (“Independent Directors”). The address of the Directors and Officers is c/o GenSpring Family Offices, LLC, 3801 PGA Blvd, Suite 555, Palm Beach Gardens, FL 33410. A list of the Directors and officers of the Portfolio and the Master Portfolio and a brief statement of their present positions and principal occupations during the past five years are set out below.

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DIRECTORS

Name and Age	Position with the Portfolio and the Master Portfolio and Length of Time Served(1)	Principal Occupation(s) in the Past 5 Years	Number of Portfolios in Portfolio Complex(2) Overseen by Director	Other Directorships Held by Director

Jeffrey M. Biggar (59)	Director and Chairman of the Board Since inception	Chief Operating Officer, Cedar Brook Financial Partners LLC (March 2008-present). Retired (2006-March 2008). Chief Executive Officer and Senior Managing Director, Sterling (National City Corp.) (2002-2006)	53	None

Jean Brunel (60)	Director Since inception	Managing Principal, Brunel Associates, LLC	3	Fiduciary Consulting, Inc.

George C. Guynn (66)	Director Since inception	Retired. President (1996- October 2006) and Chief Executive Officer (1995-October 2006) Federal Reserve Bank of Atlanta	53	Genuine Parts Company; Oxford Industries; John Wieland Homes and Neighborhoods Inc.; Acuity Brands Inc.

Sidney E. Harris (59)	Director Since inception	Professor (since 1997), Dean (1997-2004), J. Mack Robinson College of Business, Georgia State University	53	Total System Services, Inc.;

Joel Katzman (56)	Director Since inception	President and Chief Executive Officer of J.P. Morgan Alternative Asset Management, Inc. (1995 - 2005)	None	None

(1)	The term of office for a Director is indefinite, until he or she resigns, is removed or a successor is elected and qualified.

(2)	The Portfolio Complex consists of the Portfolio, the Master Portfolio and the Taxable Portfolio, the RidgeWorth Funds Trust and the RidgeWorth Variable Trust.

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OFFICERS WHO ARE NOT DIRECTORS

Name and Age	Position with the Portfolio and the Master Portfolio and Length of Time Served	Principal Occupation(s) in the Past 5 Years

Maria Elena (Mel) Lagomasino (60)	President and Chief Executive Officer (since inception)	Chief Executive Officer of the Adviser (since 2005). Prior to that, she served as Chairman and CEO of JP Morgan Private Bank.

Martin R. Dean (45)	Treasurer, Chief Financial Officer and Chief Accounting Officer (since inception)	Senior Vice President, Fund Administration, Citi Fund Services.

Daniel J. Igo (38)	Assistant Secretary (Since August 2009)
Project Manager and Assistant Vice President, Citi Fund Services (2007 to present); Legal Services Manager, Citi Fund Services  (2004 to 2006); Manager, State Street Research & Management Company (2003 to 2004).

Michael J. Nanosky (42)	Chief Compliance Officer (since inception)
Vice President and Chief Compliance Officer of CCO Services of Citi Fund Services since 2008; Vice President and Managing Director of Regulatory Compliance of National City Bank- Allegiant Asset Management from (2004 to 2008); Assistant Vice President and Director of Fund Administration and Compliance of National City Bank-Allegiant Asset Management from (2002 to 2004).

Ginny Neal (35)	Secretary (since inception)	Director of Corporate and Legal Affairs of the Adviser (since 2005) Prior to that, she served as General Counsel and Chief Operating officer of Mary Mahoney Enterprises, Inc.

The Portfolio’s Board and the Master Portfolio’s Board has each formed an Audit Committee. Each of the Directors is a member of the Audit Committee.

The functions of the Audit Committee are to: (1) oversee the accounting and financial reporting process of the Portfolio and the Master Portfolio; (2) oversee the quality and integrity of the Portfolio’s and the Master Portfolio’s financial statements and the independent audit of the financial statements; (3) oversee the compliance with legal and regulatory requirements that relate to the Portfolio’s and the Master Portfolio’s accounting, financial reporting and independent audits; (4) review and evaluate the qualifications, independence and performance of the auditors prior to the engagement of the audits; and (5) serve as liaison between the auditors and the Board and the Master Portfolio’s Board.

The Committee may perform other tasks, as the Board and the Master Portfolio’s Board deem necessary and appropriate from time to time. The Chairman of the Audit Committee is Jean Brunel who also serves as the Audit Committee Financial Expert. The Portfolio and the Master Portfolio are newly organized and, therefore, no meetings of the Audit Committee has been held in the current fiscal year. All actions taken by a committee of the Board will be recorded and reported to the full Board at their next meeting following such actions.

Director Ownership of Securities

The following table shows the dollar amount range of each Director’s “beneficial ownership” of shares of each of the Portfolio. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the 1934 Act. The “Family of Investment Companies” referenced in the table consists of the Portfolio, the Master Portfolio, the Taxable Portfolio, RidgeWorth Funds Trust and RidgeWorth Variable Trust.

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Name of Trustee	Dollar Range of Equity Securities in the Portfolio*	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Directors in Family of Investment Companies**

Jeffrey M. Biggar	None	$50,001-$100,000
Jean Brunel	None	None
George C. Guynn	None	None
Sidney E. Harris	None	Over $100,000
Joel Katzman	None	None

* As of the date of this Memorandum. ** As of March 31, 2009.

As of the date of this Memorandum, no Director and no immediate family member of any Director was the beneficial owner or owner of record of an interest in either the Adviser, or in any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

Compensation

The following table shows information regarding the compensation received by the Directors of the Portfolio, the Master Portfolio and the Taxable Portfolio and the aggregate compensation paid to them by all registered investment companies for which the Adviser or their affiliates serve as an investment adviser or manager. The Portfolio Complex referenced in the table consists of the Portfolio, the Master Portfolio, RidgeWorth Funds Trust and RidgeWorth Variable Trust.

Name of Director	Aggregate Compensation from the Portfolio, the Master Portfolio and the Taxable Portfolio(1)	Pension or Retirement Benefits Accrued (as Part of Portfolio Expenses)	Estimated Annual Benefits Upon Retirement	Total Compensation From the Portfolio, the Master Portfolio, the Taxable Portfolio and the Portfolio Complex Paid to Directors

Jeffrey M. Biggar	$52,500	N/A	N/A	$166,000
Jean Brunel	$42,000	N/A	N/A	$42,000
George C. Guynn	$42,000	N/A	N/A	$155,500
Sidney E. Harris	$42,000	N/A	N/A	$188,375
Joel Katzman	$42,000	N/A	N/A	$42,000

(1)
Each of the Portfolio, the Master Portfolio and the Taxable Portfolio has not completed its first full year since its organization. Therefore, the information furnished with respect to the Portfolio, Master Portfolio and Taxable Portfolio is an estimated amount for the fiscal year. The information under “Total Compensation from the Portfolio, the Master Portfolio, the Taxable Portfolio and the Portfolio Complex Paid to Directors” reflects the estimated compensation to be paid by the Portfolio, the Master Portfolio and the Taxable Portfolio for the fiscal year and compensation paid by each other registered investment company in the Portfolio Complex through March 31, 2009.

THE ADVISER

GenSpring Family Offices, LLC serves as the managing member and investment adviser to the Portfolio and the Master Portfolio, and is registered as an investment adviser under the Advisers Act and is a limited liability company formed under the laws of the State of Florida. The Adviser is located at 3801 PGA Blvd, Suite 555, Palm Beach Gardens, FL 33410. The Adviser is a subsidiary of SunTrust, a financial holding company. Through its banking subsidiaries, SunTrust provides deposit, credit, trust, and investment services to a broad range of retail, business, and institutional clients. Other subsidiaries provide mortgage banking, brokerage, investment management, equipment leasing, and capital market services. Pursuant to the authority and responsibilities granted to it under the Master Portfolio’s Limited Liability Company Agreement, the Adviser will retain all rights, duties and powers to manage the affairs of the Master Portfolio that may not be delegated under Delaware law, and that are not otherwise delegated by the Adviser to the Master Portfolio’s Board or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement.

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Pursuant to the authority and responsibilities granted to it under the LLC Agreement, the Adviser will also oversee the day-to-day operations of the Portfolio under the supervision of the Board. In this role, the Adviser will be responsible, among other things, for: (i) approving the acceptance of initial and additional subscriptions from investors on behalf of the Portfolio; (ii) making determinations whether future subscriptions should be accepted; (iii) making determinations regarding transfers of Interests; (iv) acting as tax matter partner of the Portfolio; and (v) managing and overseeing the general administrative and operational aspects of the Portfolio. The Adviser may be removed as the Portfolio’s manager under the LLC Agreement by the vote or written consent of Members holding a majority of the total number of votes eligible to be cast by all Members.

The Adviser and the Portfolio are expected to request an exemptive relief from the SEC that, if granted, would permit the Adviser, subject to the approval of the Board, to select Investment Managers to directly manage a portion of the Master Portfolio’s assets without the approval of Members (“Order”).  The Order, if granted by the SEC, would apply only to Investment Managers that manage a direct portion of the Master Portfolio’s assets in segregated or separate accounts.  The Order would not apply to the Master Portfolio’s investments in pooled investment vehicles.  The Order, if granted by the SEC, would allow the Adviser, subject to oversight by the Board, to (1) oversee the Investment Managers and recommend their hiring, termination and replacement, and (2) appoint a new Investment Manager not affiliated with the Adviser, with the approval of the Board and without obtaining approval from Members.  Within 90 days after hiring any new Investment Manager, Members would receive information about the new Investment Manager relationship.

Duty of Care of the Directors and Adviser and Indemnification of Directors, Officers and Adviser

The LLC Agreement provides that each Director and the Adviser shall not be liable to the Portfolio or to any of the Members for any loss or damage occasioned by any act or omission in the performance of their services, unless it is determined, by final judicial decision of a court of competent jurisdiction on the merits from which there is no further right to appeal, that such loss is due to an act or omission of the Director or the Adviser constituting willful misfeasance, bad faith, or gross negligence of the duties involved in the conduct of the Director’s office.

The LLC Agreement also provides for the indemnification, to the fullest extent permitted by law, of each Director (and his respective executors, heirs, assigns, successors or other legal representatives), Officer and the Adviser (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any person who controls, is controlled by or is under common control with, the Adviser and the Adviser’s respective assigns, successors or other legal representatives) of the Portfolio (each, an “Indemnitee”) against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees (“Loss”), incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such Indemnitee may be or may have been involved as a party or otherwise, or with respect to which such Indemnitee may be or may have been threatened, while in office or thereafter, except to the extent that such Loss is determined, by a final judicial decision on the merits, from which there is no further right to appeal, to be have been incurred or suffered by such Indemnitee by reason of the Indemnitee’s willful misfeasance, bad faith or gross negligence of his duties involved in the conduct of such Indemnitee’s office or position.  The rights of indemnification provided under the LLC Agreement shall not be construed so as to provide for indemnification of an Indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but instead shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by applicable law.

The rights of indemnification provided to the Directors, Officers and the Adviser are not exclusive of or affect any other rights to which any Director of Officer may be entitled by contract or otherwise under law.  In this regard, the Portfolio has purchased and maintains a standard investment company directors and officers/errors and omissions liability insurance policy on behalf of each Director and Officer.  The Adviser is entitled to coverage under a separate liability insurance policy that was not purchased by the Portfolio.

INVESTMENT ADVISORY AGREEMENT

In addition to the authority and responsibilities granted to it under the LLC Agreement and the Master Portfolio’s Limited Liability Company Agreement, the Adviser has also entered into an investment advisory agreement with the Portfolio and the Master Portfolio (“Advisory Agreement”). The Advisory Agreement provides that the Adviser is responsible, subject to the supervision of the Master Portfolio’s Board, for formulating a continuing investment program for the Master Portfolio. The Adviser is authorized to make all decisions regarding the Master Portfolio’s purchases and withdrawals of interests in Investment Vehicles.

The Advisory Agreement became effective on June 30, 2009, and will continue in effect for a period of two years from the effective date, and thereafter will continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by: (i) the applicable Board of Directors or (ii) a vote of a majority of the relevant Portfolio’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the directors who are not (A) parties to the Advisory Agreement or (B) “interested persons” (as defined in the 1940 Act) of any party to the Advisory Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

The Advisory Agreement provides that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Master Portfolio or their respective members in connection with the matters to which this Advisory Agreement relates. The Advisory Agreement also provides that the Adviser may consult with counsel and accountants in respect of the Portfolio’s and the Master Portfolio’s affairs and shall not be liable for any action or inaction reasonably taken in accordance with the advice or opinion of such counsel or accountants, provided that such counsel and accountants shall have been selected with reasonable care and diligence. The Advisory Agreement also provides that under no circumstances shall any party to the Advisory Agreement be liable to another for special, punitive or consequential damages, arising under or in connection with the Advisory Agreement, even if previously informed of the possibility of such damages. Notwithstanding any other provision in the Advisory Agreement, nothing in the Advisory Agreement will be deemed to protect or purport to protect the Adviser against any liability to the Portfolio and the Master Portfolio or to members of the Portfolio or the Master Portfolio to which the Adviser would otherwise be subject by reason of breach of the Advisory Agreement or willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under the Advisory Agreement.

A discussion regarding the basis for each Board’s approval the Advisory Agreement and will be available in the Portfolio’s and the Master Portfolio’s first Annual or Semi-annual Report to shareholders.

Compensation Paid by the Portfolio to the Adviser

The Adviser will not be paid any management fee or an incentive fee for its services under the Investment Advisory Agreement. However, under the Adviser’s business arrangements with its clients, the Adviser charges its clients a separate individualized fee for providing a variety of investment management services. The fee charged to the Adviser’s clients is not intended to cover the fees and expenses of the Adviser in providing investment management services to the Portfolio and the Master Portfolio. In addition, please note that the Investment Managers of the Investment Vehicles in which the Master Portfolio invests generally will charge investors management fees and performance based fees.

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Portfolio Managers

The day-to-day management of the Master Portfolio’s portfolio is the responsibility of Andrew Mehalko, Michael Murgio, Chris Battifarano, John Tassone, Ted Mayden and Suzanne Carlisle.

Andrew Mehalko: Mr. Mehalko is the Chief Investment Officer for the Adviser. Andrew establishes Investment Group policy and oversees the development and management of the Adviser’s investment process, investment strategy, and identification and selection of third party money managers. In addition, Mr. Mehalko is Chairman of the Adviser’s Investment Committee and is responsible for GenSpring’s Family Investment Solutions covering a full range of strategies and asset classes. Prior to joining the Adviser, Mr. Mehalko was engaged in professional portfolio management and investment advisory services, and served several years as the Chief Investment Officer for DCA Global Investment Management. Mr. Mehalko is a Chartered Financial Analyst, and has substantial client service expertise. Andrew received a Bachelor of Science degree, with a major in Finance from the University of North Carolina Greensboro. Mr. Mehalko has also completed course work in Behavioral Finance and Investment Management at Harvard University Business School. Mr. Mehalko holds the FINRA Series 3 and 65 securities registrations and is a member of The Economic Club of New York.

Michael Murgio: Mr. Murgio joined the Adviser in 2002 and was formerly a portfolio strategist for the firm. Mr. Murgio leads the Investment Platform group and is responsible for all of the firm’s macro research, baseline portfolio management, manager due diligence and the family investment vehicle(s). Prior to joining the Adviser, Michael spent three years performing equity research for SunTrust’s Robinson Humphrey Capital Markets Division in Atlanta, GA. Mr. Murgio graduated magna cum laude with a finance degree from Florida State University, and has earned the Chartered Financial Analyst designation. He is a member of the CFA Society of South Florida.

Chris Battifarano: Mr. Battifarano is a portfolio strategist. Mr. Battifarano joined the Adviser in 2001 and is responsible for leading the manager due diligence effort on traditional and hedge fund managers. Mr. Battifarano is a voting member of the Selection Committee. Prior to joining the Adviser, Mr. Battifarano was an equity research analyst with Ryan, Beck & Co. Mr. Battifarano has earned both a BBA in finance and a MBA both from the University of Miami. Chris has achieved both the Chartered Financial Analyst and the Chartered Alternative Investment Analyst designations. Chris has also passed FINRA Series 7 and Series 63 exams (currently inactive) as well the Florida Life Heath and Variable Annuities licensing requirements.

John Tassone: Mr. Tassone is Director of the Adviser’s Investment Operations & Administration. In this role Mr. Tassone is responsible for managing the investment platform’s operations and administration functions across the firm. In addition, Mr. Tassone is responsible for oversight of the Adviser’s Operational Due Diligence team. Mr. Tassone is also a voting member of the Selection Committee. Over his last sixteen years in the investment management and financial services industry he has worked in many facets of the business, including M&A/ investment banking, securities trading, broker dealer operations, compliance, and tax and estate planning. Prior to joining the Adviser, Mr. Tassone spent six years with Deutsche Bank Securities in New York City following his tenure at Rabobank International and Deloitte & Touche LLP. Mr. Tassone is a graduate of Cornell University (B.A. Business Management) and earned an M.B.A. (Accounting) from Union University, magna cum laude, and his J.D. from Albany Law School. He is currently a member of the bar in New York and Connecticut and holds the FINRA Series 65 license.

Ted Mayden: Mr. Mayden is a Partner at GenSpring Private Equity where he is responsible for the management of the GenSpring Private Equity Multi-Manager and the GenSpring PE Direct Investment Fund. This includes identification, due diligence, selection, and ongoing monitoring of investments. Mr. Mayden is a Voting Member of the GenSpring PE Investment Committee and is also responsible for the ongoing management of the SunTrust Equity Partners (“STEP”) Legacy Portfolio. Mr. Mayden’s primary industries of focus include Healthcare and Consumer Products. Prior to joining the Adviser, Mr. Mayden spent several years with SunTrust serving as the Head of STEP, as well as head of SunTrust’s Equity Capital Markets, High Yield, and Municipal Capital Markets businesses. Previously, Mr. Mayden worked as an investment banker at Merrill Lynch and BT Alex Brown where he accumulated extensive transactional experience and assumed management responsibilities in Investment Banking, Financial Risk Management and Municipal Securities. Mr. Mayden currently serves on the Advisory Board of AIG Altaris Healthcare Partners and previously served on Advisory Committees for Leeds Capital Partners and Massey Burch Venture Fund II. Mr. Mayden earned his undergraduate degree at the University of Michigan, his law degree at Wayne State University, and his MBA at Columbia University.

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Suzanne Carlisle: Ms. Carlisle is the Director of Operational Due Diligence. Ms. Carlisle joined the Adviser in June 2007 with over 20 years of investment due diligence experience with a SEC registered investment advisor and broker-dealer. Ms. Carlisle is a member of the Research Team and is responsible for conducting operational due diligence evaluations of third party investment managers of traditional and alternative investments. Prior to joining the Adviser, Ms. Carlisle held several positions of progressive responsibility within a large, independent broker-dealer and SEC registered investment advisor (operating in all fifty states). In her most recent role as the Director of Research and Due Diligence, she led a team of analysts, evaluating third party investment managers and investment product sponsors in advance of firm approval. Ms. Carlisle attended the University of Florida and Florida Atlantic University, earning a B. S. in Business Administration, with a major in Finance. Ms. Carlisle also holds a Certified Financial Planner® certification and a Series 65 license, Florida Life, Health and Disability insurance licenses. Ms. Carlisle formerly held a FINRA Series 7, 24 and variable annuity licenses (currently inactive).

Portfolio Manager Compensation Structure

Compensation for portfolio managers consists of a base salary, bonus and benefits. The bonus amount for a portfolio manager is based upon (1) how well a portfolio manager performs versus industry benchmarks, (2) the Adviser’s overall performance and (3) a subjective assessment of a portfolio manager.

Other Accounts Managed by the Portfolio Manager and Potential Conflicts of Interest

The following table sets forth information about funds and accounts other than the Master Portfolio for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of May 31, 2009. Assets are managed on a team basis.

	Registered Investment Companies Managed by the Portfolio Manager*		Pooled Investment Vehicles Managed by the Portfolio Manager		Other Accounts Managed by the Portfolio Manager
Name of Portfolio’s Portfolio Manager	Number	Total Assets	Number	Total Assets (mm)	Number	Total Assets

Andrew Mehalko	0	$0	21	$448.6	0	$0
Michael Murgio	0	$0	21	$448.6	0	$0
Chris Battifarano	0	$0	21	$448.6	0	$0
John Tassone	0	$0	21	$448.6	0	$0
Ted Mayden	0	$0	21	$448.6	0	$0
Suzanne Carlisle	0	$0	21	$448.6	0	$0

* The portfolio managers also manage the Taxable Portfolio and the Master Portfolio.

Security Ownership of Portfolio Manager

As of the date of this Memorandum, no portfolio manager was the beneficial owner of any securities in the Portfolio or the Master Portfolio.

CODES OF ETHICS

The Portfolio, the Master Portfolio and the Adviser have each adopted a code of ethics (“Code of Ethics”) as required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including making investments in the securities of Investment Vehicles that may be purchased or held by the Master Portfolio, subject to a number of restrictions and controls. Each Code of Ethics is available on the SEC’s website at www.sec.gov. In addition, each Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of each Code of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: www.publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

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VOTING

Member Voting Rights

Each Member has the right to cast a number of votes based on the value of the Member’s investment percentage at a meeting of Members called by the Board or by Members holding at least a majority of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Portfolio’s business and may not act for or bind the Portfolio.

Whenever the Portfolio as an investor in the Offshore Portfolio is requested to vote on matters pertaining to the Offshore Portfolio, the Portfolio will seek voting instructions from the Members on such matters and, if required, will hold a meeting of the Members, and the Portfolio will vote its shares in the Offshore Portfolio for or against such matters proportionately to the instructions received from the Members. Thus, the Portfolio will effectively “pass through” its voting rights to the Members. The Portfolio shall vote Interests for which it receives no voting instructions in the same proportion as the Interests for which it receives voting instructions. Members of the Portfolio will not be able to vote on the termination of the Master Portfolio’s business, which may be determined by the Master Portfolio without Member approval.

In addition, whenever the Portfolio (in its capacity as an investor in the Master Portfolio through the Offshore Portfolio) is requested to vote on matters pertaining to the Master Portfolio, the Offshore Portfolio will Pass through its pass voting rights to the Portfolio. The Portfolio will seek voting instructions from its Members on such matters and, if required, will hold a meeting of the Members, and the Portfolio will vote its interest in the Master Portfolio, through the Offshore Portfolio, for or against such matters in accordance with the instructions received from a majority of its Members. Thus, the Offshore Portfolio will not vote on Master Portfolio matters requiring a vote of Master Portfolio members without the instruction of Portfolio’s Members. The Portfolio shall vote Interests for which it receives no voting instructions in the same proportion as the Interests for which it receives voting instructions. Members of the Portfolio will not be able to vote on the termination of the Offshore Portfolio’s or the Master Portfolio’s business, which may be determined by the Offshore Portfolio and Master Portfolio, respectively, without approval of the Portfolio’s Members.

Proxy Voting Policies and Procedures

The Portfolio will invest substantially all of its assets in the Master Portfolio, which in turn will invest in the securities of Investment Vehicles, which often will be non-voting securities. On occasion, however, the Master Portfolio may receive notices from the Investment Vehicles seeking the consent of holders in order to materially change certain rights within the structure of the security itself or change material terms of the Investment Vehicle’s articles of association, limited partnership agreement, limited liability company operating agreement, or similar agreement with investors. To the extent that the Master Portfolio holds voting securities of an Investment Vehicle and receives notices or proxies from Investment Vehicles (or receives proxy statements or similar notices in connection with any other portfolio securities), the Master Portfolio’s Board has delegated proxy voting responsibilities with respect to the Master Portfolio’s portfolio securities to the Adviser, as a part of the general management of the Master Portfolio, subject to the Master Portfolio’s Board’s continued oversight. The Master Portfolio’s Board has directed that proxies must be voted consistent with the best interest of the Master Portfolio and its members. The Adviser presents to the Master Portfolio’s Board its policies, procedures and guidelines for voting proxies at least annually, and notifies the Master Portfolio’s Board promptly of material changes to any of these documents, and no less than annually the Adviser reports to the Master Portfolio’s Board a record of each proxy voted with respect to the Master Portfolio’s portfolio securities during the year.

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The Adviser has implemented its own proxy voting policies and procedures (“Voting Policies”). The Adviser’s general policy is to vote proxies in a manner that serves the best interest of the Adviser’s client (including the Master Portfolio), as determined by the Adviser in its discretion, taking into account the following factors: (1) the impact on the value of the returns of the Investment Vehicle; (2) the attraction of additional capital to the Investment Vehicle; (3) the alignment of the interests of the Investment Vehicle’s management with the interest of the Investment Vehicle’s beneficial owners, including establishing appropriate fees for the Investment Vehicle’s management; (4) the costs associated with the proxy; (5) the impact on redemption or withdrawal rights; (6) the continued or increased availability of portfolio information; and (7) industry and business practices.

The Voting Policies address, among other things, conflicts of interest that may arise between the interests of the Master Portfolio, and the interests of the Adviser and its affiliates. The Voting Policies describe the way in which the Adviser resolves conflicts of interest. To resolve conflicts, the Adviser, under normal circumstances, votes proxies in accordance with the Voting Policies. If the Adviser departs from the Voting Policies with respect to a particular proxy or if the Voting Policies do not specifically address a certain proxy proposal, the Adviser may vote the proxy as it determines to be in the Master Portfolio’s best interest, as long as such vote would be against the Adviser’s own interest in the matter. If the Adviser believes that it should vote in a way that may also benefit its own interest, the Adviser must take one of the following steps: (1) delegate the voting decision to (i) an independent third party or (ii) an independent committee of the Master Portfolio’s representatives; (2) inform the Master Portfolio’s investors of the conflict and obtain their consent to vote the proxy as recommended by the Adviser; or (3) obtain approval of the decision from the Adviser’s compliance committee.

Under certain circumstances, the Adviser may abstain from voting or affirmatively decide not to vote, if the Adviser determines that it is in the Master Portfolio’s best interest. In making such determination, the Adviser will consider (i) the costs associated with exercising the proxy and (ii) any legal restrictions on trading resulting from the exercise of the proxy.

A copy of the Voting Policies is available without charge, upon request, by calling (800) 239-0418. The Portfolio and the Master Portfolio are required to file Form N-PX, with the complete proxy voting record for the 12 months ended June 30, no later than August 31 of each year. Once filed, the Forms N-PX will be available: (i) without charge, upon request, by calling (800) 239-0418; or (ii) by visiting the SEC’s website at www.sec.gov.

BROKERAGE

The Master Portfolio

The Master Portfolio anticipates that it will execute many of its transactions directly with the Investment Vehicles and that such transactions ordinarily will not be subject to brokerage commissions. In some instances, however, the Master Portfolio may incur expenses in connection with effecting its portfolio transactions, including the payment of brokerage commissions or fees payable to Investment Vehicles or parties acting on behalf of, or at the direction of, Investment Vehicles. The Master Portfolio will typically have no obligation to deal with any broker or group of brokers in executing transactions.

Consistent with a policy of obtaining best net results, brokerage transactions of the Master Portfolio may be conducted through an affiliate of the Adviser. The Master Portfolio’s Board has adopted procedures in conformity with Section 17(e) of the 1940 Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable. The Investment Managers may also conduct brokerage transactions through affiliates of the Adviser. Transactions for the Master Portfolio will not be effected on a principal basis with the Adviser or its affiliates, or other affiliates of the Master Portfolio (unless permitted under the 1940 Act). However, such entities may effect brokerage transactions for the Master Portfolio. These transactions would be effected in accordance with procedures adopted by the Master Portfolio pursuant to Section 17(e) of the 1940 Act and rules and regulations promulgated thereunder. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Master Portfolio in connection with the sale of securities to or by the Master Portfolio, the Adviser or its affiliates may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales. Brokerage transactions effected by the Investment Managers with the Adviser or any of its affiliates will not be subject to the limitations imposed by Section 17(e) of the 1940 Act.

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The Master Portfolio (and the Portfolio, as an indirect investor in the Master Portfolio) will bear any commissions or spreads in connection with its portfolio transactions. In selecting brokers and dealers to effect transactions on behalf of the Master Portfolio, the Adviser will seek to obtain the best price and execution for the transaction, taking into account factors such as price, size of order, difficulty of execution and the operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. While the Adviser generally will seek reasonably competitive commission rates, the Master Portfolio will not necessarily be paying the lowest commission available on each transaction. In executing portfolio transactions and selecting brokers or dealers, the Adviser will seek to obtain the best overall terms available for the Master Portfolio. The Adviser will evaluate the overall reasonableness of brokerage commissions paid based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.

The Investment Vehicles

Each Investment Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Vehicle it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or markups.

The Adviser expects that each Investment Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Vehicle substantially as described below, although the Adviser can give no assurance that an Investment Manager will adhere to, and comply with, the described practices. The Adviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Vehicle, an Investment Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Subject to appropriate disclosure, however, Investment Managers of Investment Vehicles that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Manager or the Investment Manager’s other clients rather than its Investment Vehicle. The Adviser may consider the broker selection process employed by an Investment Manager as a factor in determining whether to invest in its Investment Vehicle. Each Investment Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, an Investment Manager may place brokerage orders with brokers that may provide the Investment Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of an Investment Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Investment Manager or its affiliates in providing services to clients other than an Investment Vehicle. In addition, not all of the supplemental information is used by the Investment Manager in connection with an Investment Vehicle in which the Master Portfolio invests. Conversely, the information provided to the Investment Manager by brokers and dealers through which other clients of the Investment Manager and its affiliates effect securities transactions may be useful to the Investment Manager in providing services to an Investment Vehicle. In accordance with Section 17(e) of the 1940 Act and Rule 17e-1 thereunder which govern affiliate transactions, an affiliate of the Adviser may effect brokerage transactions for an Investment Vehicle. However, the Adviser will not influence the Investment Managers’ broker selection process and will not consider an Investment Manager’s use of a broker affiliated with the Adviser in making investment allocation decisions on behalf of the Master Portfolio.

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ADMINISTRATOR

Citi Fund Services Ohio, Inc. (“Administrator”), whose principal business address is 3435 Stelzer Road, Columbus, OH 43219 provides certain administration, accounting, transfer agency and investor services for the Portfolio, the Offshore Portfolio and the Master Portfolio. In consideration for such services, the Master Portfolio pays the Administrator, and the Portfolio as an indirect investor in the Master Portfolio will bear its pro rata share of, a monthly fee, based on month-end net assets, at an annual rate of up to 0.065%, subject to certain fee minimums. The Portfolio and the Master Portfolio also reimburse the Administrator for certain out-of-pocket expenses. The Administrator also provides certain transfer agency and anti-money laundering services to the Portfolio, for separate fees.

CUSTODIAN

Citibank, N.A. whose principal business address is 388 Greenwich Street, New York, NY 10013, serves as the custodian of the Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s assets pursuant to global custodial services agreements with the Portfolio and the Master Portfolio, and may maintain custody of such assets with U.S. sub-custodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board and the Master Portfolio’s Board. Under the terms of the global custodial services agreements, the Custodian maintains a separate account in the name of the Portfolio, the Offshore Portfolio and the Master Portfolio, holds and transfers portfolio securities on account of the Portfolio, the Offshore Portfolio and the Master Portfolio, accepts receipts and makes disbursements of money on behalf of the Portfolio, the Offshore Portfolio and the Master Portfolio, collects and receives all income and other payments and distributions on account of the Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s securities, and makes periodic reports to the Board and the Master Portfolio’s Board concerning the Portfolio’s, the Offshore Portfolio’s and the Master Portfolio’s operations.

PORTFOLIO EXPENSES

Fees and expenses borne by the Master Portfolio (and thus indirectly by the Portfolio and Members) include:

•	All expenses related to the Master Portfolio’s investment program (other than the Adviser’s own costs), including, but not limited to:

•
The Master Portfolio’s share of fees paid and expenses paid to Investment Vehicles or Investment Managers (including management fees, performance-based fees and redemption or withdrawal fees, however titled or structured);

•
All costs and expenses directly related to portfolio transactions and positions for the Master Portfolio’s account, such as direct and indirect expenses associated with the Master Portfolio’s investments, including its investments in Investment Vehicles (whether or not consummated) and Opportunistic Investments;

•	All costs and expenses related to enforcing the Master Portfolio’s rights in respect of such investments;

•	Transfer taxes and premiums;

•	Taxes withheld on non-U.S. income;

•	Fees for data and software providers;

•	Research expenses;

•	Brokerage commissions

•	Line of Credit and commitment fees and interest expense on loans and debit balances;

•	Borrowing charges on securities sold short;
•	Dividends on securities sold but not yet purchased; and

•	Margin fees;

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•	Fees and out-of-pocket expenses of the Custodian;

•	Operational expenses, including, but not limited to:

•	Attorneys’ fees and disbursements;

•	Fees and disbursements to accountants and tax professionals and expenses related to the annual audit and tax return preparation of the Master Portfolio;

•	The portion of the Administrative Fee and the Administrator’s out-of-pocket expenses paid by the Master Portfolio;

•	The costs of errors and omissions, directors’ and officers’ liability insurance and a fidelity bond;

•	The costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to the Master Portfolio’s members;

•	Fees and travel expenses of Directors relating to meetings of the Master Portfolio’s Board and committees thereof;

•	Fees and travel expenses of the Chief Compliance Officer; and

•	Any extraordinary expenses, including indemnification expenses.

Fees and expenses borne by the Portfolio (and thus indirectly by Members) include:

•	Operational expenses, including, but not limited to:

•	Attorneys’ fees and disbursements;

•	Fees and disbursements to accountants and tax professionals and expenses related to the annual audit and tax return preparation of the Portfolio;

•	The Administrative Fee and the Administrator’s out-of-pocket expenses;

•	The costs of errors and omissions, directors’ and officers’ liability insurance and a fidelity bond;

•	The costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members;

•	Fees and travel expenses of Directors relating to meetings of the Board and committees thereof;

•	Fees and expenses of the Chief Compliance Officer; and

•	Any extraordinary expenses, including indemnification expenses;

•	Registration fees;

The Portfolio will pay the ongoing offering costs incurred in connection with the periodic offers of Interests. The Portfolio as an investor in the Master Portfolio will also bear its pro rata share of any ongoing offering costs incurred in connection with the periodic offers of the Master Portfolio’s interests.

The Investment Vehicles will bear various expenses in connection with their operations similar to those incurred by the Portfolio and the Master Portfolio. The Investment Managers generally will assess asset-based fees to and receive performance-based fees from the Investment Vehicles (or their investors), which effectively will reduce the investment return of the Investment Vehicles. These expenses and fees will be in addition to those incurred by the Portfolio and the Master Portfolio themselves. As an indirect investor in the Investment Vehicles, the Portfolio will bear its proportionate share of the expenses and fees of the Investment Vehicles, including any performance-based fees payable to the Investment Managers.

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CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Portfolio will maintain a separate capital account for each Member (including the Adviser or any of its affiliates to the extent any of them contributes capital to the Portfolio as a Member). Each such capital account will have an opening balance equal to the Member’s initial contribution to the capital of the Portfolio and will be increased by the sum of any additional contributions by the Member to the capital of the Portfolio, plus any amounts credited to the Member’s capital account as described below. Each Member’s capital account will be reduced by the sum of the amount paid to the Member on any repurchase by the Portfolio of an Interest, or portion of an Interest, held by the Member, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited from the Member’s capital account as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each of the Portfolio’s fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Portfolio’s business on the first to occur of the following: (1) the last day of a fiscal year of the Portfolio; (2) the last day of a taxable year of the Portfolio; (3) the day preceding any day on which a contribution to the capital of the Portfolio is made; (4) any day on which the Portfolio repurchases any Interest or portion of an Interest; (5) the day on which a substituted Member is admitted; (6) any day on which any amount is credited to or debited from the capital account of a Member other than an amount to be credited to or debited from the capital account of all Members in accordance with their “investment percentages;” or (7) the last day of a fiscal period of the Master Portfolio. The Portfolio will calculate an “investment percentage” for each Member as of the start of each fiscal period by dividing the balance of the Member’s capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Portfolio for each of its fiscal periods will be allocated among and credited to or debited from the capital accounts of all Members as of the last day of the fiscal period in accordance with Members’ investment percentages for the fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Portfolio, including any net unrealized appreciation or depreciation of the Portfolio’s investment in the Offshore Portfolio and realized income and gains or losses in respect of the Portfolio’s investment in the Offshore Portfolio and accrued expenses of the Portfolio, before giving effect to any repurchases by the Portfolio of Interests or portions of Interests, and excluding the amount of any items to be allocated among the capital accounts of the Members other than in accordance with the Members’ investment percentages. Allocations for U.S. federal income tax purposes generally will be made among the Members so as to reflect equitably the amounts credited or debited to each Member’s capital account for the current and prior fiscal years.

Allocation of Special Items–Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by the Portfolio that are attributable to any Member will be debited from the capital account of that Member as of the close of the fiscal period during which the Portfolio paid those obligations, and any amounts distributable at or after that time to the Member (if any) will be reduced by the amount of those taxes. Applicable withholding taxes may also be withheld from distributions to Members (including distributions pursuant to repurchase offers). If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member’s Interest is required to pay upon demand to the Portfolio, as a contribution to the capital of the Portfolio, the amount of the excess. The Portfolio is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Portfolio determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of the Member, assist the Member in applying for the refund.

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Any expenditures payable by the Portfolio, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will generally be charged to only those Members on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Members as of the close of the fiscal period during which the items were paid or accrued by the Portfolio.

Reserves

Appropriate reserves may be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Portfolio. Reserves will be in such amounts (subject to increase or reduction) that the Portfolio may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, exceeds the lesser of $500,000 or 1.0% of the aggregate value of the capital accounts of all those Members, the amount of the reserve, increase or decrease may instead be charged or credited to those investors who were Members at the time, as determined by the Portfolio, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

Net Asset Valuation

The Portfolio and the Offshore Portfolio will compute their net asset value as of the last business day of each “fiscal period” (as defined under “Capital Accounts”). Such computation is expected to occur on a monthly basis and other times at the Board’s discretion. In determining its net asset value, the Portfolio and the Offshore Portfolio will value their investments as of such fiscal period-end. The net asset value of the Portfolio and the Offshore Portfolio will equal the value of the assets of the Portfolio and the Offshore Portfolio, respectively, less all of each entity’s respective liabilities, including accrued fees and expenses. The value of a Member’s capital account will equal the net asset value of the Portfolio, multiplied by such Member’s investment percentage. The assets of the Portfolio will consist of its interest in the Offshore Portfolio. In computing its net asset value, the Portfolio will value its interest in the Offshore Portfolio at the value of the Offshore Portfolio’s interest in the Master Portfolio, and the Offshore Portfolio will value its interest in the Master Portfolio at the net asset value provided by the Master Portfolio to the Offshore Portfolio and the Portfolio.

The net asset value of the Master Portfolio will equal the value of the total assets of the Master Portfolio less all of its liabilities, including accrued fees and expenses. The Master Portfolio’s Board has approved procedures pursuant to which the Master Portfolio will value its investments in Investment Vehicles at fair value. In accordance with these procedures, fair value as of each fiscal period-end ordinarily will be the value determined as of such fiscal period-end for each Investment Vehicle in accordance with the Investment Vehicle’s valuation policies and reported at the time of the Master Portfolio’s valuation. As a general matter, the fair value of the Master Portfolio’s interest in an Investment Vehicle will represent the amount that the Master Portfolio believes that it could reasonably expect to receive from an Investment Vehicle if the Master Portfolio’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Master Portfolio believes to be reliable. In the unlikely event that an Investment Vehicle does not report a fiscal period-end value to the Master Portfolio on a timely basis, the Master Portfolio will determine the fair value of such Investment Vehicle based on the most recent value reported by the Investment Vehicle, as well any other relevant information available at the time the Master Portfolio values its portfolio. Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values are expected to reasonably reflect the value of securities for which market quotations are not available (i.e., the fair value of such securities as of the Master Portfolio’s valuation date).

The Master Portfolio’s valuation procedures require the Adviser to consider all relevant information available at the time the Master Portfolio values its portfolio. The Adviser and/or the Master Portfolio’s Board will consider such information and may conclude in certain circumstances that the information provided by the Investment Manager of an Investment Vehicle does not represent the fair value of the Master Portfolio’s interests in the Investment Vehicle.

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As part of its consideration of all relevant information, the Adviser monitors all Investment Vehicles and compares the individual monthly results of each Investment Vehicle with that of other hedge fund managers that use the same type of investment strategy. In the unusual circumstance where an Investment Vehicle’s performance is not in line with its peer group, the Adviser will contact the Investment Manager and attempt to find a logical and reasonable explanation for the disparity in returns. Any outlying results, either positive or negative, will be considered and followed up with the Investment Manager by the Adviser to determine the cause for such results and to see if further review of the situation is required. If, based on relevant information available to the Adviser at the time the Master Portfolio values its portfolio, the Adviser concludes that the value provided by the Investment Vehicle does not represent the fair value of the Master Portfolio’s interests in the Investment Vehicle, the Adviser will take steps to recommend a fair value for the Master Portfolio’s interests in the Investment Vehicle to the Master Portfolio’s Board for its consideration.

Although the procedures approved by the Master Portfolio’s Board provide that the Adviser will review the valuations provided by the Investment Managers to the Investment Vehicles, neither the Adviser nor the Master Portfolio’s Board will be able to confirm independently the accuracy of valuations provided by such Investment Managers (which are unaudited). The Adviser does not generally have access to all necessary financial and other information relating to the Investment Vehicles, including information about the securities in which the Investment Vehicles invest or their valuation, in order to determine independently the Investment Vehicles’ net asset values.

The Master Portfolio’s interest in an Investment Vehicle is valued at an amount equal to the Master Portfolio’s capital account in the Investment Vehicle, which issued such interest, as determined pursuant to the instrument governing such issuance. As a general matter, the governing instruments of the Investment Vehicles in which the Master Portfolio invests provide that any securities or investments which are illiquid, not traded on an exchange or in an established market or for which no value can be readily determined, will be assigned such fair value as the respective Investment Managers may determine in their judgment based on various factors. Such factors depend on the type of security being valued and include, but are not limited to, aggregate dealer quotes or independent appraisals. Such valuations may not be indicative of what actual fair market value would be in an active, liquid or established market. Prospective investors should be aware that Investment Managers may face a conflict of interest in valuing the Investment Vehicle’s securities because the values given to the securities will affect the Investment Managers’ compensation.

Although redemptions of interests in Investment Vehicles are subject to advance notice requirements, Investment Vehicles will typically make available net asset value information to holders, which will represent the price at which, even in the absence of redemption activity, the Investment Vehicle would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Vehicle’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Master Portfolio’s Board, in the absence of specific transaction activity in interests in a particular Investment Vehicle, the Master Portfolio would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Master Portfolio may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Vehicle. In other cases, as when an Investment Vehicle imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Investment Vehicle interests, the Master Portfolio may determine that it was appropriate to apply a discount to the net asset value of the Investment Vehicle. Any such decision would be made in good faith, and subject to the review and supervision of the Master Portfolio’s Board.

The valuations reported by the Investment Managers of the Investment Vehicles, upon which the Master Portfolio calculates its fiscal period-end net asset value, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Vehicles are audited by those funds’ independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Such adjustments or revisions, whether increasing or decreasing the net asset value of the Master Portfolio at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Portfolio received by Members whose Interests were repurchased prior to such adjustments and who received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Investment Managers or revisions to net asset value of an Investment Vehicle adversely affect the Master Portfolio’s net asset value, the outstanding Interests will be adversely affected by prior repurchases to the benefit of Members whose Interests were repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value of the Interests resulting from such subsequently adjusted valuations will benefit the outstanding Interests and may be detrimental to Members whose Interests were previously repurchased at a net asset value per Interest lower than the adjusted amount. The same principles apply to the purchase of Interests. New Members may be affected in a similar way.

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The procedures approved by the Master Portfolio’s Board provide that, where deemed appropriate by the Adviser and consistent with the rules governing valuation of portfolio securities under the 1940 Act, investments in Investment Vehicles may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Master Portfolio is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Master Portfolio’s investment will be revalued in a manner that the Adviser, in accordance with procedures approved by the Master Portfolio’s Board, determines in good faith best reflects approximate market value. The Master Portfolio’s Board will oversee the valuation policies utilized by the Adviser as to their fairness to the Master Portfolio and consistency with the Master Portfolio’s valuation procedures.

To the extent the Adviser invests the assets of the Master Portfolio in securities or other instruments that are not investments in Investment Vehicles, the Master Portfolio will generally value such assets as described below. Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or the OTC Bulletin Board will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on a foreign securities exchange will generally be valued at their last sale price on the exchange where such securities are primarily traded. If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service. Redeemable securities issued by a registered open-end investment company will be valued at the registered investment company’s net asset value per share. Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service. As discussed above, if market quotations are not readily available, investments will be valued at fair value as determined in good faith in accordance with procedures approved by the Master Portfolio’s Board.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Master Portfolio’s Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Fixed income and other debt securities will be valued in accordance with the Master Portfolio’s valuation procedures, which generally provide for using a third-party pricing system, agent, or dealer selected by the Adviser, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Master Portfolio’s Board will oversee the Adviser’s process for monitoring the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as the Master Portfolio’s Board determines that such valuations represent fair value.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Master Portfolio is determined. When such events materially affect the values of securities held by the Master Portfolio or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Master Portfolio’s Board.

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Expenses of the Master Portfolio, including the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Portfolio’s net assets if the judgment of the Master Portfolio’s Board, the Adviser, or Investment Managers to the Investment Vehicles should prove incorrect. Also, Investment Managers to the Investment Vehicles will only provide determinations of the net asset value of Investment Vehicles on a monthly basis. The Adviser typically receives information from the Investment Managers as of month-end, within fifteen business days after month-end. Therefore, it will not be possible to determine the net asset value of the Master Portfolio more frequently.

CONFLICTS OF INTEREST

The Adviser is an asset management firm, and its parent company, SunTrust (together with their affiliates and subsidiaries) are involved in a broad spectrum of banking, financial services and asset management activities. Through its banking subsidiaries, SunTrust provides deposit, credit, trust, and investment services to a broad range of retail, business, and institutional clients. Other subsidiaries provide mortgage banking, brokerage, investment management, equipment leasing, and capital market services. Such activities may conflict with the interests of the Master Portfolio, the Offshore Portfolio, the Portfolio or the Members in the ordinary course of business. Affiliates of the Adviser and SunTrust may invest in and have other relationships with the Investment Vehicles in which the Portfolio, through the Master Portfolio, will invest that may give rise to potential conflicts. Affiliates of the Adviser may, for example, enter into transactions, as principal, with any of the Investment Vehicles, including derivative transactions, or perform routine broker-dealer transactions. Other relationships may include, but are not limited to, lending transactions in which the affiliate provides financing, serving as agent or prime broker and the provision of general financial advisory services to an Investment Manager or Investment Vehicle. In addition, situations may arise in which an affiliate believes that, to protect its own commercial interests, it may be necessary to take action with respect to an Investment Vehicle, and that may be detrimental to investors in such Investment Vehicle, and therefore detrimental to members of the Portfolio.

The Adviser may engage in activities which may conflict with the interests of the Master Portfolio, the Offshore Portfolio, the Portfolio or the Members. In addition, the Investment Managers of the Investment Vehicles to which the Master Portfolio allocates its assets and their affiliates may have clients, businesses and interests in addition to managing the assets of the Investment Vehicles. The discussion below sets out certain conflicts of interest that may arise. However, conflicts of interest not described below may also exist. The Adviser can not provide any assurance that any conflicts of interest will be resolved in favor of the Master Portfolio, the Offshore Portfolio, the Portfolio or the Members. In acquiring an Interest, a Member will be deemed to have acknowledged the existence of potential conflicts of interest relating to the Adviser and the Investment Managers, and to the Portfolio’s operating in the face of those conflicts.

Transactions by the Adviser

The Adviser or its affiliates may pursue acquisitions of assets and businesses and identification of investment opportunities in connection with their existing businesses or a new line of business without first offering the opportunity to the Portfolio or the Master Portfolio. Such an opportunity could include a business that competes with the Portfolio, the Master Portfolio or an Investment Vehicle in which the Master Portfolio has invested or proposes to invest.

Compensation for Services

The Adviser or its affiliates may seek to perform investment banking and other financial services for, and will receive compensation from, Investment Vehicles, the sponsors of Investment Vehicles, companies in which Investment Vehicles invest, or other parties in connection with transactions related to those investments or otherwise. This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees and brokerage fees. Investment banking and other financial services compensation will not be shared with the Portfolio, the Master Portfolio or Members and may be paid before the Portfolio realizes a return on its investment. The Adviser or its affiliates may have an incentive to cause investments to be made, managed or realized in seeking to advance the interests of a client other than the Master Portfolio or to earn compensation. Affiliates of the Adviser may also act as prime broker for Investment Managers.

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Asset Management Activities

The Adviser and its affiliates conduct a variety of asset management activities, including sponsoring or advising both registered and unregistered investment funds. Those activities may also include managing assets of employee benefit plans that are subject to ERISA and related regulations. The Adviser’s investment management activities may present conflicts if the Portfolio or the Master Portfolio and these other investment or pension funds either compete for the same investment opportunity or pursue investment strategies counter to each other.

Voting Rights in Investment Vehicles

From time to time, sponsors of Investment Vehicles may seek the approval or consent of an Investment Vehicle’s investors in connection with certain matters. In such a case, the Adviser will have the right to vote in its discretion the interest in the Investment Vehicle held by the Master Portfolio, on behalf of the Master Portfolio. The Adviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Adviser and its affiliates, on the one hand, and the Investment Managers and affiliates of the Investment Vehicles, on the other hand, other than as a result of the Master Portfolio’s investment in the Investment Vehicles. As a result of these existing business relationships, the Adviser may face a conflict of interest acting on behalf of the Master Portfolio.

The Master Portfolio may, for regulatory reasons, limit the amount of voting securities it holds in any particular Investment Vehicle, and may as a result hold substantial amounts of non-voting securities in a particular Investment Vehicle. The Master Portfolio’s lack of ability to vote may result in a decision for an Investment Vehicle that is adverse to the interests of the Portfolio and the Members. In certain circumstances, the Master Portfolio may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws and federal securities laws.

Client Relationships

The Adviser and its affiliates have existing and potential relationships with a significant number of sponsors and managers of Investment Vehicles, corporations and institutions. In providing services to its clients and the Master Portfolio, the Adviser may face conflicts of interest with respect to activities recommended to or performed for the clients, the Master Portfolio, the Portfolio, the Members and/or the Investment Vehicles. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Master Portfolio.

Confidential Information

In addition, due to the relationship with various third parties, affiliates of the Adviser may have access to information regarding the Investment Vehicles in which the Master Portfolio invests. Members should be aware, however, that the Adviser will generally be unable to access such information due to confidentiality, “Ethical Wall” or other legal considerations. As a result, the Adviser may sometimes make investment decisions different than those they would make if they had such access, and such decisions may result in a material loss to the Portfolio. The Adviser’s affiliates are not required to, and are generally prohibited from, affording the Adviser access to all relevant information they may possess.

The Adviser may from time to time come into possession of confidential information relating to an Investment Vehicle, which the Adviser will not use for the benefit of the Portfolio, due to confidentiality concerns or legal considerations. In addition, the Adviser or its affiliates may also develop analyses or opinions of one or more Investment Vehicles, and buy or sell interests in one or more Investment Vehicles, on behalf of other “funds of hedge funds” operated by the Adviser or its affiliates but not on behalf of the Portfolio. The Adviser and its affiliates regards their analyses as proprietary and confidential, and will not disclose their opinions or purchase and sale activities regarding any Investment Vehicle except to investors in the periodic reports distributed by the Adviser.

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Incentive Fee and Performance-Based Fees of Investment Managers

Investment Managers may receive performance-based fees in the event that the relevant Investment Vehicle generates net profits. The fact that the performance-based fees is payable or made out of net profits may create an incentive for an Investment Manager to make investments that are riskier and more speculative than they otherwise would make in the absence of such performance-based compensation.

Related Portfolios

Personnel of the Adviser and its affiliates provide advisory services to various other funds that utilize an investment program that may be substantially similar to that of the Portfolio and the Master Portfolio. Conflicts of interest may arise for the Adviser in connection with certain transactions involving investments by the Master Portfolio in Investment Vehicles, and investments by other funds advised, sponsored or managed by the Adviser or its affiliates, in the same Investment Vehicles. Conflicts of interest may also arise in connection with investments in the Portfolio by other funds advised or managed by the Adviser or its affiliates. Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them. The Adviser or an affiliate may determine that an investment in an Investment Vehicle is appropriate for a particular client or for itself or its officers, directors, members or employees, but that the investment is not appropriate for the Master Portfolio. Situations also may arise in which the Adviser or an affiliate, or their clients, have made investments that would have been suitable for investment by the Master Portfolio but, for various reasons, were not pursued by, or available to, the Master Portfolio. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, members or employees may disadvantage the Master Portfolio in certain situations, if among other reasons, the investment activities limit the Master Portfolio’s ability to invest in a particular Investment Vehicle.

Management of the Portfolio and the Master Portfolio

Personnel of the Adviser and its affiliates will devote such time as the Adviser and its affiliates, in their discretion, deem necessary to carry out the operations of the Portfolio and the Master Portfolio effectively. Officers and employees of the Adviser its affiliates will also work on other projects for the Adviser and its affiliates (including other clients served by the Adviser and its affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

Other Clients Advised by Investment Managers of the Investment Vehicles

Conflicts of interest may arise from the fact that the Investment Managers of the Investment Vehicles and their affiliates generally will be carrying on substantial investment activities for other clients, including other investment funds, in which the Master Portfolio will have no interest. The Investment Managers may have financial incentives to favor certain of such accounts over the Investment Vehicles. Any of their proprietary accounts and other customer accounts may compete with the Investment Vehicles for specific trades, or may hold positions opposite to positions maintained on behalf of the Investment Vehicle. The Investment Managers of the Investment Vehicles may give advice and recommend securities to, or buy or sell securities for, an Investment Vehicle in which the Master Portfolio has invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers even though their investment objectives may be the same as, or similar to, those of the Investment Vehicle in which the Master Portfolio is invested.

Allocation of Investment Opportunities by Investment Managers

Each Investment Manager of an Investment Vehicle will evaluate a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the relevant Investment Vehicle and accounts under management at a particular time, including, but not limited to, the following: (i) the nature of the investment opportunity taken in the context of the other investments at the time; (ii) the liquidity of the investment relative to the needs of the particular entity or account; (iii) the availability of the opportunity (i.e., size of obtainable position); (iv) the transaction costs involved; and (v) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ, the investment activities of an Investment Vehicle, on the one hand, and the managed accounts, on the other hand, may differ considerably from time to time. In addition, the fees and expenses of the Investment Vehicle may differ from those of the other managed accounts. Accordingly, prospective Members should note that the future performance of an Investment Vehicle and its Investment Manager’s other accounts will vary.

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“Soft Dollar” Payments

Each Investment Manager will select the brokers utilized by the Investment Vehicles. Any Investment Manager may engage in “soft dollar” practices whether or not such practices fall within the soft dollar safe harbor established by Section 28(e) of the Exchange Act which permits the payment of a brokerage commission amount in excess of the amount that would have been charged by another broker or dealer, as long as such amount was determined in good faith to be reasonable in relation to the value of the services provided. Thus, an Investment Manager may receive “brokerage and related services” covered by such safe harbor as well as office space, overhead expense reimbursement, and similar benefits not covered by such safe harbor. In doing so, the Investment Managers may pay higher commissions than those charged by brokers that do not provide such services or benefits.

With respect to direct portfolio transactions, the Adviser will select the brokers utilized by Master Portfolio. The Adviser, as a matter of policy, does not pay for any research, research-related products or other brokerage services on a soft dollar basis and maintains no soft dollar arrangements. Although it does not currently contemplate doing so, the Adviser may, as permitted by law and consistent with seeking to obtain best execution, obtain research, research-related or execution services from broker-dealers or third-party providers in exchange for brokerage commissions paid by Master Portfolio for executing securities transactions (i.e., soft dollars)

Proprietary Trading

Each Investment Manager and its principals, officers, employees, and affiliates, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Master Portfolio or an Investment Vehicle. As a result of differing trading and investment strategies or constraints, principals, officers, employees, and affiliates of the Investment Manager may take positions that are the same, different, or made at a different time than positions taken for the Investment Vehicle.

Participation in Investment Opportunities

The Adviser will consider the Master Portfolio for all appropriate investment opportunities available to it. Similarly, the Adviser anticipates that each Investment Manager will consider participation by the Master Portfolio, or an Investment Vehicle in which the Master Portfolio participates, in all appropriate opportunities that are also under consideration by the Investment Vehicles and other accounts managed by the Investment Managers, other than the Master Portfolio (“Other Client Accounts”), that pursue investment programs similar to that of the Master Portfolio.

Circumstances may arise, however, under which the Adviser or an Investment Manager will cause its Other Client Accounts to commit a larger percentage of their assets to an investment opportunity than to which they will commit assets of the Master Portfolio or an Investment Vehicle. Circumstances may also arise under which an Investment Manager will consider participation by its Other Client Accounts in investment opportunities in which they do not to invest on behalf of the Master Portfolio or an Investment Vehicle, or vice versa.

Certain investment activities conducted by the Adviser, or the Investment Managers for the Other Client Accounts may be disadvantageous to the Master Portfolio. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Master Portfolio, or an Investment Vehicle in which the Master Portfolio participates and/or Other Client Accounts (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Master Portfolio’s or an Investment Vehicle’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

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The Adviser and each Investment Manager, and their respective principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may face conflicts of interest with respect to investments made on behalf of the Master Portfolio or an Investment Vehicle in which the Master Portfolio participates. As a result of differing trading and investment strategies or constraints, principals, officers, employees and affiliates of the Investment Manager may take positions that are the same, different from or made at different times than positions taken for the Master Portfolio or an Investment Vehicle.

The Adviser and the Investment Managers or their respective affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Adviser or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Adviser may provide to one or more Investment Vehicles or the Master Portfolio.

Other Matters

An Investment Manager may from time to time cause an Investment Vehicle to effect certain principal transactions in securities with one or more Other Client Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Vehicle to purchase and an Other Client Account to sell, or the Investment Vehicle to sell and an Other Client Account to purchase, the same security or instrument on the same day. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Adviser, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Vehicles, and may have conflicts of interest with respect to investments made by the Adviser on behalf of the Master Portfolio. As a result of differing trading and investment strategies or constraints, directors, officers and employees of the Adviser or its affiliates may take positions that are the same, different from or made at different times from positions taken for the Master Portfolio. To lessen the possibility that this personal trading will adversely affect the Master Portfolio, the Master Portfolio and the Adviser each adopted a Code of Ethics that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Master Portfolio’s portfolio transactions. See “Codes of Ethics.”

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Portfolio or the Master Portfolio. Future investment activities of the Adviser and its affiliates and their principals, partners, directors, officers or employees may give rise to conflicts of interest other than those described above.

SUBSCRIPTIONS FOR INTERESTS

Subscription Terms

The Portfolio intends to accept initial and additional subscriptions for Interests as of the first business day of each fiscal month. A prospective investor must submit to the Portfolio a completed investor application before the applicable subscription date. In addition, all subscriptions are subject to the actual receipt of payment in the full amount of the subscription no later than at the close of business (5:00 p.m. ET) on the fifth business day prior to the applicable subscription date. Although the Portfolio may accept, in its sole discretion, a subscription prior to actual receipt of payment, an investor may not become a Member until payment has been received. Any amounts received in advance of the applicable subscription date will be placed in a non-interest bearing escrow account with the Escrow Agent prior to their investment in the Portfolio.

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When a prospective investor’s subscription is accepted by the Portfolio, the Portfolio will make a corresponding subscription request for shares of the Offshore Portfolio, and the Offshore Portfolio will then make a corresponding subscription request for interests in the Master Portfolio.

The Portfolio reserves the right to reject, in its sole discretion, any subscription. The Portfolio also reserves the right, in its sole discretion, not to accept future subscriptions at any time and from time to time.

The minimum initial investment in the Portfolio from each investor is $100,000, and the minimum additional investment in the Portfolio is $50,000. The Portfolio may reduce these minimum initial and additional investment amounts with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Portfolio, the Master Portfolio, the Adviser or its affiliates). The Portfolio may accept investments for any lesser amount under certain circumstances, including where an investor has significant assets under the management of the Adviser or its affiliate, in the case of regular follow-on investments and other special circumstances that may arise.

In addition, the Portfolio may, in its discretion, repurchase a Member’s entire Interest if the Member’s capital account balance in the Portfolio, as a result of repurchase or transfer requests by the Member, falls below $50,000. The Portfolio reserves the right to repurchase the Member’s entire Interest under this circumstance in order to help prevent operational inefficiencies and expense with respect to account administration. There may be instances in which the Portfolio may choose not to repurchase a Member’s entire Interest despite such capital account balance shortfall, including cases in which it is anticipated that the Member’s capital account balance will only temporarily fall below $50,000, the Member’s capital account balance taken together with the Member’s investments through related accounts exceeds $50,000, the Member has significant assets under management of the Adviser or its affiliate, and in other special circumstances.

Except as otherwise permitted by the Board, Members must make initial and any additional contributions to the capital of the Portfolio in cash, and transmit all contributions by the time and in the manner that is specified in the subscription documents of the Portfolio. Initial and any additional contributions to the capital of the Portfolio will be payable in one installment. The Portfolio may accept contributions of securities in the sole discretion of the Board. If the Portfolio chooses to accept a contribution of securities, the securities would be valued in the same manner as the Portfolio values its other assets.

Each new Member must agree to be bound by all of the terms of the LLC Agreement by signing an investor application. Each potential investor must also represent and warrant in the investor application, among other things, that the investor is an “Eligible Investor” as described below and is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

Eligible Investors

Each prospective investor in the Portfolio will be required to certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. An “accredited investor” includes, among other investors, an individual who: (i) has a net worth (or a joint net worth with that person’s spouse) immediately prior to the time of purchase in excess of $1 million; or (ii) an individual who has income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year. Other categories of “accredited investor” or other eligible investor standards applicable to companies and other investors are set forth in the Subscription Agreement included in Appendix B, which is incorporated herein by reference. A “qualified client” means an individual or company (other than an investment company) that has a net worth (or in the case of an individuals a joint net worth with the individual’s spouse) of more than $1,500,000, or that meets certain other qualification requirements set forth in Appendix B. In addition, Interests are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Additional requirements are set forth in the Subscription Agreement.

In addition, because the Portfolio is designed for investment by tax-exempt and tax-deferred investors, investors must be one of the following: (1) a pension, profit-sharing, or other employee benefit trust that is exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of qualification under Section 401 of the Code; (2) an employee benefit plan or other program established pursuant to Sections 403(b), 408(k) or 457 of the Code; (3) a deferred compensation plan established by a corporation, partnership, non-profit entity or state and local government, or government-sponsored program, in each case, which is generally exempt from U.S. federal income tax; (4) a foundation, endowment or other organization that is exempt from taxation under Section 501(c) of the Code (other than an organization exempt under Section 501 (c)(1)); (5) an IRA (including regular IRA, spousal IRA for non-working spouse, Roth IRA and rollover IRA); or (6) a state college or university.

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Purchasing Interests

The Portfolio may engage one or more Placement Agents to assist it in placing Interests in the Portfolio. Investment in the Portfolio is not subject to any placement fee, sales commission or other similar fee. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents. A Placement Agent may engage one or more Sub-Placement Agents. Placement Agents may charge a fee for their services in conjunction with an investment in the Portfolio and/or maintenance of investor accounts. Such a fee is not a sales charge or placement fee imposed by the Portfolio, and will be in addition to any fees charged or paid by the Portfolio. The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the Portfolios. Placement Agents or other financial intermediaries also may impose terms and conditions on investor accounts and investments in the Portfolio that are in addition to the terms and conditions set forth in this Memorandum. Such terms and conditions are not imposed by the Portfolios. Any terms and conditions imposed by a Placement Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a Member’s ability to subscribe for Interests or tender Interests for repurchase, or otherwise transact business with the Portfolio.

OUTSTANDING SECURITIES

Title of class	Amount Authorized	Amount Held by Registrant for its Account	Amount Outstanding as of September 30, 2009 Exclusive of Amount Shown under “Amount Held by Registrant for its Account”

Limited liability company interests	Unlimited	N/A	14,054,255

CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS

For purposes of the 1940 Act, any person who owns directly or through one of more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. As of September 30, 2009, the following Members were shown in the Portfolio’s records as owning more than 5% of the Portfolio’s limited liability company interests.  Except as follows, the Portfolio does not know of any other person who owns of record or beneficially 5% or more of the Portfolio’s limited liability company interests:  The Fraser-Parker Foundation, c/o SunTrust Bank, 4401 Northside Parkway NW, Suite 120, Atlanta, GA 30327 (7.28%); TR Robert Strickland IRAD, 3475 Piedmont Road NE, Suite 1600, Atlanta, GA 30305 (7.28%); The Correll Family Foundation, c/o SunTrust Bank, 4401 Northside Parkway NW, Suite 120, Atlanta, GA 30327 (13.10%); Babbitt Crut, c/o SunTrust Bank, 4401 Northside Parkway NW, Suite 120, Atlana, GA 30327 (14.56%); The Dowd Foundation Inc., 2109 Randolph Road, Charlotte, NC 28207 (14.56%). Also, as of September 30, 2009, the Directors and officers of the Portfolio and the Master Portfolio, as a group, owned less than one percent of the outstanding limited liability company interests in the Portfolio.

REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

No Right of Redemption

No Member or other person holding an Interest (as discussed herein, “Interests” includes portions of an Interest) acquired from a Member, will have the right to require the Portfolio to redeem the Interest. No public market for Interests exists, and none is expected to develop in the future. In addition, transfers and redemptions of Interests will be limited so as to ensure that the Portfolio will not be treated as a “publicly traded partnership” for U.S. federal tax purposes. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Portfolio, as described below.

Repurchases of Interests

The Portfolio may from time to time repurchase Interests from Members in accordance with written tenders by Members at those times, in those amounts, and on such terms and conditions as the Board may determine in its sole discretion. Each such repurchase offer may be limited and will generally apply to 5% to 25% of the net assets of the Portfolio. In determining whether the Portfolio should offer to repurchase Interests from Members, the Board will consider a variety of factors. The Board expects to consider on a semi-annual basis whether the Portfolio should offer to repurchase Interests, in whole or in part, from Members. The Board will consider the recommendation of the Adviser and will also consider the following factors, among others, in making its determination:

•	whether any Members have requested to tender Interests to the Portfolio;

•	the liquidity of the Portfolio’s assets;

•	the investment plans and working capital and reserve requirements of the Portfolio;

•	the relative economies of scale of the tenders with respect to the size of the Portfolio;

•	the history of the Portfolio in repurchasing Interests;

•	The condition of the securities market and the economy generally, as well as political, national or international developments; and

•	any anticipated tax consequences to the Portfolio of any proposed repurchases of Interests.

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The Portfolio’s assets will consist primarily of its indirect interest in the Master Portfolio, which will be held through the Offshore Portfolio. Therefore, in order to finance the repurchase of Interests pursuant to the repurchase offers, the Portfolio may find it necessary to redeem all or a portion of its shares in the Offshore Portfolio and cause the Offshore Portfolio to redeem a corresponding portion of the Offshore Portfolio’s interest in the Master Portfolio. The Portfolio will cause the Offshore Portfolio to liquidate its interest in the Master Portfolio by passing a resolution in the Portfolio’s capacity as managing member of the Offshore Portfolio. In order to liquidate its interest in the Master Portfolio, the Offshore Portfolio (which is effectively controlled by the Portfolio’s Board) must accept repurchase offers made by the Master Portfolio and distribute the proceeds of such repurchases to the Portfolio. The Offshore Portfolio will conduct repurchase offers with respect to its shareholders including the Portfolio and any non-U.S. shareholder of the Offshore Portfolio on the same terms and conditions as the Master Portfolio to its members. The Portfolio will not conduct a repurchase offer for Interests unless the Master Portfolio simultaneously conducts a repurchase offer for interests in the Master Portfolio and repurchases the interests of the Offshore Portfolio.

The Master Portfolio’s Board expects that the Master Portfolio will conduct repurchase offers on a semi-annual basis in order to permit the Portfolio to meet its obligations under its repurchase offers. However, there are no assurances that the Master Portfolio’s Board will, in fact, decide to undertake such a repurchase offer, and consequently that the Portfolio will be able to finance the repurchase of Interests. The Portfolio cannot make a repurchase offer larger than the corresponding repurchase offer made by the Master Portfolio. The Master Portfolio will make repurchase offers, if any, to all of its investors, including the Offshore Portfolio, on the same terms, and this feature may affect the size of the Master Portfolio’s repurchase offers. Subject to the Master Portfolio’s investment restriction with respect to borrowings, the Master Portfolio may borrow money to finance its repurchase obligations pursuant to any such repurchase offer.

The Portfolio will repurchase Interests from Members pursuant to written tenders on terms and conditions that the Board determines to be fair to the Portfolio and to all Members or persons holding Interests acquired from Members. The value of a Member’s Interest that is being repurchased will be equal to the value of the Member’s capital account (or the portion of it being repurchased) as of the date of the repurchase, after giving effect to all allocations that are made as of that date. When the Board determines that the Portfolio will repurchase Interests, the Portfolio will provide notice to Members describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members deciding whether to tender their Interests during the period that a repurchase offer is open may obtain the net asset value of their Interests by contacting the Portfolio during the period.
Repurchases of Interests from Members by the Portfolio may be paid, at the discretion of the Portfolio, in cash, or by the distribution of securities in kind or partly in cash and partly in kind. The Portfolio, however, expects not to distribute securities in kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Portfolio or on Members not tendering Interests for repurchase. Repurchases will be effective after receipt and acceptance by the Portfolio of all eligible written tenders of Interests from Members. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.

The Portfolio may have to effect a withdrawal from the Master Portfolio to pay for the Interests being repurchased, and, in turn the Master Portfolio may have to effect withdrawals from the Investment Vehicles to pay for the repurchase of the Portfolio’s interest in the Master Portfolio. Due to liquidity restraints associated with the Master Portfolio’s investments in the Investment Vehicles, the Portfolio expects to employ the following repurchase procedures:

•
Members choosing to tender an Interest for repurchase must do so by the applicable Repurchase Request Deadline. The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its sole and absolute discretion. The Portfolio will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

•
Promptly after the Repurchase Request Deadline, the Portfolio will give to each Member whose Interest has been accepted for repurchase a promissory note (“Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Repurchase Valuation Date, of the repurchased Interest.

•
The amount due to any Member whose Interests interest or portion thereof is repurchased will be equal to the value of such Member’s Capital Account or portion thereof, as applicable, as of the Repurchase Valuation Date, after giving effect to all allocations to be made to such Member’s Capital Account as of such date. Generally, the Repurchase Valuation Date will be the last business day of the quarter in which the Repurchase Request Deadline occurs, which will be approximately seventy (70) days after the Repurchase Request Deadline.

•
Member tendering their Interest should note that they will remain Members in the Portfolio, with respect to the Interest tendered and accepted for purchase by the Portfolio, through the Repurchase Valuation Date of the offer to repurchase Interests.

•	The Promissory Note, which will be non-interest bearing, is expected to contain terms providing for payment at two separate times.

•
The initial payment in respect of the Promissory Note (“Initial Payment”) will be in an amount equal to at least 90% of the estimated value of the repurchased Interest, determined as of the Repurchase Valuation Date. The Initial Payment will be made as of the later of (i) a period of within thirty (30) days after the Valuation Date, or (ii) if the Master Portfolio has requested withdrawal of its capital from any Investment Vehicles in order to fund the repurchase of Interests, within ten (10) business days after the Master Portfolio has received at least 90% of the aggregate amount withdrawn from such Investment Vehicles. Such payments shall be reduced by any applicable tax withholding, including any withholding on payments made by the Master Portfolio.

•
The second and final payment in respect of the Promissory Note (“Post-Audit Payment”) will be in an amount equal to the excess, if any, of (i) the value of the tender amount accepted, determined as of the Repurchase Valuation Date and based upon the results of either (a) the semi-annual unaudited financial statements of the Portfolio for the period in which the Repurchase Valuation Date occurs or (b) the annual audit of the Portfolio’s financial statements for the period in which the Repurchase Valuation Date occurs, over (ii) the Initial Payment. It is anticipated that this process will be completed within sixty (60) days after the end of each semi-annual period and that the Post-Audit Payment will be made promptly thereafter. A Member will continue to receive an allocation of profits and losses until the Member is paid in the entirety.

•
Although the amounts required to be paid by the Portfolio under will generally be paid in cash, the Portfolio may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

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If modification of the Portfolio’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

Payment for repurchased Interests may require the Portfolio to withdraw from the Offshore Portfolio, and the Offshore Portfolio from the Master Portfolio, which in turn may be required to liquidate portfolio holdings in Investment Vehicles earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Master Portfolio’s investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests.

The Board may (i) cause the Portfolio to repurchase Interests (or a portion of the Interests) of a Member or any person acquiring Interests from or through a Member, such repurchase being offered without consent or other action by the Member or other person; or (ii) cause a Member to sell all or a portion of its Interests to another Member or person, such sale to take place without the consent of or other action by the Member, in each case at the most recently calculated net asset value of such Member’s capital account, and for any reason deemed advisable by the Board, including but not limited to situations in which:

•
Interests (or a portion of the Interests) have been transferred without the Adviser’s approval or the Interests (or a portion of the Interests) have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

•
ownership of Interests (or a portion of the Interests) by a Member or other person is likely to cause the Portfolio to be in violation of, or require registration of any Interest under, or subject the Portfolio to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Portfolio or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

•
continued ownership of Interests by a Member may be harmful or injurious to the business or reputation of the Portfolio, the Board the Adviser or any of its affiliates, or may prevent the Adviser from receiving any fees in respect of the Portfolio or such Member;

•	any of the representations and warranties made by a Member or other person in connection with the acquisition of an Interest was not true when made or has ceased to be true;

•
the value of a Member’s Interests is less than an amount that the Board determines to be a minimum investment in the Portfolio, or more than an amount that the Board determines to be a maximum investment in the Portfolio;

•	the family office client agreement between the Adviser and the Member has terminated and the Member is no longer a family office client of the Adviser;

•	a Member ceases to be (i) a client of the Adviser or its affiliates, or (ii) a principal, director, officer, or employee of the Adviser or its affiliates; or

•
it would be in the best interest of the Portfolio, as determined by the Board in its sole discretion, for the Portfolio to repurchase such Interests or portion thereof or to have such Interests transferred.

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In the event that the Adviser or any of its affiliates holds an Interest or portion of Interest in the capacity of a Member, the Interest or a portion of it may be tendered for repurchase in connection with any repurchase offer made by the Portfolio.

Transfers of Interests

Except as otherwise described below, no person may become a substituted Member without the written consent of the Adviser,  pursuant to authority delegated by Board  to the Adviser for such purpose (which consent may be withheld in the Adviser’s sole discretion). A Member may transfer its Interests only (i) by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member or (ii) under certain limited circumstances, with the written consent of the Adviser, which may be withheld in each of its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

No transfer will be permitted unless the Adviser consults with counsel to the Portfolio and counsel confirms that the transfer will not cause the Portfolio to be treated as a “publicly traded partnership” taxable as a corporation. Notwithstanding a finding that the transfer will not cause the Portfolio to be treated as a “publicly traded partnership” taxable as a corporation, the Adviser generally may not consent to a transfer unless the transfer is one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member, for example, certain transfers to affiliates. Transfers will be effective as of the first day of any month in which subscriptions for Interests in the Portfolio are otherwise permitted.

Notice to the Adviser of any proposed transfer of an Interest must include evidence satisfactory to the Adviser that the proposed transferee is an Eligible Investor, as discussed in detail under “Subscriptions for Interests–Eligible Investors.” Notice of a proposed transfer of an Interest must also be accompanied by a properly completed investor application in respect of the proposed transferee.

Any transferee acquiring an Interest by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of the LLC Agreement, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers an Interest with the approval of the Adviser, the Advisor will promptly take all necessary actions so that each transferee or successor to whom the Interest is transferred is admitted to the Portfolio as a Member.

In subscribing for an Interest, a Member agrees to indemnify and hold harmless the Portfolio, the Board, the Adviser, each other Member and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.

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CERTAIN TAX ASPECTS

Cayman Islands Tax Considerations

The Government of the Cayman Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Offshore Portfolio or its members.

The Offshore Portfolio has applied for, and can expect to receive, an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Offshore Portfolio or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the Offshore Portfolio or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Offshore Portfolio to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the Offshore Portfolio.

Although such undertakings are routinely granted, if the Offshore Portfolio does not receive the undertaking, the tax treatment of the Offshore Portfolio, the Portfolio and the Members will, under current Cayman Islands law, be the same as it would have been if the Offshore Portfolio had received the undertaking. However, failure to obtain the undertaking could expose the Offshore Portfolio, the Portfolio and the Members to potential future tax liability in the event the Cayman Islands enacted a law imposing taxes on the Offshore Portfolio.

U.S. Federal Income Tax Considerations

The summary below outlines certain significant U.S. federal income tax principles that are likely to apply to the Portfolio, the Offshore Portfolio and the Master Portfolio, as well as to Members of the Portfolio, given the anticipated nature of the activities of the Portfolio, the Offshore Portfolio, the Master Portfolio and the Investment Portfolios. In some cases, the activities of a Member other than the investment in the Portfolio may affect the tax consequences to such Member of an investment in the Portfolio. The discussion below assumes that the Members are U.S. persons that are generally exempt from taxation in the United States, including 401 (k) plans and IRAs, which are referred to in this prospectus as “tax-deferred investors” (“Tax-Exempt Investors”).

The discussion of federal income tax matters contained herein is based on existing law as contained in the Code, Treasury regulations, administrative rulings and court decisions as of the date of this Memorandum. No assurance can be given that future legislation, administrative rulings or court decisions will not significantly modify the conclusions set forth in this summary. Each prospective Tax-Exempt Investor is urged to consult with its tax adviser concerning the potential tax consequences of an investment in the Portfolio.

Classification of the Portfolio and the Master Portfolio. In general, the federal income tax consequences of an investment in the Portfolio will depend on whether the Portfolio and the Master Portfolio is treated for federal income tax purposes as a partnership rather than as an association taxable as a corporation. No application will be made to the IRS for a ruling on the classification of the Portfolio and the Master Portfolio for tax purposes. The Portfolio and the Master Portfolio believe that each of the Portfolio and the Master Portfolio, respectively, will be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes. This belief is based on the conclusion that, because of the significant restrictions relating to transfers and redemptions of Interests and interests in the Master Portfolio, respectively, neither the Portfolio nor the Master Portfolio will constitute a “publicly traded partnership” for U.S. federal income tax purposes. The Internal Revenue Service (“IRS”) or the courts may disagree with this conclusion.

If either the Portfolio or the Master Portfolio were treated as a corporation for U.S. federal income tax purposes, it would be subject to U.S. federal income tax, and applicable U.S. state and local taxes, at the entity level, and distributions made by it out of its earnings and profits would be treated as dividends for U.S. federal income tax purposes. Any dividend distribution by the Master Portfolio to the Offshore Portfolio would be subject to U.S. withholding tax at the rate of 30%.

Assuming that each of the Portfolio and the Master Portfolio is treated as a partnership for U.S. federal income tax purposes, neither the Portfolio nor the Master Portfolio will be subject to U.S. federal income tax. Rather, the Master Portfolio’s items of income, gain, loss, deduction and credit will be allocated to its partners, including the Offshore Portfolio, and the Master Portfolio’s partners, including the Offshore Portfolio, will generally be treated for U.S. federal income tax purposes as if they had derived their shares of those items directly. Similarly, the Portfolio’s items of income, gain, loss, deduction and credit will be allocated to the Members, with the result that the tax consequences to a Member of owning Interests will generally be the same as the tax consequences of directly owning shares of the Offshore Portfolio. Each Member is responsible for keeping its own records for determining such Member’s tax basis in its interest in the Portfolio and calculating and reporting any gain or loss resulting from a Portfolio distribution or disposition of an interest in the Portfolio.

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Classification and Taxation of the Offshore Portfolio. The Offshore Portfolio will be treated as a corporation for U.S. federal income tax purposes. The Offshore Portfolio will invest substantially all of its investable assets in the Master Portfolio, and substantially all of the Offshore Portfolio’s income will consist of its share of the Master Portfolio’s income, gains, losses, deductions and credits.

In general, the Adviser expects that the Master Portfolio will not derive a substantial amount of income that is treated as effectively connected with a U.S. trade or business (“effectively connected income”). Because the Master Portfolio will not control the Investment Portfolios, however, it can make no assurances with respect to the amount of effectively connected income that it may derive. The Offshore Portfolio (i) will be liable for U.S. federal income tax in respect of its share of the Master Portfolio’s net effectively connected income, at the same rates as are applicable to U.S. corporations (currently, 35%) and (ii) will be subject to U.S. branch profits tax at a flat rate of 30% on its “dividend equivalent amount,” as defined in Section 884 of the Code, attributable to its share of the Master Portfolio’s effectively connected income.
Assuming that such income does not constitute effectively connected income, the Offshore Portfolio’s share of U.S. source dividends, U.S. source interest (other than “portfolio interest,” interest on bank deposits and original issue discount on certain short-term obligations) and certain other U.S. source “fixed and determinable annual or periodical income” derived by the Master Portfolio will be subject to U.S. withholding tax at the rate of 30%. While U.S. source “portfolio interest,” interest on bank deposits and original issue discount on certain short-term obligations are exempt from this withholding tax, there can be no assurance that all of the Master Portfolio’s U.S. source interest income will qualify for one of these exemptions.

Tax-Exempt Investors. The Portfolio does not intend to seek a ruling from the IRS with respect to whether a Tax-Exempt Investor’s income from the Portfolio may be treated as UBTI.

Section 511 of the Code generally subjects Tax-Exempt Investors to taxation with respect to UBTI. UBTI generally does not include dividends, interest or gains from the sale, exchange or other disposition of property other than inventory or property held primarily for sale to customers in the ordinary course of a trade or business. However, UBTI includes “unrelated debt-financed income,” as defined in Section 514 of the Code (“UDFI”), even if that income would not otherwise constitute UBTI. UDFI includes (i) any income derived from property to the extent that there is acquisition indebtedness outstanding with respect to the property during the taxable year and (ii) income derived from the sale or other disposition of property to the extent that there was acquisition indebtedness outstanding with respect to the property during the twelve-month period ending with the date of the sale or other disposition. Under Section 512(c) of the Code, a Tax-Exempt Investor is required to include in computing its UBTI its share of income of any partnership of which it is a member to the extent that such income would be UBTI if earned directly by the Tax-Exempt Investor.

Under the foregoing rules, if a Tax-Exempt Investor’s acquisition of an Interest in the Portfolio is debt-financed, then all or a portion of such Tax-Exempt Investor’s income attributable to such Interest will be included in UBTI. The Portfolio’s only asset will be shares in the Offshore Portfolio, and the Portfolio will not enter into any acquisition indebtedness with respect to this interest. Both the Master Portfolio and the Investment Portfolios are likely to derive income that, if earned directly by a Tax-Exempt Investor, would constitute UBTI. However, the Offshore Portfolio is treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes. Under Sections 511 through 514 of the Code, a Tax-Exempt Investor is generally not required to include in income as UBTI any income derived from a corporation in which it is a shareholder, even if the corporation derives income that would be UBTI if earned directly by the Tax-Exempt Investor. Exceptions to this rule applicable to investments by Tax-Exempt Investors in certain foreign insurance companies and to interest, annuity, royalty or rent payments received by Tax-Exempt Investors from certain controlled entities do not apply to the Offshore Portfolio. Moreover, the Portfolio, and therefore the Tax-Exempt Investors, should not be treated as deriving UBTI as a consequence of (i) Section 269 of the Code, which provides for a disallowance of tax benefits if any person acquires control of a corporation for the principal purpose of evading or avoiding U.S. federal income tax by securing the benefit of any deduction, credit or other allowance that such person would not otherwise enjoy or (ii) any similar disallowance provision. As a result, a Tax-Exempt Investor’s income from the Portfolio should not be treated as debt-financed income under the UBTI rules by reason of the Master Portfolio’s or any Investment Portfolio’s borrowing or purchasing securities on margin.

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For U.S. federal income tax purposes, the Offshore Portfolio will be a controlled foreign corporation (“CFC”) of which the Portfolio will be a “United States shareholder,” as defined in Section 951(b) of the Code. In addition, the Offshore Portfolio will be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code. A Tax-Exempt Investor generally will not be subject to tax under the CFC rules or the PFIC rules if it is not otherwise taxable under the UBTI provisions with respect to the ownership of its Interest in the Portfolio (i.e., because its investment in the Portfolio is debt-financed). A Tax-Exempt Investor would be subject to tax on any insurance income generated by a CFC that it was considered a United States shareholder in. A Tax-Exempt Investor would only be a United States shareholder if it is considered as owning 10% or more of the CFC.

Under proposed Treasury Regulations, U.S. beneficiaries of any Tax-Exempt Investor that is a trust (other than a tax-exempt employees’ trust described in Section 401(a) of the Code) would generally be treated for purposes of the PFIC rules as owning their proportionate shares of such Tax-Exempt Investor’s indirect interest in the Offshore Portfolio. Although it is not clear that such a result was intended, this constructive ownership rule might be applied so as to treat a U.S. beneficiary of a Tax-Exempt Investor that is an IRA described in Section 408(a) of the Code as the owner of the IRA’s indirect interest in the Offshore Portfolio. If a U.S. beneficiary of an IRA or other trust (such as a charitable remainder trust) were treated as the owner of an interest in the Offshore Portfolio, such U.S. beneficiary could be subject to adverse tax consequences under the PFIC rules.

Tax-Exempt Investors that are private foundations should consult their tax advisers about the excise tax consequences to them of an investment in the Portfolio.

A Tax-Exempt Investor may be required to report, on IRS Form 926, transfers of cash by the Portfolio to the Offshore Portfolio if (i) immediately after such transfer such Tax-Exempt Investor owns a 10% or greater indirect interest in the Offshore Portfolio (determined by applying certain attribution rules) or (ii) the Tax-Exempt Investor’s share of the amount of cash transferred by the Portfolio during the twelve-month period ending on the date of the transfer exceeds $100,000. Failure to file Form 926 as required may result in substantial penalties. Tax-Exempt Investors are urged to consult their tax advisers concerning the information reporting requirements relating to their investments in the Portfolio.

Treasury regulations generally require a direct or indirect participant in any “reportable transaction” to disclose its participation to the IRS on IRS Form 8886. For purposes of the disclosure rules, a U.S. person that owns at least 10% of the voting power of a CFC, may be treated as a participant in a reportable transaction in which the relevant foreign corporation participates. It is possible that the Offshore Portfolio will be treated as engaging in one or more reportable transactions and, in that case, the Portfolio and the Tax-Exempt Investors could be treated as participating in those transactions under the foregoing rule. Failure to comply with the reporting requirements gives rise to substantial penalties. Certain states, including New York, may also have similar disclosure requirements. Tax-Exempt Investors should consult their tax advisers to determine whether they are required to file Form 8886 in respect of such transactions.

Authorization Regarding Disclosure of Tax Structure. Notwithstanding any other statement in this prospectus, the Adviser and its members, officers, directors, employees and principals authorize each Member and each of its employees, representatives or other agents, from and after the commencement of any discussions with any such party, to disclose to any and all persons without limitation of any kind the tax treatment and tax structure of the Master Portfolio, the Offshore Portfolio or the Portfolio and any transaction entered into by the Master Portfolio, the Offshore Portfolio or the Portfolio and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure that are provided to such Member, except for any information identifying the Manager, the Master Portfolio, the Offshore Portfolio or the Portfolio or (except to the extent relevant to such tax structure or tax treatment) any nonpublic commercial or financial information.

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ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to assets of an employee benefit plan subject to ERISA (an “ERISA Plan”), or a plan or other arrangement such as an IRA or Keogh plan subject to Section 4975 of the Code (“Plan,” or together with ERISA Plans, “Plans”) should consider, among other things, the matters described below in determining whether to cause the Plan to invest in the Portfolio.

ERISA imposes general and specific responsibilities on persons who are “fiduciaries” for purposes of ERISA with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the “DOL”), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (1) give appropriate consideration to, among other things, the role that the investment plays in the Plan’s portfolio, taking into account whether the investment is designed reasonably to further the Plan’s purposes; (2) examine the risk and return factors associated with the investment; (3) assess the portfolio’s composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan; (4) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the Plan’s funding objectives; and (5) consider limitations imposed by ERISA on the fiduciary’s ability to delegate fiduciary responsibilities to other parties.
Before investing the assets of an ERISA Plan in the Portfolio, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL’s regulations. The fiduciary should, for example, consider whether an investment in the Portfolio may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the Plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the Plan, the fiduciary may be held personally liable for losses incurred by the Plan as a result of the breach.

Pursuant to Section 401 of ERISA and regulations promulgated by the DOL, because the Portfolio is registered as an investment company under the 1940 Act, the underlying assets of the Portfolio will not be considered to be “plan assets” of ERISA Plans investing in the Portfolio for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. As a result, (1) neither the Adviser nor any of the Investment Managers will be fiduciaries with respect to those Plans within the meaning of ERISA, and these parties will not be subject to ERISA’s fiduciary standards in managing the Portolio and (2) transactions involving the assets and investments of the Portfolio, the Offshore Portfolio, the Master Portfolio and the Investment Portfolios will not be subject to the provisions of ERISA or Section 4975 of the Code, which might otherwise constrain the management of these entities.

The Adviser will require an ERISA Plan proposing to invest in the Portfolio to represent: that it, and any fiduciaries responsible for its investments, are aware of and understand the Portfolio’s investment objective, policies and strategies; and that the decision to invest Plan assets in the Portfolio was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

Certain prospective Plan investors may currently maintain relationships with the Adviser or with other entities that are affiliated with the Adviser. The Adviser and its affiliates may be deemed to be a party in interest or disqualified person (as defined in ERISA and the Code, respectively) to and/or a fiduciary of any Plan to which it provides investment management, investment advisory or other services. ERISA and the Code prohibit Plan assets to be used for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the Portfolio is a transaction that is prohibited by ERISA or the Code. A fiduciary of a Plan investing in the Portfolio will be required to represent: that the decision to invest in the Portfolio was made by it as a fiduciary that is independent of the Adviser, and its affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Adviser, or its affiliates, as a primary basis for the decision to invest in the Portfolio and that its investment in the Portfolio will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

The provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion contained in this memorandum, is, of necessity, general and may be affected by future publication of DOL regulations and rulings. Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

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ADDITIONAL INFORMATION AND SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT

THE FOLLOWING IS A SUMMARY DESCRIPTION OF ADDITIONAL ITEMS AND OF SELECT PROVISIONS OF THE LLC AGREEMENT THAT MAY NOT BE DESCRIBED ELSEWHERE IN THIS MEMORANDUM. THE DESCRIPTION OF THESE ITEMS AND PROVISIONS IS NOT DEFINITIVE AND REFERENCE SHOULD BE MADE TO THE COMPLETE TEXT OF THE LLC AGREEMENT WHICH IS ATTACHED AS APPENDIX A TO THIS MEMORANDUM.

Member Interests

Persons who purchase Interests in the offering being made hereby will be Members.

Liability of Members

Under Delaware law and the LLC Agreement, each Member will be liable for the debts, obligations and liabilities of the Portfolio only to the extent of any contributions to the capital of the Portfolio (plus any accretions in value thereto) and a Member, in the sole discretion of the Board, may be obligated to return to the Portfolio amounts distributed to the Member in accordance with the LLC Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Portfolio exceed the fair market value of the Portfolio’s assets.

Duty of Care and Indemnification of Directors, Officers and the Adviser

For information concerning the duty of care and indemnification of Directors, Officers and the Adviser, see “The Adviser - Duty of Care of the Directors and Adviser and Indemnification of Directors, Officers and Adviser .”

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of the Board (including a majority of the Independent Directors if required by the 1940 Act), and without the approval of the Members, unless the approval of Members is required by the 1940 Act. However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to tender its entire Interest for repurchase by the Portfolio.

Power of Attorney

By subscribing for an Interest in the Portfolio, each Member will appoint each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Portfolio as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Portfolio or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Portfolio. The power-of-attorney granted under the LLC Agreement executed by each Member (which each Member will do by virtue of signing an investor application) is a special power-of-attorney and is coupled with an interest in favor of each Director and as such shall be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power-of-attorney, and shall survive the transfer by a Member of all or any portion of an Interest, except that where the transferee thereof has been approved by the Board for admission to the Portfolio as a substitute Member, or upon the withdrawal of a Member from the Portfolio pursuant to a periodic tender or otherwise, this power-of-attorney given by the transferor shall terminate.

Term, Dissolution And Liquidation

The Portfolio shall be dissolved by an affirmative vote by: (1) the Board or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; or upon the failure of Members to elect successor Directors at a meeting called by the Adviser when no Director remains to continue the business of the Portfolio; or as required by operation of law. Upon the occurrence of any event of dissolution, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Adviser to act as liquidator or is unable to perform this function) are charged with winding up the affairs of the Portfolio and liquidating its assets. Net profit or net loss during the period including the period of liquidation will be allocated as described in the section titled Capital Accounts and Allocations–Allocation of Net Profits and Net Losses.” Upon the liquidation of the Portfolio, its assets would be distributed (1) first to satisfy the debts, liabilities and obligations of the Portfolio (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that the distribution of assets-in-kind would be in the interests of the Members in facilitating an orderly liquidation.

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REPORTS TO MEMBERS

The Portfolio will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. An Investment Manager’s delay, however, in providing this information could delay the Portfolio’s preparation of tax information for investors, which might require Members to seek extensions of the time to file their tax returns, or could delay the preparation of the Portfolio’s annual report. The Portfolio will send to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. The Portfolio will also send to Members reports regarding the Portfolio’s operations during each quarter.

FISCAL YEAR

For accounting purposes, the Portfolio’s fiscal year is the twelve-month period ending on March 31. The Portfolio’s taxable year is the twelve-month period ending December 31.

ACCOUNTANTS AND LEGAL COUNSEL

Ernst & Young LLP, whose principal business address is 55 Ivan Allen Jr. Blvd., Atlanta, GA 30308, has been selected as the independent registered public accounting firm for the Portfolio and the Master Portfolio and in such capacity will audit the Portfolio’s and the Master Portfolio’s annual financial statements and financial highlights.

Dechert LLP, whose business address is 1775 I Street, N.W. Washington, DC 20006-2401, serves as legal counsel to the Portfolio and the Master Portfolio.

INQUIRIES

Inquiries concerning the Portfolio and Interests (including information concerning subscription, transfer and repurchase procedures) should be directed to:

Growth Capital TEI Portfolio, LLC

c/o GenSpring Family Offices, LLC

3801 PGA Blvd, Suite 555

Palm Beach Gardens, FL 33410

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Appendix A

GROWTH CAPITAL TEI PORTFOLIO, LLC

FORM OF

LIMITED LIABILITY COMPANY AGREEMENT

November 16, 2009

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LIMITED LIABILITY COMPANY AGREEMENT

OF

GROWTH CAPITAL TEI PORTFOLIO, LLC

A Delaware Limited Liability Company

November 16, 2009

THIS LIMITED LIABILITY COMPANY AGREEMENT of Growth Capital TEI Portfolio, LLC (“Portfolio”) is dated as of November 16, 2009 by and between GenSpring Family Offices, LLC as the manager (“Manager” or “Adviser”), and those persons hereinafter admitted as Members.

WHEREAS, the Portfolio has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to a Certificate of Formation (“Certificate”) dated and filed with the Secretary of State of Delaware on May 1, 2009.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I. DEFINITIONS

For purposes of this Agreement:

Section 1.1. ADMINISTRATIVE SERVICES. Such administrative services as the Administrator shall provide to the Portfolio pursuant to a separate written agreement with the Portfolio.

Section 1.2. ADMINISTRATOR. Citi Fund Services Ohio, Inc. or any person who may hereafter provide Administrative Services to the Portfolio pursuant to an administration agreement. For purposes of this Agreement the term “Administrator” includes a “Sub-Administrator”.

Section 1.3. ADVISERS ACT. The Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.4. AFFILIATE. Affiliated person as that term is defined in the 1940 Act.

Section 1.5. AGREEMENT. This Limited Liability Company Agreement, as amended from time to time.

Section 1.6. BOARD. The Board of Directors established pursuant to Section 2.6.

Section 1.7. CAPITAL ACCOUNT. With respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section 5.3.

Section 1.8. CERTIFICATE. The Certificate of Formation of the Portfolio and any amendments thereto as filed with the office of the Secretary of State of Delaware.

Section 1.9. CHAIRMAN. The Director selected to preside over meetings of the Board.

Section 1.10. CLOSING DATE. The first date on or as of which a Member other than the Organizational Member is admitted to the Portfolio.

Section 1.11. CODE. The U.S. Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Section 1.12. DELAWARE ACT. The Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Section 1.13. DIRECTOR. An individual designated as a Director of the Portfolio who is delegated authority provided for in Section 2.6 of this Agreement. For purposes of this Agreement the term “Director” shall have the same meaning as the term “Manager” as such term is defined under the Delaware Act (but is not the same as the term “Manager” as used in this Agreement).

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Section 1.14. FISCAL PERIOD. The period commencing on the Closing Date of the Portfolio, and thereafter each period commencing on the day following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(a)           the last day of a Fiscal Year;

(b)           the last day of a Taxable Year;

(c)            the day preceding the date on which a contribution to the capital of the Portfolio is made;

(d)           the day on which a substitute member is admitted;

(e)           the day on which the Portfolio repurchases any Interest, or portion of an Interest, of a Member;

(f)           any day on which any amount is credited to, or debited against, the Capital Account of a Member, other than an amount to be credited to, or debited against, the Capital Account of all Members in accordance with their respective Investment Percentages; or

(g)           the last day of a fiscal period of any Master Portfolio.

Section 1.15. FISCAL YEAR. The period commencing on the Closing Date and ending on March 31, 2010, and thereafter each period commencing on April 1 of each year and ending on March 31 of the following year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board elects another fiscal year for the Portfolio.

Section 1.16. FORM N-2. The Portfolio’s Registration Statement on Form N-2 as filed with the U.S. Securities and Exchange Commission, as amended from time to time.

Section 1.17. INDEPENDENT DIRECTORS. Those Directors who are not “interested persons” of the Portfolio as such term is defined in the 1940 Act.

Section 1.18. INITIAL DIRECTOR. Ginny R. Neal, the person who directed the formation of the Portfolio and served as the sole initial Director.

Section 1.19. INTEREST. The ownership interest in the Portfolio at any particular time of a Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.5 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

Section 1.20. INVESTMENT ADVISORY AGREEMENT. Written agreement entered into by the Manager, the Master Portfolio and the Portfolio, pursuant to which the Adviser provides investment advisory services to the Master Portfolio and the Portfolio.

Section 1.21. INVESTMENT MANAGERS. Third party investment managers (including affiliates of the Manager) that manage and direct the investment activities of Investment Vehicles or are retained to manage and invest a designated portion of the assets of the Master Portfolio.

Section 1.22. INVESTMENT PERCENTAGE. A percentage established for each Member on the Portfolio’s books as of the first day of each Fiscal Period. The Investment Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member’s Capital Account as of the commencement of such period by the sum of the Capital Accounts of all of the Members as of the commencement of such period. The sum of the Investment Percentages of all Members for each Fiscal Period shall equal 100%.

Section 1.23. INVESTMENT VEHICLES. Unregistered general or limited partnerships or pooled investment vehicles, segregated accounts and/or registered investment companies in which the Portfolio

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(directly, or indirectly through the Offshore Portfolio) invests its assets that are advised by an Investment Manager.
Section 1.24. MANAGER. GenSpring Family Offices, LLC, a Florida limited liability company, or any person who may hereinafter serve as the Manager to the Portfolio or the Master Portfolio pursuant to the Investment Advisory Agreement.

Section 1.25. MASTER PORTFOLIO. Growth Capital Master Portfolio, LLC, a Delaware limited liability company, or any other vehicle in which the Portfolio invests all or substantially all of its assets.

Section 1.26. MEMBER. Any person who shall have been admitted to the Portfolio as a member (including any Director in such person’s capacity as a member of the Portfolio but excluding any Director in such person’s capacity as a Director of the Portfolio) until the Portfolio repurchases the entire Interest of such person as a member pursuant to Section 4.6 hereof or a substituted member or members are admitted with respect to any such person’s entire Interest as a member pursuant to Section 4.5 hereof.

Section 1.27. MEMORANDUM. The Portfolio’s private placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

Section 1.28. NET ASSETS. The total value of all assets of the Portfolio, less an amount equal to all accrued debts, liabilities and obligations of the Portfolio, calculated before giving effect to any repurchases of Interests.

Section 1.29. NET PROFITS OR NET LOSSES. The amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Portfolio, at the close of business on the Closing Date), such amount to be adjusted to exclude:

(a)           the amount of any insurance premiums or proceeds to be allocated among the Capital Accounts of the Members pursuant to Section 5.5 hereof;

(b)           any items to be allocated among the Capital Accounts of the Members on a basis that is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Fiscal Period pursuant to Section 5.6 and Section 5.7 hereof; and

(c)           Monthly reimbursement of organizational expenses allocated among the Capital Accounts of the Members pursuant to Sections 3.8 and 5.8 hereof.

Section 1.30. 1940 ACT. The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.31. OFFSHORE PORTFOLIO. Growth Capital Cayman Portfolio, a Cayman Islands limited duration company, or any other similar non-U.S. jurisdiction company in which the Portfolio invests all or substantially all of its assets, and which in turn invests all or substantially all of its assets in the Master Portfolio.

Section 1.32. ORGANIZATIONAL MEMBER. The Manager or any Affiliate of the Manager.

Section 1.33. PERSON. Any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization, or unincorporated organization.

Section 1.34. PLACEMENT AGENT. Any person who may serve as the distributor or placement agent with respect to Interests pursuant to a distribution agreement or placement agency agreement with the Portfolio.

Section 1.35. PORTFOLIO. The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

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Section 1.36. REPURCHASE REQUEST DEADLINE. The date, as specified in any tender offer made by the Portfolio, by which Members choosing to tender Interests for repurchase must notify the Portfolio of their intent.
Section 1.37. REPURCHASE VALUATION DATE. The date as of which the Interests to be repurchased are valued by the Portfolio.

Section 1.38. SECURITIES. Securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds. Securities shall include Investment Vehicles.

Section 1.39. TAXABLE YEAR. The period from January 1 to December 31 of each year.

Section 1.40. TRANSFER. The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest. Verbs, adverbs or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

ARTICLE II. ORGANIZATION; ADMISSION OF MEMBERS

Section 2.1. Formation of Limited Liability Company.

The Portfolio has been formed as a limited liability company at the direction of the Initial Director who authorized the filing of the Certificate, which actions are hereby ratified by the execution of this Agreement. The Board shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Portfolio’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Portfolio shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Portfolio. Each Interest constitutes a Security as such term is defined in Article 8 of the Delaware Uniform Commercial Code.

Section 2.2. Name.

The name of the Portfolio shall be Growth Capital TEI Portfolio, LLC or such other name as the Board may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.

Section 2.3. Principal and Registered Office.

(a)           The Portfolio shall have its principal office at 3801 PGA Boulevard, Suite 555, Palm Beach Gardens, FL 33410, or at such other place designated from time to time by the Board.

(b)           The Portfolio shall have its registered office in Delaware at Corporation Trust Center, 1209 Orange St., Wilmington, DE 19801 and shall have Corporation Trust Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board.

Section 2.4. Duration.

The term of the Portfolio commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Portfolio is dissolved pursuant to Section 6.1 hereof.

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Section 2.5. Purpose.

The Portfolio is organized for the purposes of achieving such objectives as established by the Manager. The Portfolio will seek to achieve its objectives through investing and reinvesting the assets of the Portfolio, and may engage in all activities and transactions as the Manager may deem necessary or advisable in connection therewith, including, without limitation:

1. purchase, sell, invest, and trade in Securities, both directly and through the purchase of limited partnership and other interests in the Investment Vehicles and to engage in any financial or derivative transactions relating thereto;

2. engaging in such other lawful investment transactions as the Manager may from time to time determine;

3. possessing, transferring, mortgaging, pledging or otherwise dealing in, and exercising all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities  and other property and funds held or owned by the Portfolio;

4. taking long or short positions with respect to any Securities and making purchases or sales increasing, decreasing or liquidating such position without any limitation as to the frequency of the fluctuation in such positions or as to the frequency of the changes in the nature of such  positions;

5. purchasing investments and holding them for investment;

6. maintaining for the conduct of the Portfolio’s affairs one or more offices and in connection therewith, renting or acquiring office space, and doing such other acts as the Manager may deem necessary or advisable in connection with the maintenance and administration of the Portfolio including, but not limited to, entering into an agreement, on behalf of the Portfolio,  with an administrator to perform various administrative services for the Portfolio;

7. lending any of the Securities, funds or other properties of the Portfolio and, from time to time without limit as to amount, borrowing, leveraging or raising funds and securing the payment of obligations of the Portfolio by mortgage upon, or pledge or hypothecation of, all or any part of  the Investments or other property of the Portfolio;

8. engaging personnel, whether part-time or full-time, and attorneys, independent accountants, service providers or such other persons as the Manager may deem necessary or advisable;

9. entering into custodial and brokerage arrangements regarding Securities owned beneficially by the Portfolio with banks and brokers wherever located;

10. delegating any of the foregoing activities to such other person or entity in the Manager’s discretion, including but not limited to any Affiliate of the Manager; and

11. doing such other acts as the Manager may deem necessary or advisable in connection with the maintenance and administration of the Portfolio.

Section 2.6. Board of Directors.

(a)           Prior to the Closing Date, the Initial Director may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as Directors on the Board, subject to the election of such persons prior to the Closing Date by the Organizational Member. The Board may, subject to the 1940 Act and the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of, and vacancies in, the position of Director and the provisions of Section 3.3 hereof with respect

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to the election of Directors to the Board by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Portfolio. The number of Directors shall be fixed from time to time by the Board.

(b)           Each Director shall serve on the Board for the duration of the term of the Portfolio, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Director, the remaining Directors serving on the Board may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board.

(c)           In the event that no Director remains to continue the business of the Portfolio, the Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Portfolio and, if the business shall be continued, of electing the required number of Directors to the Board. If the Members shall determine at such meeting not to continue the business of the Portfolio or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Portfolio shall be dissolved pursuant to Section 6.1 hereof and the assets of the Portfolio shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section 2.7. Members.

The Portfolio may offer Interests for purchase (including through exchange) in such manner and at such times as may be determined by the Board. Members may be admitted to the Portfolio subject to the condition that each such Member shall execute and deliver the Portfolio’s investor application or certification pursuant to which such Member agrees to be bound by all the terms and provisions hereof and that the minimum initial capital contribution, as required by Section 5.1, has been deposited with the Portfolio’s escrow agent. The Board may in its sole discretion reject any subscription for Interests. The Board may, in its sole discretion, suspend subscriptions for Interests at any time. The admission of any Person as a Member shall be effective upon the revision of the books and records of the Portfolio to reflect the name and the contribution to the capital of the Portfolio of such additional Member.

Section 2.8. Distribution Fees.

(a)           A Member may be charged a distribution fee when a Placement Agent is used to sell such Member’s Interest in the amount and as fully disclosed in the Memorandum.

(b)           The distribution fee will be deducted from a prospective Member’s subscription amount; it will not constitute a capital contribution made by the Member to the Portfolio nor part of the assets of the Portfolio and may be adjusted or waived as described in the Memorandum.

Section 2.9. Both Directors and Members.

A Member may at the same time be a Director and a Member, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

Section 2.10. Limited Liability.

Except as provided under applicable law, including capital contribution obligations, a Member shall not be liable for the Portfolio’s debts, obligations and liabilities in any amount in excess of such Member’s contributions to the capital of the Portfolio (plus such Member’s share of undistributed profits and assets). Except as provided under applicable law, a Director shall not be liable for the Portfolio’s debts, obligations and liabilities.

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ARTICLE III. MANAGEMENT

Section 3.1. Management and Control.

(a)           Management and control of the business of the Portfolio shall be vested in the Board, which shall have the right, power and authority, on behalf of the Portfolio and in its name, to exercise all rights, powers and authority of “manager” as defined under the Delaware Act (but is not the same as the term “Manager” as defined in this Agreement) and to do all things necessary and proper to carry out the objective and business of the Portfolio and their duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Portfolio except within the scope of such Director’s authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Portfolio as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Portfolio as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an “interested person” (as such term is defined in the 1940 Act) of such company. During any period in which the Portfolio shall have no Directors, the Manager shall have the authority to manage the business and affairs of the Portfolio. The Manager will oversee the day-to-day management of the Portfolio and, subject to the approval of the Board, has the authority to: approve the acceptance of initial and subsequent subscriptions on behalf of the Portfolio; determine whether future subscriptions should be accepted; make determinations on the transfer of Interests; and manage and oversee the general administrative and operational aspects of the Portfolio.

(b)           Members shall have no right to participate in and shall take no part in the management or control of the Portfolio’s business and shall have no right, power or authority to act for or bind the Portfolio. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(c)           The Board may delegate to a committee or to any other Person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law.

(d)           The Portfolio will file a tax return as a partnership for U.S. federal income tax purposes. Except as otherwise specifically provided herein, all decisions for the Portfolio relating to tax matters including, without limitation, whether to make any tax elections, the positions to be made on the Portfolio’s tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or other taxing authority, will be made by the Board. All actions (other than ministerial actions) taken by the Manager, as designated in this Section 3.1 and Section 3.2 below, will be subject to the approval of the Board. Each Member agrees not to treat, on his personal income tax return or any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Portfolio.

Section 3.2. Actions by the Board of Directors.

(a)           Unless provided otherwise in this Agreement or required by law, any action by the Board shall be deemed effective if approved or taken by a majority of the Directors present at a meeting of Directors at which a quorum of Directors is present, within or without the State of Delaware. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Directors are present in person, any action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office.

(b)           The Board may designate from time to time a Chairman who shall preside at all meetings. Meetings of the Board may be called by the Chairman or by any two Directors, and may be held on such date and at such time and place as the Board shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the

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lack of notice or who shall execute a written waiver of notice with respect to the meeting. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all of the Directors participating in the meeting can hear one another and all such Directors shall be deemed to be present in person at the meeting.

(c)           At least one third (1/3) of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn a meeting. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors if any action taken is approved by at least a majority of the required quorum for that meeting.

(d)           A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

(e)           The Board may establish by resolution, written consent or otherwise, one or more committees of the Board. The Board may designate from time to time agents and employees of the Portfolio who shall have the same powers and duties on behalf of the Portfolio (including the power to bind the Portfolio) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Portfolio.

Section 3.3. Meetings of Members.

(a)           Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding at least of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)           Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage as of the record date for such meeting. The Board shall establish a record date not less than 10 nor more than 90 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)           A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Portfolio before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Portfolio at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding at least a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

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Section 3.4. Custody of Assets of the Portfolio.

The physical possession of all funds, Securities or other properties of the Portfolio shall at all times be held, controlled and administered by one or more custodians retained by the Portfolio in accordance with the requirements of the 1940 Act. The Manager will have no responsibility, other than that associated with the oversight and supervision of custodians retained by the Portfolio, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other assets of the Portfolio, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

Section 3.5. Other Activities of Members, the Manager and Directors.

(a)           Neither the Manager nor any Director shall be required to devote its full time to the affairs of the Portfolio, but shall devote such time as may reasonably be required to perform its obligations under this Agreement.

(b)           Any Member, Manager or Director, and any Affiliate of any Member, Manager or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member, Manager or Director shall have any rights in or to such activities of any other Member, Manager or Director, or any profits derived therefrom.

Section 3.6. Duty of Care.

(a)           The Manager and each Director shall not be liable to the Portfolio or to any of its Members for any loss or damage occasioned by any act or omission in the performance of their services under this Agreement, unless it shall be determined by final judicial decision of court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager or Director constituting willful misfeasance, bad faith, or gross negligence of the duties involved in the conduct of such Manager’s or Director’s office.

(b)           Members not in breach of any obligation hereunder or under any other agreement related to their Interest in the Portfolio shall be liable to the Portfolio, any Member or third parties only as provided under the Delaware Act.

Section 3.7. Indemnification.

(a)           To the fullest extent permitted by law, the Portfolio shall, subject to Section 3.7(b) hereof, indemnify the Manager (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, the Manager and the Manager’s respective executors, heirs, assigns, successors or other legal representatives), its officers and each Director (and his respective executors, heirs, assigns, successors or other legal representatives) (each such Person an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, except to the extent that such loss, claim, damage, liability, cost or expense shall have been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall

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not be construed so as to provide for indemnification of a Director for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)           Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Portfolio in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Portfolio amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under this Section 3.7; provided, that (i) such indemnitee shall provide security for such undertaking, (ii) the Portfolio shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill such undertaking, or (iii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion determines based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Portfolio or its Members by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if:

(i)           approved as in the best interests of the Portfolio by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Portfolio and that such indemnitee is not liable to the Portfolio or its Members by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office, or

(ii)           the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Portfolio or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Portfolio or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In (i) any suit brought by an indemnitee (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Portfolio to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Portfolio shall be entitled to recover such expenses upon a final adjudication that, the indemnitee under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit

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brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Portfolio (or any Member acting derivatively or otherwise on behalf of the Portfolio or its Members).

(e)           An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Portfolio, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Portfolio to purchase and maintain liability insurance on behalf of the Manager, any Director, the Adviser or other person.

Section 3.8. Fees, Expenses and Reimbursement.

(a)           So long as the Administrator provides Administrative Services to the Portfolio, it shall be entitled to receive reasonable and customary fees for such services as well as out-of-pocket expenses as may be agreed to by the Administrator and the Portfolio pursuant to a separate written agreement.
(b)           As consideration for providing advisory services to the Master Portfolio, and for so long as the Manager provides such advisory services to the Master Portfolio, the Manager shall be entitled to receive such compensation as may be agreed to by the Manager and the Portfolio pursuant to the Investment Advisory Agreement as approved by the Board.

(c)           The Board may cause the Portfolio to compensate each Director for his or her services rendered in connection with the Portfolio. In addition, the Directors shall be reimbursed by the Portfolio for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(d)           The Portfolio shall bear all expenses related to its investment program and operations, including, but not limited to, fees and expenses of the Administrator; any interest expense; attorney’s fees and disbursements associated with preparing and updating offering materials and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Portfolio, and expenses related to the annual audit of the Portfolio; record-keeping, custody and escrow fees and expenses; the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members; fees and travel expenses of Directors relating to meetings of the Board and committees thereof; and any extraordinary expenses, including indemnification expenses as provided in this Agreement.

The Offshore Portfolio will bear its allocable portion of the operating expenses of the Master Portfolio and expenses of the Master Portfolio’s investment in the Investment Vehicles. including, but are not limited to, fees paid and expenses reimbursed to Investment Vehicles or Investment Managers (including management fees, performance fees and redemption or withdrawal fees, however titled or structured); all costs and expenses directly related to portfolio transactions and positions for the Master Portfolio’s account such as direct and indirect expenses associated with the Master Portfolio’s investments, including its investments in Investment Vehicles (whether or not consummated), and enforcing the Master Portfolio’s rights in respect of such investments; transfer taxes and premiums; taxes withheld on non-U.S. dividends; fees for data and software providers; research expenses; professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts); service provider fees (including the Administrator and any compliance personnel), if applicable in connection with temporary or cash management investments, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; any interest expense; costs of forming the Master Portfolio and maintaining the existence of each; attorneys’ fees and

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disbursements; fees and disbursements associated with the registration of the Master Portfolio with the Securities and Exchange Commission and preparation of routine and non-routine regulatory filings; registration fees and related expenses under state or foreign securities or other laws; fees and disbursements of any accountants engaged by the Master Portfolio, and expenses related to the annual audit of the Master Portfolio; record-keeping, custody and escrow fees and expenses; the costs of errors and omissions / directors’ and officers’ liability insurance and a fidelity bond; the Management Fee, if any; expenses of meetings of Members and the costs of preparing and mailing reports and other communications to the Master Portfolio’s investors, expenses in connection with the ongoing offering of the Master Portfolio’s interests; fees and travel expenses of directors relating to meetings of the Master Portfolio’s Board of Directors and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Master Portfolio’s transactions; and any extraordinary expenses, including indemnification expenses. The Directors shall have a lien on the assets belonging to Portfolio or the Master Portfolio prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

(e)           Subject to procuring any required regulatory approvals, from time to time the Portfolio may, alone or in conjunction with other accounts for which the Manager, or any of its affiliates, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

(f)           Expenses incurred in connection with the ongoing offering of Interests of the Portfolio will be borne by the Portfolio. In addition, the Portfolio will bear its allocable portion of any expenses incurred by the Master Portfolio in connection with the ongoing offering of the Master Portfolio’s interests.

(g)           Pursuant to the terms of the Investment Advisory Agreement, the Manager may be entitled to receive a management fee for its services.

ARTICLE IV. TERMINATION OF STATUS OF MANAGER AND DIRECTORS, TRANSFERS AND REPURCHASES

Section 4.1. Termination of Status of the Manager.

The status of the Manager shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Portfolio does not enter into a new Investment Advisory Agreement with the Manager, effective as of the date of such termination.

Section 4.2. Termination of Status of a Director.

The status of a Director shall terminate if the Director, pursuant to Delaware law, is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Director may resign, subject to giving 90 days prior written notice to the other Directors if such resignation is likely to affect adversely the tax status of the Portfolio.

Section 4.3. Removal of the Directors.

Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section 4.4. Removal of the Manager.

The Manager may be removed as Manager under this Agreement by the vote or written consent of Members holding a majority of the total number of votes eligible to be cast by all Members.

Section 4.5. Transfer of Interests of Members.

(a)           An Interest of a Member may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency, dissolution or incompetency of such Member or (ii) under

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certain limited circumstances with the written consent of the Manager, pursuant to authority delegated by Board  to the Manager for such purpose (which consent may be withheld in the Manager’s sole discretion).

(b)           The Manager may not consent to a Transfer unless:

(i)           (x) the Manager consults with legal counsel to the Portfolio and counsel confirms that the Transfer will not cause the Portfolio to be treated as a “publicly traded partnership” taxable as a corporation or be subject to any other adverse tax or regulatory treatment and (y) the following conditions are met: ( i) the proposed Transfer is to be  effective as of the first day of any month in which subscriptions for Interests in the Portfolio are otherwise permitted; and (ii) the Transfer is (A) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Member (e.g., Transfers to affiliates, gifts and /or  contributions to family members, family trusts, other interfamily transactions or gifts and/or contributions to qualifying organization or entities), (B) to members of the Transferring Member’s immediate family (siblings, spouse, parents and children), or (C) a distribution from a qualified retirement plan or an individual retirement account; and

(ii)           (x) the person to whom the Interest is Transferred (or each of the person’s beneficial owners if such a person is a “private investment company” as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Manager believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto; (ii) the person to whom the Interest is Transferred is a person whom the Manager believes is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933 or any successor rule thereto and (y) the entire Interest of the Member is Transferred to a single transferee or, in the case of multiple transferees, after the Transfer of a portion of an Interest, the balance of the Capital Account of each transferee and the remaining balance of the Capital Account of the transferor (if any) is each not less than $50,000 or such lesser amount as the Manager may determine in its sole discretion and (z) the person to whom the Interest is Transferred is one of the following: (A) a pension, profit-sharing, or other employee benefit trust that is exempt from taxation under Section 501(a) of the Code by reason of qualification under Section 401 of the Code; (B) an employee benefit plan or other program established pursuant to Sections 403(b), 408(k) or 457 of the Code; (C) a deferred compensation plan established by a corporation, partnership, non-profit entity or state and local government, or government-sponsored program, in each case, which is generally exempt from U.S. federal income tax; (D) a foundation, endowment or other organization that is exempt from taxation under Section 501(c) of the Code (other than an organization exempt under Section 501(c)(1)); (E) an individual retirement account (“IRA”) (including a regular IRA, spousal IRA for non-working spouse, Roth IRA and rollover IRA); or (F) a state college or university; and

(c)           Any transferee that acquires an Interest by operation of law as the result of the death, bankruptcy, insolvency, dissolution or incompetency of a Member, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. Once a Member obtains the approval of the Manager and satisfies the other requirements to transfer its Interests, the Manager shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Portfolio as a Member.

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(d)           In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Manager, which may be withheld in its sole discretion.    Any pledge, transfer, or assignment not made in accordance with this Section 4.5 shall be void.

(e)           The admission of any transferee as a substituted Member will be effective upon the execution and delivery by, or on behalf of, the substituted Member of this Agreement or an instrument that constitutes the execution and delivery of this Agreement.    Each Member and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Portfolio in connection with any Transfer. If a Member Transfers its entire Interest as a Member, it will not cease to be a Member unless and until the transferee is admitted to the Portfolio as a substituted Member in accordance with this Section 4.5.

(f)           Each Member shall indemnify and hold harmless the Portfolio, the Directors, the Manager, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of, or arising from, (i) any Transfer made by such Member in violation of this Section 4.5 and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section 4.6. Repurchase of Interests.

(a)           Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Portfolio for repurchase that Interest or portion thereof. The Board from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Portfolio to repurchase Interests or portions thereof pursuant to written tenders. However, the Portfolio shall not offer to repurchase Interests on more than four occasions during any Taxable Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Portfolio or Members. In determining whether to cause the Portfolio to repurchase Interests pursuant to written tenders, the Board shall consider the recommendation of the Manager, and shall also consider the following factors, among others:

(i)           whether any Members have requested to tender Interests or portions thereof to the Portfolio;

(ii)           the liquidity of the Portfolio’ assets (including fees and costs associated with withdrawing from Investment Vehicles);

(iii)           the investment plans and working capital and reserve requirements of the Portfolio;

(iv)           the relative economies of scale with respect to the size of the Portfolio;

(v)           the history of the Portfolio in repurchasing Interests;

(vi)           the condition of the securities market and the economy generally, as well as political, national or international developments; and

(vii)           the anticipated tax consequences of any proposed repurchases of Interests.

The Board shall cause the Portfolio to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Portfolio and to all Members (including persons holding Interests acquired from Members), as applicable.

(b)           A Member tendering for repurchase only a portion of the Member’s Interest will be required to maintain a Capital Account balance of at least $50,000 after giving effect to the repurchase. If a Member tenders an amount that would cause the Member’s Capital Account balance to fall below the required minimum, the Manager reserves the right to reduce the amount to be repurchased from the

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Member so that the required minimum balance is maintained or to repurchase the Member’s entire Interest in the Portfolio.

(c)           Repurchases pursuant to Portfolio tender offers shall be effective after receipt and acceptance by the Portfolio of all eligible written tenders of Interests from Members and, unless otherwise determined by the Board from time to time, including as a result of changes in applicable law or the interpretation thereof, shall be subject to the following repurchase procedures:

(i) Members choosing to tender an Interest for repurchase must do so by the applicable Repurchase Request Deadline. The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its sole and absolute discretion. The Portfolio will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

(ii) Promptly after the Repurchase Request Deadline, the Portfolio will give to each Member whose Interest has been accepted for repurchase a promissory note (“Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Repurchase Valuation Date, of the repurchased Interest.

(iii) The amount due to any Member whose Interests interest or portion thereof is repurchased will be equal to the value of such Member’s Capital Account or portion thereof, as applicable, as of the Repurchase Valuation Date, after giving effect to all allocations to be made to such Member’s Capital Account as of such date. Generally, the Repurchase Valuation Date will be the last business day of the quarter in which the Repurchase Request Deadline occurs, which will be approximately seventy (70) days after the Repurchase Request Deadline.

(iv) Member tendering their Interest should note that they will remain Members in the Portfolio, with respect to the Interest tendered and accepted for purchase by the Portfolio, through the Repurchase Valuation Date of the offer to repurchase Interests.

(v) The Promissory Note, which will be non-interest bearing, is expected to contain terms providing for payment at two separate times.

(vi) The initial payment in respect of the Promissory Note (“Initial Payment”) will be in an amount equal to at least 90% of the estimated value of the repurchased Interest, determined as of the Repurchase Valuation Date. The Initial Payment will be made as of the later of (i) a period of within thirty (30) days after the Valuation Date, or (ii) if the Master Portfolio has requested withdrawal of its capital from any Investment Vehicles in order to fund the repurchase of the Portfolio’s interests in the Master Portfolio, within ten (10) business days after the Master Portfolio has received at least 90% of the aggregate amount withdrawn by the Master Portfolio from the Investment Vehicles. Such payments shall be reduced by any applicable withholding under Section 5.11, including any withholding on payments made by the Master Portfolio.

(vii) The second and final payment in respect of the Promissory Note (“Post-Audit Payment”) will be in an amount equal to the excess, if any, of (i) the value of the tender amount accepted, determined as of the Repurchase Valuation Date and based upon the results of either (a) the semi-annual unaudited financial statements of the Portfolio for the period in which the Repurchase Valuation Date occurs or (b) the annual audit of the Portfolio’s financial statements for the period in which the Repurchase Valuation Date occurs, over (ii) the Initial Payment. It is anticipated that this process will be completed within sixty (60) days after the end of each semi-annual period and that the Post-Audit Payment will be made promptly thereafter. A Member will continue to receive an allocation of profits and losses until the Member is paid in the entirety.

(d)           The Board may (i) cause the Portfolio to repurchase Interests (or a portion thereof) of a Member or any Person acquiring Interests from or through a Member, such repurchase being

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offered without consent or other action by the Member or other person; or (ii) cause a Member to sell all or a portion of its Interests to another Member or person, such sale to take place without the consent of or other action by the Member, in each case at the most recently calculated net asset value of such Member’s capital account, and for any reason deemed advisable by the Board, including but not limited to situations in which:

(i)           such Interests have been transferred in violation of Section 4.5 hereof, or the Interests (or a portion of the Interests) have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

(ii)           ownership of Interests (or a portion of the Interests) by a Member or other person is likely to cause the Portfolio to be in violation of, or require registration of any Interest under, or subject the Portfolio to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or  may subject the Portfolio or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iii)           continued ownership of Interests by a Member may be harmful or injurious to the business or reputation of the Portfolio, the Board, the Manager or any of its affiliates, or may prevent the Adviser from receiving any fees in respect of the Portfolio or such Member;

(iv)           any of the representations and warranties made by a Member or other person in connection with the acquisition of an Interest was not true when made or has ceased to be true;

(v)           the value of a Member’s Interests is less than an amount that the Board determines to be a minimum investment in the Portfolio, or more than an amount that the Board determines to be a maximum investment in the Portfolio;

(vi)           the family office client agreement between the Manager and the Member has terminated and the Member is no longer a family office client of the Manager;

(vii)           a Member ceases to be (i) a client of the Manager or its affiliates, or (ii) a principal, director, officer, employee of the Manager or its affiliates; or

(viii)           it would be in the best interest of the Portfolio, as determined by the Board in its sole discretion, for the Portfolio to repurchase such Interests or portion thereof or to have such Interests transferred.

(e)           Notwithstanding anything in the foregoing to the contrary, the Board, in its discretion, may pay all or any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests shall be subject to any and all conditions as the Board may impose in its sole discretion.

(f)           The Board may, in its sole discretion, elect to impose charges on Members who submit their Interest for repurchase.

ARTICLE V. CAPITAL

Section 5.1. Contributions to Capital.

(a)           The minimum initial contribution of each Member to the capital of the Portfolio shall be $100,000, subject to the discretion of the Manager to accept initial investments in lesser amounts. The amount of the initial contribution of each Member shall be recorded on the books and records of the Portfolio upon acceptance as a contribution to the capital of the Portfolio. The Directors shall not be entitled to make voluntary contributions of capital to the Portfolio as Directors of the Portfolio, but may make voluntary contributions to the capital of the Portfolio as Members.

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(b)           The Members may make additional contributions to the capital of the Portfolio of at least $50,000(subject to the discretion of the Manager to accept additional contributions in lesser amounts), effective as of such times as the Manager, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Portfolio except to the extent provided in Section 5.7 hereof.

(c)           Except as otherwise permitted by the Board, (i) initial and any additional contributions to the capital of the Portfolio by any Member shall be payable in cash, and (ii) initial and any additional contributions in cash shall be payable in readily available funds.

Section 5.2. Rights of Members to Capital.

No Member shall be entitled to interest on any contribution to the capital of the Portfolio, nor shall any Member be entitled to the return of any capital of the Portfolio except (i) upon the repurchase by the Portfolio of a part or all of such Member’s Interest pursuant to Section 4.6 hereof or (ii) upon the liquidation of the Portfolio’s assets pursuant to Section 6.2 hereof. Except as specified in the Delaware Act, or with respect to distributions or similar disbursements made in error, no Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Portfolio’s property or to compel any sale or appraisal of the Portfolio’s assets.

Section 5.3. Capital Accounts.

(a)           The Portfolio shall maintain a separate Capital Account for each Member.

(b)           Each Member’s Capital Account shall have an initial balance equal to the amount of cash constituting such Member’s initial contribution to the capital of the Portfolio.

(c)           Each Member’s Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of the Portfolio permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member’s Capital Account pursuant to Section 5.4 through Section 5.8 hereof.

(d)           Each Member’s Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Section 4.6, Section 5.10, Section 5.11 or Section 6.2 hereof that are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the Code), plus (ii) any amounts debited against the Member’s Capital Account pursuant to Section 5.4 through Section 5.8 hereof.

(e)           In the event all or a portion of the Interest of a Member is Transferred in accordance with the terms of this Agreement, the Transferee will succeed to the Capital Account of the Transferor to the extent of the Transferred Interest or portion of an Interest.

(f)           No Member will be required to pay the Portfolio or any other Member any deficit in such Member’s Capital Account upon dissolution of the Portfolio or otherwise.

Section 5.4. Allocation of Net Profits and Net Losses.

As of the last day of each Fiscal Period, any Net Profits or Net Losses for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

Section 5.5. Allocation of Insurance Premiums and Proceeds.

(a)           Any premiums payable by the Portfolio, and the Portfolio’s share of any premiums payable by the Master Portfolio, for insurance purchased pursuant to Section 3.8(d) and Section 3.8(e) above shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each

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Member who is a member of the Portfolio during such Fiscal Period in accordance with such Member’s Investment Percentage for such Fiscal Period.

(b)           Proceeds, if any, to which the Portfolio may become entitled, and the Portfolio’s share of proceeds, if any, to which the Master Portfolio may become entitled, pursuant to such insurance shall be allocated among and credited to the Capital Accounts of each Member who is a member of the Portfolio during the Fiscal Period in which the event that gives rise to recovery of proceeds occurs in accordance with such Member’s Investment Percentage for such Fiscal Period.

Section 5.6. Allocation of Certain Expenditures.

Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Portfolio, to the extent determined by the Board to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Portfolio.

Section 5.7. Reserves.

(a)           Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Manager or the Board. Such reserves will be in the amounts that the Board, in its sole discretion, deems necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as the Board, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, except that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, then the amount of the reserve, increase or decrease may instead be charged or credited to those parties who were Members at the time, as determined by the Board in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

(b)           If at any time an amount is paid or received by the Portfolio or by the Master Portfolio and allocated to the Portfolio (other than contributions to the capital of the Portfolio or the Master Portfolio, distributions or repurchases of Interests (or interests in the Master Portfolio) or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Portfolio’s accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

Section 5.8. Allocation of Organizational Expenses.

The Manager will allocate among the Members a monthly expense to reimburse the Manager for the Portfolio’s organizational expenses and initial offering costs.

Section 5.9. Tax Allocations.

(a)           For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.9 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset”

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requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d). The Manager shall make all allocations taking into account the Members’ Capital Accounts on the first day of the fiscal year and distributive shares of Net Profit, Net Loss and special allocations for such year, any entry of new Members, any Distributions by the Portfolio, and the difference between income for tax purposes and profitability for Portfolio purposes so as to, as closely as reasonably possible, have the tax allocations correspond to the allocations made for “book purposes” under this Agreement. In the sole discretion of the Manager, the Portfolio may aggregate realized gains and losses for this purpose in any manner permitted by Treas. Reg. § 1.704-3.

(b)           In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the Portfolio shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Portfolio for federal income tax purposes and the fair market value of such property credited to the Capital Account of the contributing Member. In the event that the fair market value of Portfolio property varies from the Portfolio’s adjusted tax basis at the time of admission of a new Member, withdrawal of a Member, or contribution of additional Capital, subsequent tax allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and such fair market value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(c)           If any Member shall partially or completely withdraw from the Portfolio under any provision of this Agreement as of the end of an Fiscal Period (including by reason of death or due to repurchase by the Portfolio), and if such Member’s Capital Account as of the end of that Fiscal Period (after taking into account any allocations and other adjustments under this agreement, other than the withdrawal itself, through the end of such Fiscal Period) differs from its adjusted income tax basis in its withdrawn portion of the Capital Account in the Portfolio, then, for income tax purposes, the Manager shall have the discretion to make a supplemental allocation of the Portfolio’s items of taxable income and gain (if such Capital Account exceeds tax basis) or loss and deduction (if tax basis exceeds such Capital Account) for such Fiscal Period to the withdrawing Member in an amount not to exceed the amount necessary to equalize such Capital Account and income tax basis immediately after such allocation but before the withdrawal or otherwise reduce any discrepancy between amounts previously allocated to such Member’s Capital Account and amounts previously allocated to such Member for federal income tax purposes.

Section 5.10. Distributions.

The Board, in its sole discretion, may authorize the Portfolio to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members Investment Percentages. Notwithstanding the foregoing or any other provision contained in this Agreement, the Portfolio, and the Board, shall not be required to make a distribution to a Member in respect of its Interests if such distribution would violate the Delaware Act or other applicable law.

Section 5.11. Withholding.

(a)           The Board shall withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes due under applicable law with respect to any Member to the extent required by the Code or any other applicable law. Such withholding shall, to the extent necessary, apply with respect to distributions made to a Member (including distributions pursuant to a repurchase offer) and/or with respect to items of income allocable to such Member.

(b)           For purposes of this Agreement, any taxes so withheld by the Portfolio, or withheld by any other person, with respect to any Member shall be deemed to be a distribution or payment to such Member pursuant to this Agreement, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Members Interest shall pay to the Portfolio as a contribution to the capital of the Portfolio, upon demand of the

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Board, the amount of such excess. Any excess withholding with respect to a Member shall be credited to such Member’s Capital Account or refunded to such Member.

(c)           The Board shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Portfolio and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

ARTICLE VI. DISSOLUTION AND LIQUIDATION

Section 6.1. Dissolution.

The Portfolio shall be dissolved:

(a)           upon the affirmative vote to dissolve the Portfolio by: (i) the Board or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

(b)           upon the failure of the Members to elect a successor Director at a meeting called by Manager in accordance with Section 2.6 hereof when no Director remains to continue the business of the Portfolio; or

(c)           as required by operation of law.

Dissolution of the Portfolio shall be effective on the later of the day on which the event giving rise to the dissolution shall occur, but the Portfolio shall not terminate until the assets of the Portfolio have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

Section 6.2. Liquidation of Assets.

(a)           Upon the dissolution of the Portfolio as provided in Section 6.1 hereof, the Board shall promptly appoint the Board or Manager as the liquidator and the Board or Manager shall liquidate the business and administrative affairs of the Portfolio, except that if the Board does not appoint the Manager as the liquidator or the Board is unable to perform this function, another liquidator will be elected by the Board. Net Profits and Net Losses during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or other liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

(i)           the debts, liabilities and obligations of the Portfolio, other than debts to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Portfolio’s assets to the Members has been completed, shall first be paid on a proportionate basis;

(ii)           such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a proportionate basis; and

(iii)           the Members shall next be paid on a proportionate basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be

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made to such Members Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2.

(b)           Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Portfolio, the Board or other liquidator may distribute ratably in kind any assets of the Portfolio; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profits or Net Losses for the Fiscal Period ending on the date of such distribution.

ARTICLE VII. ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

Section 7.1. Accounting and Reports.

(a)           The Portfolio shall adopt for tax accounting purposes any accounting method permitted by the Code and the Treasury Regulations thereunder that the Board shall decide in its sole discretion is in the best interests of the Portfolio. The Portfolio’s accounts shall be maintained in U.S. currency.

(b)           After the end of each Taxable Year, the Portfolio shall furnish to each Member such information regarding the operation of the Portfolio and such Members Interest as is necessary for Members to complete U.S. federal and state income tax or information returns and any other tax information required by U.S. federal and state law.

(c)           Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1 is being made, the Portfolio shall furnish to each Member an unaudited semi-annual report and an audited annual report containing the information required by such Act. The Portfolio shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Portfolio may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

Section 7.2. Determinations by the Board of Directors.

(a)           All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

(b)           The Board may make such adjustments to the computation of Net Profits or Net Losses, and the allocation thereof to a Members Capital Account, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Portfolio and the intended allocation thereof among the Members.

Section 7.3. Valuation of Assets.

(a)           Valuation of Securities, Investment Vehicles and other assets shall be made by the Board in accordance with the requirements of the 1940 Act and the valuation procedures adopted by the Board.

(b)           The value of Securities, Investment Vehicles and other assets of the Portfolio and the net worth of the Portfolio as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

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ARTICLE VIII. MISCELLANEOUS PROVISIONS

Section 8.1. Amendment of Limited Liability Company Agreement.

(a)           Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board (including the vote of a majority of the Independent Directors, if required by the 1940 Act) without the Members approval; and (ii) the approval of the Board and the Members if required by the 1940 Act or as stated below in Section 8.1(b).

(b)           Any amendment that would:

(i)           increase the obligation of a Member to make any contribution to the capital of the Portfolio;

(ii)           reduce the Capital Account of a Member other than in accordance with Article V; or

(iii)           modify the events causing the dissolution of the Portfolio;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender its entire Interest for repurchase by the Portfolio.

(c)           The power of the Board to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 8.1 shall specifically include the power to:

(i)           restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;
(ii)           amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

(iii)           amend this Agreement to make such changes as may be necessary or advisable to ensure that the Portfolio will not be treated as an association or a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code for U.S. federal income tax purposes.

(d)           The Board shall cause written notice to be given of any amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text of the amendment thereof will be furnished to any Member upon request.

Section 8.2. Special Power of Attorney.

(a)           Each Member hereby irrevocably makes, constitutes and appoints each Director, acting severally, and any liquidator of the Portfolio’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(i)           any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

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(ii)           any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Portfolio; and

(iii)           all such other instruments, documents and certificates that, in the opinion of legal counsel to the Portfolio, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Portfolio shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Portfolio as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Portfolio without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Portfolio is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Portfolio.

(c)           This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Directors and as such:

(i)           shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Portfolio or Board shall have had notice thereof; and

(ii)           shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member’s Interest, except that where the transferee thereof has been approved by the Board for admission to the Portfolio as a substituted Member or upon the withdrawal of a Member from the Portfolio pursuant to a periodic tender, this power-of-attorney given by the transferor shall survive the delivery of such assignment or withdrawal for the sole purpose of enabling the Board to execute, acknowledge and file any instrument necessary to effect such substitution or withdrawal.

Section 8.3. Notices.

Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board or the Manager, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Portfolio. Notices shall be deemed to have been provided, when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section 8.4. Agreement Binding Upon Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

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Section 8.5. Applicability of 1940 Act and Form N-2.

The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Portfolio’s business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to, and interpreted in a manner consistent with the applicable provisions of, the 1940 Act and the Form N-2.

Section 8.6. Choice of Law; Arbitration.

(a)           Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

(b)           To the extent such action is consistent with the provisions of the 1940 Act and any other applicable law, except as provided in Section 8.11(b) of this Agreement, each Member agrees to submit all controversies arising between or among Members or one or more Members and the Portfolio in connection with the Portfolio or its businesses or concerning any transaction, dispute or the construction, performance or breach of this Agreement or any other agreement relating to the Portfolio, whether entered into prior to, on or subsequent to the date of this Agreement, to arbitration in accordance with the provisions set out in this Section 8.6. EACH MEMBER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE MEMBERS AND THAT THE MEMBERS IN EXECUTING THIS AGREEMENT ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

(c)           Controversies will be finally settled by, and only by, arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) to the fullest extent permitted by law. The place of arbitration will be New York, New York. Any arbitration under this Section 8.6 will be conducted before a panel of three arbitrators. The Member or Members initiating arbitration under this Section 8.6 will appoint one arbitrator in the demand for arbitration. The Member or Members against whom or which arbitration is sought will jointly appoint one arbitrator within 30 business days after notice from the AAA of the filing of the demand for arbitration. The two arbitrators nominated by the Members will attempt to agree on a third arbitrator within 30 business days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the third arbitrator within the 30-day period, then the AAA will appoint the third arbitrator within 30 business days following the expiration of the 30-day period. Any award rendered by the arbitrators will be final and binding on the Members, and judgment upon the award may be entered in the supreme court of the state of New York and/or the U.S. District Court for the Southern District of New York, or any other court having jurisdiction over the award or having jurisdiction over the Members or their assets. The arbitration agreement contained in this Section 8.6 will not be construed to deprive any court of its jurisdiction to grant provisional relief (including by injunction or order of attachment) in aid of arbitration proceedings or enforcement of an award. In the event of arbitration as provided in this Section 8.6, the arbitrators will be governed by and will apply the substantive (but not procedural) law of Delaware, to the exclusion of the principles of the conflicts of law of Delaware. The arbitration will be conducted in accordance with the procedures set out in the commercial arbitration rules of the AAA. If those rules are silent with respect to a particular matter, the procedure will be as agreed by the Members, or in the absence of agreement among or between the Members, as established by the arbitrators. Notwithstanding any other provision of this Agreement, this Section 8.6(c) will be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. (S) 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it is determined by a court of competent jurisdiction that any provision or wording of this Section 8.6(c), including any rules of the AAA, are invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity will not invalidate all of this Section 8.6(c). In that case, this Section 8.6(c) will be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or

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provision cannot be so limited, this Section 8.6(c) will be construed to omit such invalid or unenforceable provision.

Section 8.7. Not for Benefit of Creditors.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors, the Manager and the Portfolio. This Agreement is not intended for the benefit of non-member creditors and no rights are granted to non-Member creditors under this Agreement.

Section 8.8. Consents.

Any and all consents, agreements or approvals provided for or permitted by this Agreement (including minutes of any meeting) shall be in writing and a signed copy thereof shall be filed and kept with the books of the Portfolio.

Section 8.9. Merger and Consolidation.

(a)           The Portfolio may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation or may sell, lease or exchange all or substantially all of the Portfolio property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Board. Unless otherwise required by applicable law, the Board alone may approve, and Member approval shall not be required for, any merger or consolidation of the Portfolio or any sale, lease or exchange of Portfolio property, if such action would not have the effect of (i) increasing the obligation of a Member to make any contribution to the capital of the Portfolio, (ii) reducing the Capital Account of a Member other than in accordance with Article V hereof, or (iii) modifying the events causing the dissolution of the Portfolio.

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved by the Board, to the extent permitted by Section 18-209(f) of the Delaware Act, may (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Portfolio if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

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Section 8.10. Pronouns.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

Section 8.11. Confidentiality.

(a)           A Member may obtain from the Portfolio such information regarding the affairs of the Portfolio as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board.

(b)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, “Confidential Information”) without the prior written consent of the Board, which consent may be withheld in its sole discretion.

(c)           Each Member recognizes that in the event that this Section 8.11 is breached by the any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Portfolio. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Portfolio may be entitled, such Members and the Portfolio shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Portfolio determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

Section 8.12. Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

Section 8.13. Filing of Returns.

The Board or its designated agent shall prepare and file, or cause the accountants of the Portfolio to prepare and file, a U.S. federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each Taxable Year of the Portfolio.

Section 8.14. Tax Matters Partner.

(a)           The Manager shall be designated on the Portfolio’s annual federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Portfolio for purposes of Section 6231(a) (7) of the Code. In the event the Manager cannot act as Tax Matters Partner, another Member shall be so designated. Should any Member other than the Manager be designated as the Tax Matters Partner for the Portfolio pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to the Manager all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints the Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear

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to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the Manager’s judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Portfolio under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Portfolio from any and all liabilities and obligations that arise from or by reason of such designation.

(b)           Each person (for purposes of this Section 8.14(b), called a “Pass-Thru Partner”) that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Portfolio holding such interests through such Pass-Thru Partner. In the event the Portfolio shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Portfolio is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Portfolio and each Member thereof. All expenses incurred by the Portfolio or the Tax Matters Partner in connection with any such audit, investigation, settlement or review shall be borne by the Portfolio.

Section 8.15. Section 754 Election; Mandatory Basis Adjustments; Partner Information.

(a)           In the event of a distribution of Portfolio property to a Member or an assignment or other Transfer (including by reason of death) of all or part of the Interest of a Member in the Portfolio, at the request of a Member, the Manager, in its discretion, may cause the Portfolio to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Portfolio property as provided by Sections 734 and 743 of the Code.

(b)           In connection with a repurchase of a Member’s Interest or a distribution to a Member, such Member shall, at the request of the Manager, provide the Portfolio with any information necessary to enable the Manager to determine the adjusted U.S. federal income tax basis of such Member’s Interest immediately prior to such repurchase or distribution. Each Member agrees to provide to the Portfolio any other information as may be required for the Portfolio to comply with any tax accounting and reporting obligations.

(c)           In connection with any Transfer of an Interest, the transferee shall provide the Portfolio, within 30 days after such Transfer (or in the case of a transferee that acquires an Interest in the Portfolio on the death of a Member, within one year of such death), with the written notice described in Section 3 of Notice 2005-32, 2005-16 I.R.B. 895(or any successor regulation or administrative pronouncement).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGER:

GENSPRING FAMILY OFFICES, LLC

By:
Name:
Title:

MEMBERS:

Each person who shall sign the Portfolio’s investor application or certification and who shall be accepted by the Board to the Portfolio as a Member.
Dated as of                                , 2009

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Appendix B

INVESTOR QUALIFICATIONS

Interests in the Portfolio are offered only to certain Eligible Investors. In order to be eligible to purchase an Interest in the Portfolio, a prospective investor must be:

(1) an “accredited investor” for purposes of Regulation D under the Securities Act; and

(2) a “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended; and

(3) one of the following: (1) a pension, profit-sharing, or other employee benefit trust that is exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of qualification under Section 401 of the Code;(2) an employee benefit plan or other program established pursuant to Sections 403(b), 408(k) or 457 of the Code;(3) a deferred compensation plan established by a corporation, partnership, non-profit entity or state and local government, or government-sponsored program, in each case, which is generally exempt from U.S. federal income tax;(4) a foundation, endowment or other organization that is exempt from taxation under Section 501(c) of the Code (other than an organization exempt under Section 501(c)(1));(5) an IRA (including regular IRA, spousal IRA for non-working spouse, Roth IRA and rollover IRA); or (6) a state college or university.

Accredited Investor

The following persons are “accredited investors” for purposes of Regulation D under the Securities Act:

(a) a natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the current year;

(b) a natural person who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000;

(c) a director, executive officer, or manager of the Portfolio or a director, executive officer or manager of the manager of the Adviser;

(d) a trust (e.g., personal trust)  (i) with total assets in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Portfolio, and (iii) the person responsible for directing the investment of assets of the trust in the Portfolio has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Portfolio;

(e) an entity with total assets in excess of $5,000,000 which was not formed for the specific purpose of investing in the Portfolio and which is one of the following: (i) a corporation; or (ii) a partnership; or (iii) a limited liability company; or (iv) a Massachusetts or similar business trust; or (v) an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(f) licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,”( as defined in Section 3(a)(2) of the Securities Act), a “savings and loan association,”(or other institution as described in Section 3(a)(5)(A) of the Securities Act) or an “insurance company”(as defined in Section 2(13) of the Securities Act), or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

(g) registered with the U.S. Securities and Exchange Commission as a broker or dealer under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act:

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(h) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

(i) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

(j) an employee benefit plan (other than a participant-directed plan), established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, with total assets in excess of $5,000,000 or an employee benefit plan in which the investment decisions are made by a plan fiduciary as defined under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is either a bank, savings and loan association, insurance company or a registered investment adviser; or

(k) an entity in which all of the equity owners are persons described above.

Qualified Client

The following persons are “qualified clients” under Rule 205-3 under the Advisers Act:

(a) a natural person or entity who immediately after an initial investment in the Fund, has at least $750,000 under management by the Adviser;

(b) a natural person who or an entity that has a net worth (or, in the case of a natural person, joint net worth with his or her spouse) in excess of $1,500,000;

(c) a natural person who (alone or together with his or her spouse) owns at least $5,000,000 in investments;

(d) a company that owns at least $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

(e) a trust that is not covered by clause (d) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other persons authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (c), (d) or (6);

(f) a person (including a company), acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments;

(g) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act (as that term is modified by the limitations imposed thereon by Rule 2a51-1(g)(1) under the Investment Company Act);

(h) a company regardless of the amount of its investments, each of the beneficial owners of the securities of which is a person described in clause (c), (d), (e), (f) or (g); or

(i) a natural person who immediately prior to an initial investment in the Portfolio is: (1) an executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Adviser; or (2) an employee of the Adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of the Adviser, provided that such employee has been performing such functions and duties for or on behalf of the Adviser, or substantially similar functions or duties for or on behalf of another company for at least twelve (12) months.

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PART C:
OTHER INFORMATION

GROWTH CAPITAL TEI PORTFOLIO, LLC (the “Portfolio”)

Item 25. Financial Statements and Exhibits

(1)           Not applicable.

(2)           Exhibits:

(a)(1)      Certificate of Formation of Limited Liability Company.*

(a)(2)      Form of Limited Liability Company Agreement.*

(b)           Not applicable.

(c)           Not applicable.

(d)           Refer to Exhibit (2)(a).

(e)           Not applicable.

(f)           Not applicable.

(g)	Form of Investment Advisory Agreement between the Portfolio, Growth Capital Portfolio, LLC and Growth Capital Master Portfolio, LLC and GenSpring Family Offices, LLC.*

(h)           Not applicable.

(i)            Not applicable.

(j)(1)        Form of Global Custodial Services Agreement between the Portfolio and Citibank, N.A.*

(j)(2)	Form of Amendment to Global Custodial Services Agreement between the Portfolio and Citibank, N.A.*

(k)(1)	Form of Services Agreement between the Portfolio, Growth Capital Portfolio, LLC and Growth Capital Master Portfolio, LLC and Citi Fund Services Ohio, Inc.*

(k)(2)	Form of Compliance Services Agreement between the Portfolio, Growth Capital Portfolio, LLC and Growth Capital Master Portfolio, LLC and Citi Fund Services Ohio, Inc.*

(l)           Not applicable.

(m)         Not applicable.

(n)(1)      Consent of Dechert LLP*

(o)           Not applicable.

(p)           Not applicable.

(q)           Not applicable.

(r)(1)	Rule 17j-1 Code of Ethics of the Portfolio, Growth Capital Portfolio, LLC and Growth Capital Master Portfolio, LLC*

(r)(2)           Rule 17j-1 Code of Ethics of GenSpring Family Offices, LLC*

* As filed in the initial registration statement on May 29, 2009, and incorporated by reference herein

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Item 26. Marketing Arrangements

Not Applicable.

Item 27. Other Expenses of Issuance and Distribution

Not Applicable.

Item 28. Persons Controlled by or Under Common Control With Registrant

The Registrant is the managing member of, and therefore controls, Growth Capital Cayman Portfolio LDC.

The following entities may be considered to be under common control with the Registrant at the time of this filing: Growth Capital Portfolio, LLC; and Growth Capital Master Portfolio, LLC. Each of these entities has a Board of Directors that is identical in composition to the Board of Directors of the other entity and the Registrant.

Item 29. Number of Holders of Securities

As of September 30, 2009, the number of record holders of interest in the Registrant was 24.

Item 30. Indemnification

ARTICLE III, Section 3.7 of the Portfolio’s form of Limited Liability Company Agreement states as follows:

(a)           To the fullest extent permitted by law, the Portfolio shall, subject to Section 3.7(b) hereof, indemnify the Manager (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, the Manager and the Manager’s respective executors, heirs, assigns, successors or other legal representatives), its officers and each Director (and his respective executors, heirs, assigns, successors or other legal representatives) (each such person an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, except to the extent that such loss, claim, damage, liability, cost or expense shall have been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Director for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)           Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Portfolio in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Portfolio amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under this Section 3.7; provided, that (i) such indemnitee shall provide security for such undertaking, (ii) the Portfolio shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill such undertaking, or (iii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion determines based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

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(c)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Portfolio or its Members by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if:

(i)           approved as in the best interests of the Portfolio by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Portfolio and that such indemnitee is not liable to the Portfolio or its Members by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office, or

(ii)           the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Portfolio or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Portfolio or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In (i) any suit brought by an indemnitee (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Portfolio to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Portfolio shall be entitled to recover such expenses upon a final adjudication that, the indemnitee under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Portfolio (or any Member acting derivatively or otherwise on behalf of the Portfolio or its Members).

(e)           An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Portfolio, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Portfolio to purchase and maintain liability insurance on behalf of the Manager, any Director, the Adviser or other person.

Item 31. Business and Other Connections of Investment Adviser

Information as to the members of the board and officers of GenSpring Family Offices, LLC, the Registrant’s investment adviser (“Adviser”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the members of the board and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-56752) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

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Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant and its Adviser, (2) the Registrant’s Custodian, and (3) the Registrant’s Administrator. The address of each is as follows:

1.	The Portfolio and GenSpring Family Offices, LLC

3801 PGA Blvd., Suite 555

Palm Beach Gardens, FL 33410

2.	Citibank, N.A.

388 Greenwich Street

New York, NY 10013

3.	Citi Fund Services Ohio, Inc.

Citi Fund Services Ohio, Inc.

3435 Stelzer Road

Columbus, OH 43219

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens in the State of Florida on the 16th day of November, 2009.

GROWTH CAPITAL TEI PORTFOLIO, LLC

By: /s/	Ginny R. Neal
Name:	Ginny R. Neal
Title:	Secretary